Effective Date: 30 June 2026
Report Date: 31 August 2026
HARMONY GOLD MINING COMPANY LIMITED
Technical Report Summary of the
Eva Copper Project
North West Queensland, Australia
Effective date: 30 June 2026
i
Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

IMPORTANT NOTICE
This Technical Report Summary ("TRS") has been prepared for Harmony Gold Mining Company Limited ("Harmony") in support of disclosure and filing requirements with the United States Securities and Exchange Commission ("SEC") under Subpart 1300 of
Regulation S-K and Section 229.601(b)(96) of Regulation S-K. The quality of information, estimates, and conclusions contained in this TRS apply as of the effective date of this TRS. Subsequent events that may have occurred since that date may have resulted in material changes to such information, estimates and conclusions in this summary.

Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Qualified Person Consent and Sign-off
I have read and understood the requirements of:
•the South African Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves (the
"SAMREC Code, 2016 edition")
•the Harmony Guidelines on the Reporting of Exploration Results, Mineral Resources and Mineral Reserves
•Subpart 1300 (17 CFR 229.1300) of Regulation S-K, Disclosure by Registrants Engaged in Mining Operations
("Regulation S-K 1300")
I am a Competent Person as defined by the SAMREC Code, 2016 edition and the Qualified Person (“QP”) under
Regulation S-K 1300, having more than five years` experience that is relevant to the style of mineralisation and type of deposit described in this TRS, and to all activities for which I am accepting responsibility.
I am a member (Fellow) of the Australasian Institute of Mining and Metallurgy (AusIMM) and my registration is as follows:
Greg Job
Executive General Manager - Growth and Resource Development
FAusIMM No. 111561
I have reviewed the tables,  graphs and other information included for the Eva Copper Project Mineral Resource which will be used in the 2026 Harmony Gold Mining Company Limited Mineral Resource and Mineral Reserve Report to
which this Consent Statement applies.
I acknowledge responsibility for all the Sections of this TRS and as the QP I relied on information provided by various subject experts.
At the effective date of this TRS, to the best of my knowledge, information and belief, this TRS contains all scientific and technical information that is required to be disclosed to make this TRS not misleading.
/s/ Greg Job
____________________________________
Mr Greg Job
BSc. MSc (Min Econ)
FAusIMM
Executive General Manager - Growth & Resource
Development
Harmony Gold (Australia) Pty Limited
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Contents

1Executive Summary .......................................................................................................................................	1
2Introduction ..................................................................................................................................................	14
2.2Effective Date .................................................................................................................................	14
2.3Abbreviations and Units of Measure .............................................................................................	14
2.4QPs Opinion ....................................................................................................................................	14
3Property description .....................................................................................................................................	15
3.1Location ..........................................................................................................................................	15
3.2Land Use and Mining Tenure .........................................................................................................	15
3.3Mining Leases .................................................................................................................................	15
3.4Exploration Permits for Minerals ...................................................................................................	16
3.5Freehold Land .................................................................................................................................	18
3.5.1Lot 37 (Agreement Numbers 355, 526, 1069, and 1070) ................................................	19
3.5.2Lot 28 (Agreement Numbers 355, 1069, and 1070) ........................................................	19
3.6Royalties .........................................................................................................................................	19
3.7Encumbrances ................................................................................................................................	19
4Accessibility, climate, local resources, infrastructure, and physiography. ...................................................	20
4.1Accessibility and Infrastructure ......................................................................................................	20
4.2Climate and Surface Water ............................................................................................................	20
4.3Landforms and Vegetation .............................................................................................................	21
4.4Local Mining Industry .....................................................................................................................	21
5History ...........................................................................................................................................................	23
5.1Prior Ownership and Changes ........................................................................................................	23
5.2Mineral Resource Estimates History ..............................................................................................	24
5.2.1Little Eva Deposit .............................................................................................................	24
5.2.2Turkey Creek Deposit .......................................................................................................	26
5.2.3Bedford Deposit ...............................................................................................................	26
5.2.4Lady Clayre Deposit .........................................................................................................	27
5.2.5Ivy Ann Deposit ................................................................................................................	28
5.2.6Blackard Deposit ..............................................................................................................	29
5.2.7Scanlan Deposit ...............................................................................................................	30
5.2.8Legend Deposit ................................................................................................................	30
5.2.9Great Southern Deposit ...................................................................................................	30
6Geological setting, Mineralisation, and Deposit ...........................................................................................	31
6.1Regional Geology ............................................................................................................................	31
6.1.1Regional Stratigraphy ......................................................................................................	33
6.1.2Regional Deformation ......................................................................................................	33
6.2Project Geology ..............................................................................................................................	34
6.2.1Little Eva Deposit Geology ...............................................................................................	37
6.2.2Turkey Creek ....................................................................................................................	42
6.2.3Native Copper deposits ...................................................................................................	44
6.2.4Lady Clayre .......................................................................................................................	51
6.2.5Ivy Ann .............................................................................................................................	53
6.2.6Bedford ............................................................................................................................	55
6.3Deposit Types .................................................................................................................................	58
6.3.1Copper-Gold Deposits ......................................................................................................	58
6.3.2Copper-Only Deposits ......................................................................................................	59
7Exploration ....................................................................................................................................................	60
7.1Drilling ............................................................................................................................................	62
7.1.1Drill Hole Data Description ..............................................................................................	62
7.1.1.1Little Eva ............................................................................................................	62
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

7.1.1.2Turkey Creek .....................................................................................................	65
7.1.1.3Blackard - Legend .............................................................................................	67
7.1.1.4Scanlan ..............................................................................................................	69
7.1.1.5Bedford .............................................................................................................	71
7.1.1.6Ivy Ann ..............................................................................................................	74
7.1.1.7Lady Clayre ........................................................................................................	76
7.1.1.1Great Southern .................................................................................................	78
7.1.2Drill Hole Collar Survey Control .......................................................................................	79
7.1.2.1Little Eva ............................................................................................................	79
7.1.2.2Turkey Creek .....................................................................................................	79
7.1.2.3Blackard .............................................................................................................	79
7.1.2.4Scanlan ..............................................................................................................	79
7.1.2.5Bedford .............................................................................................................	79
7.1.2.6Ivy Ann ..............................................................................................................	79
7.1.2.7Lady Clayre ........................................................................................................	80
7.1.3Downhole Surveys ...........................................................................................................	80
7.1.3.1Little Eva ............................................................................................................	80
7.1.3.2Turkey Creek .....................................................................................................	80
7.1.3.3Blackard, Scanlan and Bedford .........................................................................	80
7.1.3.4Ivy Ann ..............................................................................................................	81
7.1.3.5Lady Clayre ........................................................................................................	81
7.1.3.6Legend and Great Southern ..............................................................................	81
7.1.4Drill Hole Logging .............................................................................................................	81
7.1.4.1Little Eva ............................................................................................................	81
7.1.4.2Turkey Creek, Blackard, Scanlan, Legend, Great Southern and Bedford .........	82
7.1.4.3Ivy Ann ..............................................................................................................	82
7.1.4.4Lady Clayre ........................................................................................................	82
7.1.5Core and RC Sampling Methods ......................................................................................	82
8Sample Preparation, Analysis and Security ...................................................................................................	83
8.1Little Eva .........................................................................................................................................	83
8.1.1URL 2002 programme ......................................................................................................	83
8.1.2URL 2003–2006 programme ............................................................................................	83
8.1.3URL 2007 programme ......................................................................................................	83
8.1.4Altona 2011 programme .................................................................................................	84
8.1.5Altona-Sichuan Railway Investment Group 2015 programme ........................................	84
8.1.6CMMC 2018 to 2022 ........................................................................................................	84
8.1.7Harmony Work 2023 to present ......................................................................................	84
8.1.8Quality Control Procedures .............................................................................................	84
8.2Turkey Creek ...................................................................................................................................	85
8.3Blackard, Scanlan, Legend and Great Southern ............................................................................	85
8.4Bedford ...........................................................................................................................................	86
8.5Ivy Ann ............................................................................................................................................	87
8.6Lady Clayre .....................................................................................................................................	87
8.7Security ...........................................................................................................................................	87
9Data verification ............................................................................................................................................	88
10Mineral Processing and Metallurgical testing ...............................................................................................	89
10.1Introduction ....................................................................................................................................	89
10.2Mineralogy......................................................................................................................................	90
11Mineral Resource Estimates .........................................................................................................................	91
11.1Introduction ....................................................................................................................................	91
11.2Resource Estimation Procedures ...................................................................................................	91
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

11.3Geological and Mineralisation Models and Domains ....................................................................	91
11.3.1Little Eva ..........................................................................................................................	92
11.3.2Turkey Creek ....................................................................................................................	92
11.3.3Native Copper deposits ...................................................................................................	92
11.3.4Ivy Ann .............................................................................................................................	93
11.3.5Lady Clayre .......................................................................................................................	93
11.3.6Bedford ............................................................................................................................	93
11.3.7Block Models ....................................................................................................................	94
11.4Database and Statistical Analysis ...................................................................................................	96
11.4.1Drill Hole Database ..........................................................................................................	96
11.4.2Deposit Assay Data Statistics ...........................................................................................	100
11.4.2.1Little Eva Deposit ..............................................................................................	102
11.4.2.2Blackard Deposit ...............................................................................................	106
11.4.2.3Scanlan Deposit .................................................................................................	108
11.4.3Data Conditioning and Assay Composites .......................................................................	109
11.5Bulk Density ....................................................................................................................................	114
11.6Variography ....................................................................................................................................	116
11.7Grade Interpolation ........................................................................................................................	124
11.8Classification and Mineral Resource Statement ............................................................................	138
11.9Resource Verification .....................................................................................................................	140
12Mineral Reserve Estimates ............................................................................................................................	146
12.1Modifying Factors ...........................................................................................................................	146
12.2Mining factors ................................................................................................................................	147
12.3Economic Factors ...........................................................................................................................	147
12.4Cut-off grade ..................................................................................................................................	147
12.5Metallurgical factors ......................................................................................................................	147
12.6Infrastructure factors ....................................................................................................................	147
12.7Economic factors ...........................................................................................................................	147
12.8Marketing factors ..........................................................................................................................	148
12.9Legal, tenure and governmental factors .......................................................................................	148
12.10Environmental and social factors ..................................................................................................	148
12.11Taxation factors .............................................................................................................................	148
12.12Confidence in the modifying factors and classification ................................................................	148
12.13Reserve Estimate ............................................................................................................................	149
13Mining Methods ............................................................................................................................................	149
13.1Overview and Rationale for Mining Method Selection .................................................................	149
13.2Method ..........................................................................................................................................	150
13.3Design Parameters and Mine Layout .............................................................................................	150
13.4Equipment Fleet and Preproduction Development .......................................................................	151
13.5Production Rate and Life-of-Mine Schedule ..................................................................................	153
13.5.1Plant Feed by Source ......................................................................................................	153
13.5.2Indicative LOM Production Schedule .............................................................................	153
13.5.3 Transition Milestones ........................................................................................................	154
13.6Grade Control, Reconciliation and Ore Delineation ......................................................................	154
13.6.1Grade Control Method ...................................................................................................	154
13.6.2Cut-off Grade Framework ...............................................................................................	154
13.7Mining Dilution and Ore Loss .......................................................................................................	154
13.7.1Methodology ..................................................................................................................	154
13.8Blasting, Drilling and Ancillary Mining Operations ......................................................................	155
13.9Key Mining Risks to the Reserve ....................................................................................................	155
13.10QP Statement — Mining Methods ................................................................................................	156
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

14Processing and Recovery Methods ...............................................................................................................	156
14.1Metallurgical Recovery Performance .............................................................................................	156
15Infrastructure ................................................................................................................................................	157
15.1Tailings Storage Facility ..................................................................................................................	157
15.2Power ..............................................................................................................................................	157
15.3Water ..............................................................................................................................................	158
15.4Accommodation, Roads and Other Infrastructure .........................................................................	158
16Market Studies ..............................................................................................................................................	158
17Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals or Groups ..........................................................................................................................................................	159
18Capital and Operating Costs ..........................................................................................................................	160
18.1Operating Cost Estimate .................................................................................................................	160
18.2Operating cost summary ................................................................................................................	160
18.3Fixed and variable costs ................................................................................................................	161
18.4Mining operating costs ...................................................................................................................	161
18.5Processing operating costs ............................................................................................................	162
18.6General and administration costs .................................................................................................	162
Non-production and metal-conversion costs ..............................................................................................	162
18.7Unit cash cost and all-in sustaining cost ........................................................................................	163
18.8Royalties and by-product credit ....................................................................................................	163
18.9Capital Cost Estimate ......................................................................................................................	163
18.10Capital cost summary ....................................................................................................................	163
18.11Mining pre-production capital (pre-strip) .....................................................................................	164
18.12Life-of-mine sustaining capital ......................................................................................................	164
18.13Reclamation and closure capital ...................................................................................................	164
19Economic Analysis .........................................................................................................................................	165
19.1Taxation and depreciation .............................................................................................................	165
19.2Capital cost inputs ..........................................................................................................................	165
19.3Economic results ............................................................................................................................	166
19.4Life-of-mine cash flow and net-present-value composition .........................................................	166
19.5Sensitivity Analysis .........................................................................................................................	167
19.7Economic viability conclusion ........................................................................................................	168
20Adjacent properties ......................................................................................................................................	169
20.1Mining Properties (Regional) ..........................................................................................................	169
20.2Mining Properties (Adjacent) .........................................................................................................	169
20.3Non-Mining Properties ...................................................................................................................	171
21Other Relevant Data and Information ..........................................................................................................	172
22Interpretation and Conclusions ....................................................................................................................	173
22.1Geology, Mineral Resources ...........................................................................................................	173
22.2Mining .............................................................................................................................................	173
22.2.1Key mining conclusions ...................................................................................................	173
22.3Metallurgical Testwork and Mineral Processing ............................................................................	174
22.4Process Plant ..................................................................................................................................	174
22.5Infrastructure .................................................................................................................................	174
22.6Environmental, Permitting, and Social Considerations ..................................................................	175
22.7Capital and Operating Costs ...........................................................................................................	175
22.8Economics .......................................................................................................................................	175
22.8.1QP Interpretation of Reserve Sensitivities ......................................................................	175
22.8.2QP conclusion on sensitivities ........................................................................................	175
22.9Consolidated Mining Reserve Risk Register ...................................................................................	176
23Recommendations ........................................................................................................................................	177
23.1Mineral Resources and Mineral Reserves ......................................................................................	177
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

24References .....................................................................................................................................................	178
24.1References ......................................................................................................................................	178
25Reliance on information provided by the registrant ....................................................................................	183
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Figures

Figure 1-1: Eva Copper Project Location, Tenure, and Regional Infrastructure	2
Figure 3-1: Project Location	15
Figure 3-2: Eva Copper Project Tenements	17
Figure 3-3: Pastoral Lease Holdings and Current Conduct and Compensation Agreement Areas (Colour indicates landowner)	18
Figure 4-1: Infrastructure, Major Mines, Deposits, and Eva Copper Project Tenure	22
Figure 6-1: Geological Domains of the Mount Isa Province and Project Location	32
Figure 6-2: Schematic Stratigraphic Diagram of the Little Eva Deposit Area	33
Figure 6-3: Geological Domains and Principal Stratigraphic Units of the Eva Copper Project Area	35
Figure 6-4: Project Area Geology with Outline of Project Tenure and Major Deposits	36
Figure 6-5: Geology and Mineralisation at the Little Eva Deposit	39
Figure 6-6: Geological Cross-Sections through the Little Eva Deposit from North to South	40
Figure 6-7: Drill Core Illustrating the Principal Mineralisation and Alteration Styles at Little Eva Deposit	41
Figure 6-8: Turkey Creek Deposit Mineralisation	43
Figure 6-9: Geological Cross-Sections through the Southern Zone of the Turkey Creek Deposit	44
Figure 6-10: Plan View of the Blackard Deposit	47
Figure 6-11: Geological Cross-Sections through the Blackard Deposit Illustrating the Distribution of Mineralogical/Metallurgical Zones Produced by Weathering	48
Figure 6-12: Photographs of Drill Core from the Blackard Deposit	48
Figure 6-13: Plan View of the Scanlan Deposit	49
Figure 6-14: Cross-Section of Scanlan Deposit Illustrating Mineralisation Zones	50
Figure 6-15: Geology and Mineralisation at Lady Clayre	52
Figure 6-16: Geological Cross-Section through the Lady Clayre Deposit Zone F	53
Figure 6-17: Plan of Ivy Ann Mineralisation and Geological Cross-Section of the Ivy Ann Deposit	54
Figure 6-18:Bedford Deposit Mineralisation Plan	56
Figure 6-19: Geological Cross-Sections through the Bedford Deposit	57
Figure 7-1: Surface Copper Anomalism with Defined Deposits and the Cameron Project Area Indicated	61
Figure 7-2: Little Eva Drill Collar Plan	64
Figure 7-3: Turkey Creek Drilling Locations by Type	66
Figure 7-4: Blackard Deposit Drill Hole Locations by Type	68
Figure 7-5: Scanlan Deposit Drill Hole Locations by Type	70
Figure 7-6: Bedford North Drill Hole Plan	72
Figure 7-7: Bedford South Drill Hole Plan	73
Figure 7-8: Ivy Ann Drill Collar Plan	75
Figure 7-9: Lady Clayre Drill Collar Plan	77
Figure 7-10: Great Southern Drill Collar Plan	78
Figure 10-1: Drill Hole LED495, Specimen 94975, Scale 4.6 mm	90
Figure 10-2: Drill Hole LED495, Specimen 94966, Scale 1.6 mm	90
Figure 11-1: Little Eva Block Model 0.1% Cu Domain Containing the Estimation Domains	95
Figure 11-2: Isometric View of the Blackard-Legend estimation domains	96
Figure 11-3: Little Eva Drill Collar Plan by Company	99
Figure 11-4: Number of Little Eva Drill Holes by Year and Company	100
Figure 11-5: Little Eva Drill Collar Plan with Drill Holes Colour Coded by Orientation	104
Figure 11-6: Plan View of Drill Collars Colour-Coded by Drill Type	105
Figure 11-7: Plan View of Drill Collars, Colour-Coded by Hole Type for the Blackard Deposit	107
Figure 11-8: Plan View of Drill Collars for the Scanlan Deposit Showing the Resource grade shell	108
Figure 11-9: Log Histogram for Raw Assay Data from Little Eva Deposit	109
Figure 11-10: Log Histogram of 2 m Copper Composites, Little Eva Deposit	110
Figure 11-11: Cumulative Probability Plot for Cu Assays, Little Eva	110
Figure 11-12: Log Histogram of Copper Assays from Lady Clayre Deposit	112
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Figure 11-13: Log Probability Plot of Copper Assays from Lady Clayre Deposit	113
Figure 11-14: Little Eva Bulk Density Histograms	115
Figure 11-15: Variogram for Little Eva Northern Domain	117
Figure 11-16: Variograms for Central (top) and South (Bottom) Domains of the Little Eva Deposit	118
Figure 11-17: Gold Variograms for the North Domain	119
Figure 11-18a: Gold Variogram for the Central Domain	120
Figure 11-18b: Gold Variogram for the South Domain	120
Figure 11-19: Oblique View of the Little Eva estimation domains	126
Figure 11-20: Little Eva Deposit Plan View of Colour-Coded Block Grades at 120 m Elevation	127
Figure 11-21: Cross-Section 7,772,100 mN (see plan above) Displaying Colour-Coded Block Grades	128
Figure 11-22: Wire framed Domains for the Turkey Creek Deposit	129
Figure 11-23: Turkey Creek Cross-Section at 7,771,500N (mid-point of Main Zone) of Colour-Coded Block Grades	131
Figure 11-24: Turkey Creek Plan View of Colour-Coded Block Grades at 120 m Elevation	132
Figure 11-25: Structural Domains of the Blackard-Legend (Top), Scanlan (Bottom) Deposits	134
Figure 11-26: Blackard Deposit Cross-Section at 7,765,250N	135
Figure 11-27: Scanlan Deposit Cross-Section at 754,100 mN, Dip lines showing the locally varying anisotropy used to inform the grade estimate	136
Figure 11-28: Legend Deposit Cross-Section at 410685mE	137
Figure 11-29: Isometric View (looking south) of the Little Eva Resource Block Model at 0.17% Cut-off	141
Figure 11-30: Cross-Section through the North End of the Eva Deposit with Block Grades and Drill Hole Composites from Drilling completed Post Estimation.	142
Figure 11-31: Cross-Section through the Central part of the Eva Deposit with Block Grades and Drill Hole Composites	142
Figure 11-32: Cross-Section 7,772,000N in Little Eva Deposit, black box shows enlargement area.	143
Figure 11-33: Mean Assay, Composite, and Block Gold Grades for the Different Resource Domains in the Little Eva Deposit	144
Figure 11-34: Mean Assay, Composite, and Block Gold Grades for Domains in the Little Eva Deposit at a 0.17% Cu Cut-off Grade	144
Figure 11-35: Examples of Swath plots for Little Eva (top) and Blackard (bottom), showing the block grades replicate the composite grades.	145
Figure 20-1: Adjacent Mining Properties and Major Mines around the Eva Copper Project	170
Effective date: 30 June 2026
x
Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
List of Tables
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Units of Measure and Abbreviations

Unit / Abbreviation	Description or Definition
°C	degrees Celsius
µm	Micrometers
2D	Two-dimensional
3D	Three-dimensional
AE	Abnormal expenditure
Ag	Silver
AHD	Australian Height Datum
Al	Aluminium
AMD	Absolute Mine Datum (+1000m)
AngloGold	AngloGold Limited
Au	Gold
AU$	Australian Dollars
Ave.	Average
BMD	Below mine datum
Bn	Billion
c.	Approximately
CIP	Carbon-In-Pulp
cm	Centimetre
cmg/t	Centimetre-grams per tonne
CODM	Chief Operating Decision-Maker
Company	Harmony Gold Mining Company Limited
COP	Code of Practice
CRAE	CRA Exploration Ltd
CRG	Central Rand Group
CRM	Certified Reference Material
Cu	Copper
CoV	Coefficient of Variation
DD	Diamond Drill core
DFS	Definitive Feasibility Study
DH	Drillhole
DWS	Department of Water and Sanitation
EIA	Environmental Impact Assessment
EMPR	Environmental Management Program
EMS	Environmental Management System
ESG	Environmental Social and Governance
ETF’s	Exchange Traded Funds
EW-SX	Electro-wining solvent extraction
FAIG	Fellow of the Australian Institute of Geoscientists
FAusIMM	Fellow of the Australasian institute of Mining and Metallurgy
Fe	Iron
FEED	Front End Engineering, Design
FS	Feasibility Study
FX	Foreign Exchange rate
g	Gram
g/t	Grams per metric tonne
GHG	Greenhouse gas
GIS	Geographic Information System
GISTM	Global Industry Standard on Tailings Management
ha	Hectare
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Unit / Abbreviation	Description or Definition
Harmony	Harmony Gold Mining Company Limited
HPE	Hydro-powered
kg	Kilogram
km	Kilometre
km2	Square kilometre
kV	Kilovolt
kWh	Kilowatt-hour
L	Litre
LDL	Lower detection limit
LIB	Long Inclined Borehole
LOM	Life of Mine
Ltd	Limited
m	Meter
M	Million
m3/hr	Cubic metres per hour
masl	Metres above sea level
MCC	Mining Charter Compliance
MCF	Mine Call Factor
Mg	Magnesium
mm	Millimetre
Moz	Million troy ounces
Mst	Million short tons
Mt	Million tonnes
Mtpa	Million tonnes per annum
Mtpm	Million tonnes per month
NEMA	National Environmental Management Act, 107 of 1998
No.	Number
NSR	Net Smelter Return
NPV	Net present value
oz	Troy ounce
Pb	Lead
PSD	Particle Size Distribution
Pty	Proprietary
QA/QC	Quality Assurance/Quality Control
QP	Qualified Person
RAB	Rotary Air Blast (Drilling)
RC	Reverse Circulation (Drilling)
RC_DDT	Reverse Circulation with Diamond Drill core tail
RL	Relative Level - A reference to elevation within the mine relative to a set Height Datum
ROM	Run-of-Mine
SAMREC	The South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves
SEC	Securities and Exchange Commission
SGM	Sequential Grid Mining
SLP	Social Labour Plan
STD	Standard Deviation
st	Short ton
t	Metric tonne
tkm	Tonne.Kilometer
t/m3	Tonne per cubic meter
TMM	Trackless mobile machinery
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Unit / Abbreviation	Description or Definition
TRS	Technical Report Summary
TSF	Tailings Storage Facility
URL	Universal Resources Ltd
US$	United States Dollars
USD/oz	United States Dollar per troy ounce
WRD	Waste Rock Dump
WUL(s)	Water Use License(s)
ZAR	South African Rand
ZAR/kg	South African Rand per kilogram
Zn	Zinc
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Glossary of Terms

Term	Definition
Co-kriging
A method that is used to predict the value of the point at unobserved locations by sample points that are known to be spatially interconnected by adding other variables that have a correlation with the main variable or can also be used to predict 2 or more variables simultaneously.

Cut-off grade
Cut-off grade is the grade (i.e. the concentration of metal or mineral in rock) that determines the destination of the material during mining. For purposes of establishing “prospects of economic extraction,” the cut-off grade is the grade that distinguishes material deemed to have no economic value (it will not be mined in underground mining or if mined in surface mining, its destination will be the waste dump) from material deemed to have economic value (its ultimate destination during mining will be a processing facility). Other terms used in similar fashion as cut-off grade include net smelter return, pay limit, and break-even stripping ratio.

Dilution	Unmineralized rock that is by necessity, removed along with ore during the mining process that effectively lowers the overall grade of the ore.
Head grade	The average grade of ore fed into the mill.
Economically viable
Economically viable, when used in the context of Mineral Reserve determination, means that the qualified person has determined, using a discounted cash flow analysis, or has otherwise analytically determined, that extraction of the Mineral Reserve is economically viable under reasonable investment and market assumptions.

Indicated Mineral Resource
Indicated Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an
Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral
Resource, an Indicated Mineral Resource may only be converted to a probable Mineral Reserve.

Inferred Mineral Resource
Inferred Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.
Because an Inferred Mineral Resource has the lowest level of geological confidence of all Mineral Resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a Mineral Reserve.

Kriging	A method of interpolation based on Gaussian process governed by prior covariances. It uses a limited set of sampled data points to estimate the value of a variable over a continuous spatial field
Mine Call Factor	The ratio, expressed as a percentage, of the total quantity of recovered and unrecovered mineral product after processing with the amount estimated in the ore based on sampling.
Measured Mineral Resource
Measured Mineral Resource is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured
Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineral Reserve
Mineral Reserve is an estimate of tonnage and grade or quality of Indicated and Measured Mineral Resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a Measured or Indicated Mineral Resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Mineral Resource
Mineral Resource is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A
Mineral Resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia

Term	Definition
Modifying Factors
Modifying factors are the factors that a qualified person must apply to Indicated and Measured Mineral
Resources and then evaluate in order to establish the economic viability of Mineral Reserves. A qualified person must apply and evaluate modifying factors to convert Measured and Indicated Mineral Resources to Proven and
Probable Mineral Reserves. These factors include but are not restricted to; mining; processing; metallurgical;
infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.

Pre-Feasibility Study
A pre-feasibility study (or preliminary feasibility study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product.
(1) A pre-feasibility study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to Mineral Reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable.
(2) A pre-feasibility study is less comprehensive and results in a lower confidence level than a feasibility study. A pre-feasibility study is more comprehensive and results in a higher confidence level than an initial assessment.

Probable Mineral Reserve	Probable Mineral Reserve is the economically mineable part of an Indicated and, in some cases, a Measured Mineral Resource.
Proven Mineral Reserve	Proven Mineral Reserve is the economically mineable part of a Measured Mineral Resource and can only result from conversion of a Measured Mineral Resource.
Qualified Person
A qualified person is:
(1) A mineral industry professional with at least five years of relevant experience in the type of mineralization and type of deposit under consideration and in the specific type of activity that person is undertaking on behalf of the registrant; and
(2) An eligible member or licensee in good standing of a recognized professional organization at the time the technical report is prepared. For an organization to be a recognized professional organization, it must:
(i) Be either:
(A) An organization recognized within the mining industry as a reputable professional association; or
(B) A board authorized by U.S. federal, state or foreign statute to regulate professionals in the mining, geoscience or related field;
(ii) Admit eligible members primarily on the basis of their academic qualifications and experience;
(iii) Establish and require compliance with professional standards of competence and ethics;
(iv) Require or encourage continuing professional development;
(v) Have and apply disciplinary powers, including the power to suspend or expel a member regardless of where the member practices or resides; and
(vi) Provide a public list of members in good standing.

Tailings	Finely ground rock of low residual value from which valuable minerals have been extracted is discarded and stored in a designed dam facility.
Tailings Freeboard	The vertical height between the beached tailings against the embankment crest and the crest itself.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
1Executive Summary
Section 229.601(b)(96)(iii)(B)(1)
The QP of Harmony Gold Mining Company Ltd (“Harmony” or the “Company”) has prepared this TRS to disclose the Mineral Resource and Mineral Reserve estimates for the Company’s Eva Copper Project (the
"Project" or the "Eva Copper Project"). The TRS has been prepared in accordance with the U.S. Securities and
Exchange Commission (“SEC”) Regulation, S-K 1300, with an effective date as at 30 June 2026. This TRS is a
2026 update to the previously filed 2025 TRS. This TRS is prepared to satisfy the requirement of Item
1302(b)(2)(i) of Regulation S-K. No material changes have occurred between the effective date and the date of signature of this TRS.
The Project is 100% owned by Eva Copper Mine Pty Ltd ("ECMPL"), a subsidiary of Harmony Gold Mining
Company Ltd. The Project is in North West Queensland, approximately 76 kilometres (km) northwest of
Cloncurry, and 194 km northeast of Mount Isa.
The Project is in construction with first production expected late calendar year 2028. There are six deposits informing the Mineral Reserve and in  order of size are Little Eva, Blackard, Scanlan, Turkey Creek, Lady
Clayre, and Bedford. The total Mineral Reserve for the Eva Project is 264Mt @ 0.41% Cu for 2,361 Mlb of
Copper (Table 1-1). Total Mineral Resources, exclusive of Mineral Reserves, is 220Mt @ 0.39% Cu for 1,900
Mlb of copper (Table 1-1).
Existing major infrastructure closely surrounding the Project site includes the Burke Developmental Road, located 8.5 km to the east of the Project, which connects Cloncurry with Normanton. A power transmission line installed by MMG Limited for their Dugald River mine, located 11 km south of the Project. A water pipeline that runs from Lake Julius to the Ernest Henry Mine traverses the southern portion of the Project site. A residential area, known as the Mount Roseby Homestead, is located approximately 17.5 km to the south of the Project plant site. Current infrastructure located on the Project site itself is minor, and includes dirt tracks for exploration, water points, and fences.
Key Facts
Units of measurement used in this TRS conform to the metric system. All currency is United States dollars
(US$) unless otherwise noted.
Table 1-1: Eva Copper Project Summary Resources (exclusive of Reserves) and Reserves.

				Contained Metal
Mineral Resources	Tonnes (Mt)	Copper Grade (%)	Gold Grade (g/t)	Copper (Mlb)	Gold (Koz)
Measured	—	—	—	—	—
Indicated	148.667	0.40	0.03	1,315.262	126.921
Measured and Indicated	148.667	0.40	0.03	1,315.262	126.921
Inferred	70.916	0.38	0.05	586.745	114.209
Total Mineral Resource (exclusive of Reserves)	219.583	0.39	0.03	1,902.007	241.131
Total Mineral Reserves	263.983	0.41	0.07	2,360.686	352.280
Notes
1. Mineral Resources are classified in accordance with the SAMREC Code, 2016 and have an effective date of 30 June 2026.  For the purposes of this TRS, the Mineral Resources have been reported in accordance with § 229.1302(d)(1)(iii)(A) (Item 1302(d)(1)(iii)(A) of
Regulation S-K).
2. Mineral Resources are reported on a 100% basis. Harmony holds a 100% interest.
3. Mineral Resources are reported exclusive of Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
4. Mineral Resources at the Project are reported assuming bulk open pit mining with metallurgical recovery for copper and gold by sulphide flotation. Mineral Resources are reported above a variable copper grade cut-off based on the results of a profit algorithm NSR calculation that equates to a marginal ore cut-off grade. The profit algorithm takes account of metal price, grade, ore processing route, recoveries of 95% (Cu Sulphide), 56% (Cu Native Copper) and 78% (Au) and costs.  Metal price assumptions are US$3,060/oz gold,
US$5.40/Lb copper and a 0.68 US$/AU$ exchange rate. Adjustments to these figures will potentially impact upon the economic cut-off grade.
5. Tonnages are metric tonnes. Copper pounds, and Gold ounces are estimates of metal contained in tonnages and do not include allowances for processing losses.
6. Rounding as required by reporting guidelines may result in apparent differences between tonnes, grade and contained metal content.
Rounding is to three significant figures.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Project Overview
Eva Copper Mine Pty Ltd is a wholly owned subsidiary of Harmony Gold Mining Company Ltd which owns
100% of the Project. Harmony acquired the Project from Copper Mountain Mining Pty. Ltd. ("CMMC") in
December 2022.
The Eva Copper Project is located approximately 76 km northwest of Cloncurry in North West Queensland,
Australia, and has extensive exploration potential in the approximately 4,000 km2 (379,000 hectare [ha])
mineralised land package (Figure 1-1).
CMMC reported a technically and financially viable operation through its 2020 Feasibility Study Update in which it declared Mineral Reserves. This operation consisted of seven (7) deposits with ore processed through a copper concentrator to produce a copper concentrate for sale. Harmony has since completed an updated Feasibility Study for the project and restated the Mineral Reserves.
Figure 1-1: Eva Copper Project Location, Tenure,  and Regional Infrastructure

350000E
400000E
450000E
500000E
Major Road
Railway
Water Pipeline
Gas Pipeline
Powerline
Proposed CopperString Powerline
7800000N
7750000N
7700000N
Eva Copper Mine Project
Mount Isa
Queensland
Brisbane
Mount Cuthbert
Little Eva Deposit
Lake Julius
Dugald River
Barbara
Ernest Henry
Mount Margaret
George Fisher
Rocklands
Cloncurry
Mount Isa
Mary Kathleen
Great Australian
Wynberg
Wallace
Mount Isa Mines and Smelters
Eloise
25 km

Ownership
The Eva Copper Project is owned by Eva Copper Mine Pty Ltd, a 100% owned subsidiary of Harmony.
Reliance on Other Experts
The QP's opinions contained herein are based on public and private information provided by Harmony and external consultants throughout the course of the study. External due diligence reviews have been carried out and were reviewed by the QP's in the preparation of this TRS. The authors are satisfied that the information was accurate at the time of writing, and that the interpretations and opinions expressed are reasonable and are based on a current understanding of the mining and processing techniques and costs, economics, mineralisation processes, and the host geological setting. The authors have made reasonable efforts to verify the accuracy of the data relied on for this TRS.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Property Description and Location
The Eva Copper Project is located 76 km northwest by road from Cloncurry, and 194 km northeast by road from Mount Isa, a regional mining centre (Figure 1-1). Access to the Project is via the sealed Burke
Developmental Road from Cloncurry. This road passes 8.5 km to the east of the proposed processing plant site and the Little Eva and Turkey Creek pits. The site is also 11 km north of the major operating Dugald River zinc mine.
The Mineral Resources are within five granted Mining Leases ("ML"), except for the Ivy Ann pit, which is within the Exploration Permit for Minerals ("EPM") 25760 (King). The MLs total an area of 143 km2 and are situated across from two pastoral lease holdings and within one Native Title grant. There are two freehold lots granted in the late 1800s, and 100% owned by the Company, that lie within the MLs; the first sits over part of the Little Eva deposit, the second over part of the Longamundi deposit.
Necessary agreements are secured with the pastoral leaseholders and Native Title party (Kalkadoon People)
that set out conduct and compensation terms for the future mining activities to proceed.
Accessibility, Climate, Local Resources, Infrastructure, and Physiography
Current site access is by way of a new access road from a sealed road that passes 8.5 km to the east of the proposed plant site. The site is also 11 km north of the major operating Dugald River zinc mine, owned by
MMG.
The town of Cloncurry is located on the railway line from Townsville to Mount Isa, and has container handling facilities, an airport that hosts both commercial and fly-in/fly-out ("FIFO") jet aircraft services, and a regional fuel depot. It also has schools, hospitals, and other services. The Project lies within the Shire of Cloncurry, which is the local government administrative area. The Shire offices are also based in Cloncurry.
Grid power is generated in Mount Isa at two gas-fired power stations and is transmitted from Mount Isa to
Cloncurry. A 220 kV power line has been constructed from the Chumvale substation near Cloncurry to the
Dugald River mine.
The Cloncurry region is semi-arid, with a distinct hot, wet season from November to March, which is typical of inland northern Australia. Average monthly temperatures range from 10.6°C to 38.5°C, with extremes recorded from 1.8°C to 46.9°C. Rainfall in the wet season largely occurs as storms. Rainfall is highly variable from year to year, with the region often experiencing both multi-year droughts and large-scale flooding from major rainfall events.
The Project site is serviced by a complex system of surface drainages that flow generally northward. On the western side of the processing plant and Little Eva pit is Cabbage Tree Creek, which is joined by other creeks flowing northward to become a tributary of the Leichhardt River. Creeks and rivers flow predominantly during and shortly after the wet season
The Project has groundwater sources from both hard rock fracture zone systems and from a graben-like structure infilled with Phanerozoic sediments and alluvial deposits within a paleodrainage adjacent to the current course of Cabbage Tree Creek.
The mine site and broader operation area is gently undulating flat topography, with the predominant land use being low-intensity cattle grazing, although exploration and mining activities have been conducted over the area since the late 1800s. The site is currently crossed by several gravel roads from pastoral and exploration activities. Additionally, SunWater Limited’s water pipeline from Lake Julius to the Ernest Henry mine crosses the lease area from west to east.
History
The Project has a long history, and has been held under various tenures by a variety of exploration and mining companies. Small-scale mining dating back to the early 1900s has occurred at deposits such as Little
Eva, Bedford, and Lady Clayre. Early explorers that contributed significantly to the Project with the discovery of the copper-only or native copper deposits are Ausminda Pty. Ltd., and then CRA Exploration ("CRAE"), who completed the first substantive work between 1990 and 1996, also defining a small resource at Little Eva.
CRAE sold its interest in the Project to Pasminco Limited ("Pasminco") in 1998. Universal Resources Limited
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
("URL") acquired the Project in 2001. URL also purchased the tenement hosting the Ivy Ann deposit from
Dominion Metals Pty. Ltd. ("Dominion") and Pan Australian Resources NL ("PanAust").
The remaining property was acquired by purchasing tenure from both Pasminco and Lake Gold Pty. Ltd. in a
50:50 ownership split between URL and Roseby Copper Pty. Ltd. ("RCPL"). In 2004, URL purchased RCPL, and thus URL held 100% of the Eva Copper Project. Until 2009, work focused extensively on the copper-only deposits, with completion of two feasibility studies based on blends of sulphide ore and copper-only ore. In
2010 URL merged with Vulcan Resources to become Altona Mining Limited ("Altona"), Altona took over ownership of the Eva Copper Project. From 2010 to 2012, Altona carried out additional drilling, resulting in
Mineral Resource upgrades at the Little Eva, Bedford, Lady Clayre, Ivy Ann, Blackard, Legend, and Scanlan
deposits. Little Eva’s Mineral Resource estimate was doubled based on the additional drilling.
In 2012, Altona completed a Feasibility Study based on the increased Mineral Resources at the copper-gold sulphide deposits, and excluding the Blackard and Scanlan deposits. Altona published Mineral Reserves for the Little Eva, Bedford, Lady Clayre, and Ivy Ann deposits as part of the 2012 Feasibility Study. Altona published updates to the Feasibility Study in 2014 and 2017. The 2017 update incorporated the subsequently delineated significant Mineral Resource at Turkey Creek.
MLs and an EA were granted in 2012 based on the 2009 Feasibility Study mine plan. Following EA amendments, the Project is currently authorised by EA EMPL00899613, granted 23 October 2024.
Altona completed a DFS update in 2017, incorporating the Turkey Creek deposit in the mine plan and significant layout changes that included changes to the size and location of the TSF and a Cabbage Tree Creek diversion channel at Little Eva pit. To support the previous studies, the Little Eva, Bedford, Lady Clayre, and
Ivy Ann deposits have had a number of formal Mineral Resource estimates that reflect stages of resource definition dating from 2006 to 2017. The first Mineral Resource estimate for Turkey Creek was completed in
2015. Estimates were largely undertaken by external independent experts, initially by McDonald Speijers and later by Optiro, based on the data and geological models provided.
In December 2022 Harmony purchased the project from CMMC. In February 2023 Harmony commenced a confirmatory and expansion drilling programme and other studies designed to progress the project to a decision to mine, including the reassessment of the previously reported Mineral Reserves under previous owners Altona and CMMC. These studies and assessments were completed in 2025, and site operations commenced during 2026.
Geological Setting and Mineralisation
The Project area is situated within the Mount Isa and North West Region of Queensland, Australia, an area that is one of the premier base metal-bearing areas of Australia, with mining activities having taken place since the discovery of copper and gold near Cloncurry in the 1860s. The Mount Isa area hosts numerous base metal copper, zinc, and lead deposits of global significance, including the Mount Isa, Ernest Henry, Century,
Dugald River, Cannington, and Selwyn deposits. The Eva Copper Project is hosted by Proterozoic-aged, metamorphosed and poly-deformed marine sedimentary and volcanic rocks of the Mary Kathleen domain of the Eastern Fold Belt Inlier. Deformation, metamorphism, and plutonic activity took place during the Isan
Orogeny, approximately 1,600 to 1,500 million years (Ma) ago.
There are twelve known mineral deposits in the Project area, of which six have been included in the current mine plan. Mineral deposits are grouped into two types: copper-gold, and copper only. There are five of the copper-gold deposits, four of which are in the mine plan. These deposits are classified as iron oxide copper-
gold ("IOCG") deposits, where mineralisation is associated with regional-scale hematite and albite alteration
(red-rock alteration), and localised magnetite alteration. Copper sulphide mineralisation, primarily chalcopyrite with lesser bornite, occurs as veins, breccias, fracture fill, and disseminations in mafic to intermediate volcanic or intrusive rocks. Gold is generally correlated with copper and is recovered in the copper concentrate. Mineralisation appears to be localised and/or bounded by faults and other deformation-
related structures. The copper-only deposits are stratabound, locally stratiform, and most occur within metamorphosed calcareous metasedimentary rocks, forming an approximately linear trend stretching over 7
km. The origin of these deposits is uncertain; they may be deformed and metamorphosed versions of sedimentary or red-bed type copper deposits, or they could be more closely related to the IOCG deposits, but with enhanced stratigraphic controls related to the calcareous beds being particularly reactive with hydrothermal fluids.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
All of the deposits have a 10 m to 25 m thick overlying zone of oxidation, where the rock is extensively weathered, and copper sulphide minerals have been leached or converted to various oxide minerals that cannot be recovered by flotation. The oxide zones are treated as waste, but tonnages and copper grades have been estimated and the oxide mineralisation will be stockpiled separately. With the exception of the
Turkey Creek deposit, the copper-only deposits commonly have a significant thickness of supergene material, where carbonate has been leached from the rock, reducing hardness and density, and the copper occurs as native-copper, chalcocite, and other low-sulphur copper species. The carbonate-leached zone is separated from the underlying sulphide zone by a thin transition zone. Each of these mineralogical zones has been modelled so that resources can be estimated for each and the appropriate metallurgical recoveries can be applied for reserve estimation.
Drilling
Although exploration work has been recorded within the Eva Copper Project area since 1963, usable drill data dates back to 1988. Total drilling in the seven deposits with planned production includes 1,470 drill holes for 208,637 m. All the drill holes used for Mineral Resource estimation have accurate collar and downhole surveys, including the older holes, which were subsequently resurveyed by later exploration companies (URL, or more recently, Altona). Most of the drilling was done by reverse circulation ("RC")
methods, with a small percentage being diamond drill holes ("DD").
Statistical analysis of the type of drilling, age, and operating company does not indicate any bias to the drill hole assay data. Assay data from two DDs completed by Sichuan Railway Investment Group (SRIG) in 2017,
and two DD completed in 2018 by CMMC within the Little Eva deposit, provided material for metallurgical testing and were used to verify the resource block model. Two holes were drilled in the Turkey Creek deposit in 2018 and 2019 for grade verification and metallurgical material. Eighteen RC holes were drilled in the
Blackard deposit in 2019 by CMMC to upgrade resource classification. Assay data from the 2019 RC drilling within the Blackard deposit is statistically indistinguishable from historical drilling. Since obtaining the
Project, Harmony has commenced an extensive infill drilling campaign designed to confirm, and extend confidence in, the Resource and geological models. To date Harmony has drilled 724 drill holes across the project for a total of 155,914m. These holes have informed the ongoing feasibility study (metallurgical and geotechnical holes) and recent Resource model updates to grade estimates and classification.
Exploration
Mineral exploration on lands of the Eva Copper Project dates back more than 40 years. The exploration database for the area contains information from numerous geological, geophysical, and geochemical surveys carried out by the current and previous operators, in addition to regional government data on geology and geophysics. Almost all data from historical geophysical and geochemical work is compiled in the Company database and has been used in the design and guidance of current exploration work.
The most useful historical geophysical work includes ground and airborne magnetics and gravity surveys which, when combined with soil geochemistry, provide good drill targeting tools. Induced polarization ("IP")
and electromagnetic ("EM") geophysical surveys have also proven to be useful or have some benefit in the right circumstances. Continuous improvements in electronic instrumentation, computer data processing, inversion technology for geophysics, and multi-element analysis (particularly in handheld, portable X-ray fluorescence (XRF) units), provide significant rationale to continue geophysical and geochemical surveying on the property.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Deposit Types
Copper deposits of the Eva Copper Project are of two types. The most significant are those of the IOCG type, which are hydrothermal copper-gold deposits associated with relatively high contents of iron oxide minerals
(magnetite or hematite), a general lack of quartz, and extensive sodic alteration. The hydrothermal fluids are believed to be sourced from, and/or driven by, magmatic systems with possible addition of basin brines;
however, mineralisation is commonly distal (or spatially distinct) from the causative plutonic rocks.
Mineralisation can take many forms, but the dominant ones are vein networks, breccias, dissemination, and replacement. Both structure (fault or fracture systems) and lithology (chemistry and rheology) are key features in localization of mineralisation. The second type of copper deposit is termed copper-only; these deposits do not contain significant gold and are typically hosted within deformed and metamorphosed calcareous sedimentary rocks as stratabound mineralisation. One deposit, Turkey Creek, is a strataform copper-only deposit within calc-silicate and schistose rocks but has processing characteristics similar to those for the copper-gold deposits.
There are 12 defined deposits within the Eva Copper Project, ranging in size from 0.7 Mt to over 100 Mt, six of which are included within the current mine plan. Three are copper-gold deposits, and three are copper-
only deposits. Metallurgical recoveries for the copper-gold deposits are favourable, due to relatively coarse-
grained chalcopyrite and lesser bornite. All of the deposits have a thin, 10 m to 40 m weathered or oxide zone at surface, for which tonnage and grades have been estimated, but which have been treated as waste within the mine plan. The copper-only deposits hosted within calcareous metasedimentary rocks have additional zones of weathering and/or acid leaching, which has removed carbonate, reducing rock strength and density in addition to changing sulphide mineralogy. In the two such deposits, Blackard and Scanlan, a supergene zone termed native copper occurs below the oxide zone, and contains abundant native copper in addition to chalcocite, cuprite, and other low-sulphur copper species and some copper locked in hydrobiotite. Extensive metallurgical testing has been carried out on these deposits, with appropriate processing design and estimation of recoveries. Within these deposits a narrow transition zone occurs between the copper zone and underlying sulphide zone.
Sample Preparation, Analyses, and Security
There is very little documentation about sample collection, preparation, and security for the pre-1997 drilling campaigns, although the nature of the exploration programmes, preservation of data, and logging records all indicate that the drilling programmes were carried out in a professional and competent manner. Later exploration programmes by URL (beginning in 2002) and Altona (in 2011), which provided the vast majority of the drill data, were carried out with above industry-standard sample collection methods, and appropriate quality assurance and quality control (QA/QC) protocols. RC drilling accounts for more than 90% of the
Project samples, and these samples were collected using standard cyclones and splitters at the drill site.
Samples lengths were initially 2 m for URL; however, they were changed to 1 m in 2003. Almost all of Altona’s samples were 1 m in length.
Samples were bagged and sealed in the field, and shipped to commercial laboratories in either Townsville or
Brisbane. Regular duplicate samples of RC chips were inserted into the sample stream at a rate of 1 in every
20, and triplicate samples collected at the time of drilling were inserted into the sample stream at the rate of
1 in every 40. Appropriate reference standards and blank samples were inserted at rates of 1 in every 20 and
1 in every 45, respectively. Much of the sample material has been retained, mostly as pulp samples; however, there is some coarse reject material, and it is stored in carefully organised warehouses, which also contain split diamond drill core. All analytical information has been carefully archived in an electronic database, which has been reviewed for accuracy by independent consultants and Harmony.
Data Verification
Historical drill locations were checked and resurveyed by subsequent operators, and assay data has been examined and checked by third-party consultants involved in previous Feasibility Studies. There is no apparent bias in the assay data from drill campaigns involving four different companies. The resource QP examined drill core on site and found adequate agreement between geology and historical logs, and visual estimates of copper grade were in agreement with assays. Assay results from drill holes completed to obtain metallurgical samples in the Little Eva and Turkey Creek deposits in 2018, and in the Blackard deposit in 2019 and additional drilling completed by Harmony during 2023-2026, compare favourably to adjacent block grades within the block models, supporting both the database and Mineral Resource estimation.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Metallurgical Testwork and Process Design
This section summarises both historical and recent test work associated with the various mineralisation types on the Project property. This report generalises the various ore sources into one of two classes for design purposes: sulphides, and native copper. The various ore sources were studied from the perspective of newer technologies including  direct flotation reactors (DFR) for flotation.
The Little Eva deposit is the largest deposit in the Project. This deposit has been well studied, with 145 flotation tests from multiple sources that ranged in scope from benchtop to pilot plant. This mineralisation consistently demonstrates high recovery performance with a high degree of liberation at relatively coarse grinds. The average feed competency lies near the 50th percentile mid-point of the ball mill hardness tests contained within the JKtech database, with medium to hard Bond work indices indicated. Copper is present as chalcopyrite with trace amounts of pyrite. Strong flotation kinetics result in high recoveries, concentrating to a good final concentrate grade following a nominal regrind with no pH modification. Overall, this material type presents low technical risk.
The sulphide satellite deposits, comprising Turkey Creek, Bedford, Lady Clayre, and Ivy Ann, are smaller sources. These mineralisation types are generally similar to Little Eva from both a comminution and flotation perspective. Some differences include a stronger deportment of copper to bornite, and varying grade distribution. Overall, these deposits show average copper recoveries of 88% to 95%, and represent sources of high recovery material. The specific recoveries for each pit are used as inputs into the mine schedule and financial model.
The copper-only deposits, Blackard and Scanlan, are distinctly different from other deposits in the area, containing oxide cap, native copper, sulphide transition, and sulphide zones. The native copper zones are the largest copper-bearing zones within these deposits, containing a relatively fine distribution of native copper with varying quantities of sulphides. These deposits were studied by previous owners; however, several recent updates have been completed. In total, 410 flotation tests (including blended ore feed) have been completed, ranging from benchtop to pilot scale work. On a flotation basis, the native copper zones typically achieve 60% recovery, with an additional 2% to 3% achievable by gravity methods. Recovery is highly variable as deportment shifts from native copper to sulphides, requiring flexibility within any processing flowsheet between gravity and flotation operations to achieve an average of 56% overall recovery. This ore is typically very soft, resulting in low comminution costs and high mill throughputs. Below the native copper- bearing zones of both Blackard and Scanlan are sulphide zones containing bornite and chalcopyrite, behaving similarly to Turkey Creek ore. The flotation response of the ore from the native copper to the sulphide transition zone increases with sulphide content, as expected.
In total, the abovementioned work has been sourced from 25 metallurgical testing campaigns completed at established metallurgical laboratories throughout Australia and British Columbia, Canada, from 1996 to 2019.
Concentrate Characterization
Detailed chemical analyses were performed on the concentrates produced from the testwork programmes, and the results indicate that there appear to be no impurity elements present in the concentrate at a level that will incur smelter penalties. Provision for separate dewatering and containment of gravity concentrates is included in the plant design for future sampling or marketing opportunities.
Tailings Handling
Tailings generated from the bulk samples processed during the DFS testwork were sent to Paterson & Cooke in Denver, Colorado, for tailings characterisation. The samples were examined both separately and as a blend. In both cases no concerns were highlighted with tailings settling performance. A reasonable target of
63% solids was selected for tailings thickener underflow design.
Mineral Resources Estimate
Eva Copper Project Resources
Mineral Resource estimates for all deposits were prepared by Harmony personnel, based on all drilling conducted up to January 2026. The effective date of the resource estimates is 30 June 2026 and is shown in
Table 1-2 (exclusive of Reserves).
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Mineral Resource for mineralisation, assumed to be amenable to open pit and underground mining methods, is reported in situ.
The resource estimates were built using Ordinary Kriging for all deposits. Block sizes were selected based on the drillhole spacing to ensure the estimate is fully informed, Block sizes were matched to the anticipated mining methods and mining equipment sizes.
Resource domains were based on an assessment of the lithology, alteration, grade distribution and structure.
The grade-based domains resulted from an analysis of the grade distribution from the assay table. For the
IOCG deposits the domains were based on the 0.1% copper grade shell which equates to the first visual occurrence of chalcopyrite in logging. Turkey Creek and Blackard were constrained by a 0.1% copper shell, defined by statistical analysis of the drill hole data.
Analysis at the Little Eva deposit of the underlying lithology indicates it does not have a significant impact on grade distribution and so lithology was not included in the domain construction, likewise for the oxidation profile. There are, however, several significant faults that have an impact on the deposit and these were incorporated into the estimate, dividing the Little Eva estimation domain into 3 parts.  While Turkey Creek comprises of two sub-parallel high grade domains with a central low grade core, these domains were not used in the estimate. Lithology and oxidation profiles, while assessed for impact were found to not be significant contributors to grade distribution and did not inform the grade domains. A significant fault with splays, the Turkey Creek Fault, cut across the northern end of the deposit and splits the domain into two components.  Blackard and Scanlan are both native copper deposits and analysis of these deposits indicate a
0.1% copper shell was appropriate. Both these deposits are folded and comprise antiform/synform pairs that were used to inform the estimate, Blackard utilised dynamic anisotropy, guided by the fold surface, Scanlan was divided into several separate domains in order to handle the changing anisotropy. Lady Clayre comprises five separate mineralised zones, defined by copper shells at 0.1% based on analysis of the grade distribution.
The geology is strongly deformed and the various domains define the different components of this folded stratigraphy. The Bedford deposit is a narrow mineralised shear zone, and the estimation domain is controlled by the 0.1% copper shell which defines the boundaries of the shear, the estimation domain is entirely geologically based. The Ivy Ann deposit estimation domain is based on the 0.1% Cu shell equating to the first occurrence of chalcopyrite and comprises several independent structural domains.
The constraining pit shells for defining the limits of Inferred resources and to define reasonable prospects for economic extraction are based on copper prices, costs and metallurgical recoveries determined from work carried out, and described, in this TRS. Resources were constrained by Whittle pit shells generated using metal prices of US$5.40/lb Cu, US$3,060/oz Au and an exchange rate of 0.68 AU$:US$. The Whittle shell was based on the following parameters:
•Plant throughput of 18 Mtpa, with a mining rate of 44 Mtpa
•A mining reference cost of AU$3.93/tonne
•Approximately AU$11.00/t Ore processing cost.
•Ore Haulage cost of AU$0.35/tkm
•Slope angles informed by historic studies with an average of 45 degrees.
•Copper Recovery is dependant on copper mineralogy, 95% Sulphide and 56% native copper.
•A 10mx10mx10m diluted block model.
A zone of oxidation overlies all of the seven deposits in the Eva Copper Project. The base of the oxidised zone is generally sharp (±2 m), and was modelled during resource estimation. In the current mine plan, the oxidised material is treated as waste, as currently there does not appear to be any form of economic extraction; however, grades have been modelled and tonnages tabulated for general interest and in the event of a possible processing path being identified in the future. The tonnage and grade of oxidised material were determined in the same manner and at the same time as the other resource estimations.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 1-2: Eva Copper Project Mineral Resources (exclusive of Reserves), 30 June 2026
Copper

Mineral Resource Category		Tonnes (Mt)	Cu Grade (% Cu)	Cu Pounds (Mlb)
Total / Ave. Measured		—	—	—
Indicated	Little Eva	37.973	0.28	233.106
	Bedford	0.893	0.52	10.239
	Lady Clayre	6.724	0.38	55.916
	Ivy Ann	6.908	0.53	81.024
	Turkey Creek	5.153	0.40	45.240
	Blackard	35.199	0.43	332.165
	Scanlan	6.650	0.54	78.873
	Legend	36.254	0.45	360.468
	Great Southern	12.915	0.42	118.231
Total / Ave. Indicated		148.667	0.40	1,315.262
Total / Ave. Measured + Indicated		148.667	0.40	1,315.262
Inferred	Little Eva	23.893	0.33	175.258
	Bedford	0.632	0.36	5.070
	Lady Clayre	9.759	0.36	77.478
	Ivy Ann	0.188	0.31	1.275
	Turkey Creek	4.481	0.41	40.033
	Blackard	22.714	0.40	200.528
	Scanlan	3.574	0.53	41.802
	Legend	3.755	0.35	28.652
	Great Southern	1.920	0.39	16.651
Total / Ave. Inferred		70.916	0.38	586.745
Gold

Mineral Resource Category		Tonnes (Mt)	Au Grade (g/t Au)	Au Ounces (Koz)
Total / Ave. Measured		—	—	—
Indicated	Little Eva	37.973	0.05	64.124
	Bedford	0.893	0.13	3.840
	Lady Clayre	6.724	0.17	37.539
	Ivy Ann	6.908	0.10	21.419
Total / Ave. Indicated		52.496	0.08	126.921
Total / Ave. Measured + Indicated		52.496	0.08	126.921
Inferred	Little Eva	23.893	0.09	65.842
	Bedford	0.632	0.10	2.117
	Lady Clayre	9.759	0.15	45.653
	Ivy Ann	0.188	0.10	0.598
Total / Ave. Inferred		34.471	0.10	114.209
Notes:
Resources are reported at a cut-off grade are based on approximate NSR values which equate to a copper grade of 0.16% Cu for sulphide material and 0.25% for native copper.
Mineral Resources:
1.SAMREC  and SK1300 definitions were followed for Mineral Resources.
2.Mineral Resources are exclusive of Mineral Reserves
3.Mineral Resources are constrained within a Whittle pit shell generated with a copper price of $5.40/lb, a gold price of $3,060/oz and an exchange rate of AU$1.00 = US$0.68
4.Density measurements were applied dependent on the domain (ranges from 2.4 t/m3 to 3.0 t/m3).
5.Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
6. Tonnes are Metric Units (1t = 1000Kg)
7. Mineral Resource tonnages and grades are reported in situ.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Mineral Reserve Estimate
The Mineral Reserve estimate for the Eva Copper Project is based on the Feasibility Study ("FS") completed by Harmony in November 2025 and has been reviewed and approved by the QP responsible for Mineral
Reserves. Mineral Reserves are reported in accordance with the SAMREC Code (2016) and Regulation S-K
1300 with an effective date of 30 June 2026. Mineral Reserves are the economically mineable part of
Measured and Indicated Mineral Resources demonstrated by a Feasibility Study to justify extraction at the time of reporting. No Measured Resources have been declared; therefore all Mineral Reserves are classified as Probable. Mineral Reserves are shown in Table 1-3.
The Mineral Reserve is derived from the Life-of-Mine (LOM) plan and schedule for six open pits (Little Eva,
Turkey Creek, Blackard, Scanlan, Bedford and Lady Clayre), with a variable COG applied to each asset based on location and recovery % and achievable mining cost. The Ivy Ann deposit was subject to pit shell optimisation and pit design but was excluded from the reserve mine plan on the basis of economic marginality within the current LOM sequence. Two more recently drill deposit drilled areas of, Great
Southern and Legend, have been defined as Mineral Resources. Additional study work, which Harmony has initiated, is required before these areas can be considered for conversion to Mineral Reserves
Modifying factors applied to convert Mineral Resources into Mineral Reserves include: geological confidence
(Indicated only), mining method (conventional open pit load-and-haul), pit slope design, mining dilution and ore loss (assessed by regularising the resource model to a 10 m x 10 m x 10 m Standard Mining Unit), Net
Smelter Return (NSR) cut-off grade (variable by pit and ore zone, with an overall project cut-off of approximately 0.17% Cu for sulphide material), metallurgical recoveries (95% Cu sulphide, 56% native copper, and 78% Au on average), copper and gold prices, exchange rate, treatment and refining charges, royalties, mining, processing and administration operating costs, TSF storage capacity, permitting and environmental approvals, and surface and freehold land access.
Table 1-3: Eva Copper Project Mineral Reserve, 30 June 2026
Copper

METRIC
Mineral Reserve Category		Tonnes (Mt)	Copper Grade (%)	Copper Content (kt)
Total / Ave. Proved		—	—	—
Probable	Little Eva	145.229	0.34	488.300
	Turkey Creek	21.900	0.42	92.200
	Blackard	78.600	0.50	393.800
	Scanlan	8.300	0.63	52.600
	Bedford	3.954	0.47	18.500
	Lady Clayre	6.001	0.42	25.400
Total / Ave. Probable		263.983	0.41	1,070.800
Ave. Proved + Probable	Little Eva	145.229	0.34	488.300
	Turkey Creek	21.900	0.42	92.200
	Blackard	78.600	0.50	393.800
	Scanlan	8.300	0.63	52.600
	Bedford	3.954	0.47	18.500
	Lady Clayre	6.001	0.42	25.400
Total / Ave. Proved + Probable		263.983	0.41	1,070.800
Gold

METRIC
Mineral Reserve Category		Tonnes (Mt)	Gold Grade (g/t)	Gold Content (kg)	Gold Content (Koz)
Total / Ave. Proved		—	—	—	—
Probable	Little Eva	145.229	0.06	9,431	303.204
	Bedford	3.954	0.13	526	16.912
	Lady Clayre	6.001	0.17	1,000	32.165
Total / Ave. Probable		155.183	0.07	10,957	352.281
Ave. Proved + Probable	Little Eva	145.229	0.06	9.431	0.303
	Bedford	3.954	0.13	0.526	0.017
	Lady Clayre	6.001	0.17	1.000	0.032
Total / Ave. Proved + Probable		155.183	0.07	10,957	352.281
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Notes:
•Mineral Reserves are reported in accordance with the SAMREC Code (2016) and Regulation S-K 1300 (17 CFR §229.601(b)(96)(iii)(B)(12)).
•Mineral Reserves are stated on a dry metric tonne basis inclusive of mining dilution and ore loss and are exclusive of Mineral Resources.
•Metal price assumptions: US$4.25/lb Cu, US$1,941/oz Au, AU$:US$ = 0.68.
•Metallurgical recoveries: 95% Cu (sulphide), 56% Cu (native copper flotation blend), 78% Au. Payable metal terms consistent with 25% Cu concentrate grade specification.
•Mining dilution and ore loss are captured through resource-model regularisation to the 10 m × 10 m × 10 m Standard Mining Unit
(approximately 5.2 Mt dilution and 2.0 Mt ore loss at Blackard; 3.9 Mt dilution and 2.5 Mt ore loss at Turkey Creek; proportionally higher at Bedford).
•Cut-off grades are set on a Net Smelter Return basis and vary by pit and ore zone with an overall project cut-off of approximately 0.17% Cu for sulphide material.
•Effective date of the Mineral Reserve: 30 June 2026.
Royalties
Numerous royalties apply to the Project.
Royalties on minerals are payable annually to the Queensland State Government on an ad valorem basis, with various costs and allowable expenses being permitted as a deduction from sales revenue. Copper and gold royalty rates vary between 2.5% and 5.0% of value, depending on average metal prices, as per Schedule
3 of the Mineral Resources Regulation of 2003. State of Queensland royalties apply to all lands except freehold claims prior to 1904. If the concentrate is processed in Queensland (Mount Isa) there is a 20%
reduction in the copper royalty from the Queensland Government, 100% of these royalty savings is for the account of CMMC. No state royalty on copper is applicable to the two freehold lots owned by the Company.
Several royalties also apply to the Project from purchase agreements and are payable to several parties variably across portions of the Project area. These apply to all of the deposits in the Project mine plan: a total
1.5% net smelter return ("NSR") royalty is applicable to the Little Eva, Blackard, Scanlan, Turkey Creek,
Bedford, and Lady Clayre deposits, and a 2% NSR royalty is applicable to the Ivy Ann deposit. Compensation for the effects of mining activities on the Native Title of the Kalkadoon People has been agreed upon.
Royalties are discussed in detail in Section 3.6.
Environment, Permitting, Social, or Community Impact
To support environmental assessments and project studies, flora and fauna surveys, groundwater programmes and waste and tailings rock characterisation, amongst others, have been undertaken to support an appreciation of the environment and its sensitivities, to predict impacts and inform mitigation and control measures. This dataset continues to be supplemented by contemporary studies and monitoring data.
All regional ecosystems mapped within the Project area are classed as Least Concern under the Vegetation
Management Act 1999. In accordance with the project's EA, significant residual impacts to prescribed environmental matters, are not authorised with the exception of:
•Regional ecosystems (not within an urban area) within the defined distance from the defining banks of a relevant watercourse on the vegetation management watercourse map.
•Habitat for an animal that is vulnerable wildlife – Purple-necked Rock-wallaby Monitoring programme
(Petrogale purpureicollis).
The maximum extent of impact to each authorised prescribed environmental matter must be offset in accordance with the Environmental Offsets Act 2014 and the QLD Environmental Offsets Policy. Staged
delivery of offsets will be secured for the Project aligned with the Project execution schedule.
Tailings and waste characterisation work has shown the majority of samples to be geochemically benign. The risks associated with release of contaminants into the environment have been considered with the TSF, WRD, and processing plant area designs incorporating surface water management control dams, cut-off drains, monitoring, and low permeability base for the TSF.
Surface water and groundwater monitoring programmes have been in place since 2012 and are reviewed frequently to align with the prevailing project design and the scale of any site activities. Additional compliance and monitoring bores have been established during FY25.
The closest sensitive receptor to the Project is the Mount Roseby homestead, approximately 17.5 km southeast of Little Eva pit and processing plant while the closest pit, Scanlan, is approximately 1 km west of
Mount Roseby. Noise and air quality monitoring is a requirement of the EA, and dust baseline monitoring has
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
been completed. A Compensation Agreement is in place which includes conditions to be implemented throughout the LOM with respect to the Mount Roseby station and its Lands.
The evidence of European history in the area is not of local or State significance. The recognised traditional owners and Native Title holders of the Project area are the Kalkadoon People. The Company has a Cultural
Heritage and Access Agreement and Management Plan with the Native Title holders covering the full area of the Project MLs. The ML area has been the subject of systematic Indigenous cultural heritage clearing which remains ongoing.
In addition to managing environmental and heritage responsibilities the Company recognises and has reflected the importance it places on building and training its workforce, supporting the local community and stakeholders, and a commitment to achieve the highest standards of safety and health for its business practices. Through our agreement with the Kalkadoon People, the Company will strive to provide employment opportunities for local Indigenous people. The key community risk requiring management from commencement of operations through the LOM will be the additional vehicular traffic along the Burke
Developmental Road and through Cloncurry.
Adjacent Properties
The Eva Copper Project is located within a world-class mineral province richly endowed with an attractive number of commodities and deposit types. It is commonly known that the Mount Isa – Cloncurry region is one of the premier base-metal producing districts in the world with mining dating back to 1867, first at
Cloncurry, then from the larger Mount Isa mining centre starting in 1923. There are numerous historical and active mines in the region, with the major, internationally important mines closest to the Project being the
Dugald River lead-zinc-silver mine and the Ernest Henry copper-gold mine. Dugald River is the closest, located approximately 11 km south of the proposed Eva Copper Project processing plant site.
Mining properties that surround the Eva Copper Project are predominantly EPMs held by Harmony. These permits cover a highly prospective north-south corridor, with similar geology to that which hosts the Project’s
Mineral Resources. Numerous copper-gold mineralised prospects have been established and are being systematically explored.
Immediate non-mining key local stakeholders associated with the Eva Copper Project are landowners, leaseholders, state, and local governments. The Company has been in contact with the stakeholders for many years and has appropriate agreements in place to allow mining and exploration.
Human Rights
The Company is committed to uphold fundamental human rights and respect cultures, customs, and values in dealing with communities, employees, and others affected by the Company’s activities.
Project Due-Diligence and Pre-Engagement
The Company is committed to remain informed of the political, economic, social, technical, and environmental characteristics of the area in which it operates. Sound data obtained will contribute to the design and structure of risk management strategies, as well as pre-engagement processes such as preparation for field activities.
Community and Aboriginal Engagement and Enhancement
The Company is committed to develop long-lasting economic, environmental, and social benefits through the building of meaningful and transparent relationships with local communities and Native Title holders.
Human Resource Development
The Company is committed to provide long-term benefits for the community through areas, such as employment, training, and education.
Environmental Integrity and Performance
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Company is committed to manage all operations in a manner that is compatible with environmental protection standards and integrate closure requirements into all stages of the Company’s activities.
Health and Safety Performance
The Company is committed to provide a safe environment for employees, contractors, and visitors to the
Company’s facilities, and a commitment to support leadership in preventive and responsive attitudes and behaviours at all levels of the organization to ensure a safe environment.
Recommendations
Mineral Resources
Drill targets below and within the current pit designs are being drilled to convert Inferred Resources to
Indicated Resources. Additional drilling to perform geotechnical slope studies on the Turkey Creek, Little Eva, and Blackard deposits is ongoing.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
2Introduction
Section 229.601(b)(96)(iii)(B)(2)(i-v)
This TRS is prepared for Harmony Gold Mining Company Limited, a publicly traded company listed on the
New York Stock Exchange (“NYSE”).
The purpose of this TRS is to provide a summary of the mineral resources and mineral reserves for the Eva
Copper Project. This TRS has been compiled in compliance with SEC regulations, particularly Regulation S-K
1300. It includes all material information and scientific analysis to support the disclosure requirements of
Harmony.
2.1This TRS updates the previous Technical Report Summary filed for the Eva Copper Project. The effective date of this TRS is 30 June 2026. No material changes have occurred between the effective date and the date of signing.
This TRS was prepared by Greg Job, the QP, who is employed on a full-time basis by the Registrant. The QP's qualifications, areas of responsibility and record of personal inspection of the property are summarised in
Table 2-1.
Table 2-1: QP Qualifications, Section Responsibilities and Personal Inspections

Qualified Person	Prof. Assoc.	Qualifications	TRS Section Responsibility	Personal Insp.
Mr. G. Job	FAusIMM	BSc. MSc (Min Econ)	All information in the TRS	Regular site inspections, most recent October 2026
In preparing this TRS, the QP relied upon information, analyses and technical work prepared by appropriately qualified subject matter experts in the disciplines of geology, mine planning, geotechnical engineering, hydrogeology, tailings management, metallurgy, environmental management, infrastructure and finance.
These specialist contributions included information relating to mining rights, surface rights, contractual agreements, historical operating expenditures, community relations and other matters.
The QP reviewed and accepted the work of these specialists and considers it reasonable and suitable for use in this TRS. Responsibility for the scientific and technical disclosure contained herein remains with the QP.
2.2Effective Date
The effective date of the Mineral Resource statement in this TRS is 30 June 2026.
2.3Abbreviations and Units of Measure
Units of measure used in this TRS conform to the metric system, unless noted otherwise. All currency is
United States dollars ("US$") unless noted otherwise. A glossary containing a comprehensive list of acronyms and units of measure is included in List of contents.
2.4QPs Opinion
In the QP’s opinion, the terms of reference, data sources, and inspection information relied upon for this TRS are adequate and appropriate to support the conclusions drawn. The information has been compiled to the standard expected for disclosure under Regulation S-K 1300
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
3Property description
Section 229.601(b)(96)(iii)(B)(3)(i-vii)
3.1Location
The Eva Copper Project is located 76 km by road northwest of Cloncurry, a town of about 3,000 inhabitants, and 194 km by road from Mount Isa, a regional mining centre with a population of about 22,000 people
(Figure 3-1). Townsville on the east coast is 770 km from Cloncurry. Access to the Project is from the sealed
Burke Developmental Road, which originates in Cloncurry. This road passes 8.5 km to the east of the proposed plant site, and current access is via cattle station and exploration tracks. The planned site for the plant and major infrastructure is also 11 km north of the major Dugald River Zinc Mine, which was commissioned in November 2017 and is owned by MMG Limited (MMG). The Eva Copper Project is situated at a latitude of 19°51'26”S and longitude of 140°10’15”E.
Figure 3-1: Project Location

Major Road
Railway
Gas Pipeline
Proposed
CopperString Powerline
Eva Copper Project
Karumba
Cairns
Copper and
Zinc Refineries
Asian Markets
Eva Copper
Project
Townsville
Bowen
Cloncurry
Mount Isa
Mackay
Queensland
Smelters
Power Generators
Rockhampton
Emerald
250 km
140°
145°
150°
-15°
-20°

3.2Land Use and Mining Tenure
The Eva Copper Project consists of five MLs and one EPM. All six of the deposits are located within the
MLs, except for the Ivy Ann deposit, which lies within EPM 25760 (King).
Queensland state legislation requires that, where significant disturbance will occur from exploration and mining activities, the license holder must reach agreement for “Conduct and Compensation” with the pastoral leaseholder. Harmony has secured such agreements for all the MLs, the Ivy Ann deposit, and those portions of the EPM where ground disturbance has occurred or is anticipated.
3.3Mining Leases
The MLs were granted in 2012 and are currently owned by the Company’s wholly owned subsidiary Eva
Copper Mine Pty Ltd ("ECMPL") (Table 3-1). The MLs total area is 143 km2 and are situated across from two pastoral lease holdings and within one Native Title determination area.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 3-1: Eva Copper Project Mining Leases

Number	Name	Granted	Expiry	Area (ha)
90162	Scanlan	4 Oct. 2012	31 Oct. 2037	2,096.96
90163	Longamundi	4 Oct. 2012	31 Oct. 2037	1,411.29
90164	Blackard	13 Nov. 2012	30 Nov. 2037	5,131.07
90165	Little Eva	13 Nov. 2012	30 Nov. 2037	5,029.96
90166	Village	13 Nov. 2012	30 Nov. 2037	616.08
3.4Exploration Permits for Minerals
As shown in Table 3-2, the Company’s wholly owned subsidiary ECMPL holds the EPM 25760 (King), which encompasses the Ivy Ann deposit.
Table 3-2: Eva Copper Project Exploration Permit for Minerals

Number	Name	Holder	Granted	Expiry	Area (ha)
25760	King	ECMPL	17 Nov. 2015	16 Nov. 2030	28,601
The Company also holds 20 EPMs surrounding the MLs and in the broader Mount Isa region (Figure 3-2).
These are held by the Company’s wholly owned subsidiaries Roseby Copper Pty. Ltd. and Roseby Copper
(South) Pty. Ltd.
Agreements exist with four pastoral landholders for both the MLs and key areas of activity in the surrounding
EPMs:
•Coolullah Station, belonging to the North Australian Pastoral Company ("NAPCO")
•Mt. Roseby Station, belonging to Harold Henry McMillan
•Dipvale Station, belonging to Grant and Anita Telford
•Hillside Station, belonging to the Cameron Creek Pastoral Company.
The locations of the pastoral lease boundaries intercepted by the Project tenements and various mineralised areas are shown in Figure 3-3; in relation to the Project tenements and the areas subject to Conduct and
Compensation Agreements.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 3-2: Eva Copper Project Tenements

400000E
420000E
440000E
7800000N
7780000N
7760000N
7740000N
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
EPM 25760
ML 90165
ML 90166
ML 90164
ML 90163
ML 90162
Burke Developmental Road
Burke Developmental Road
Dismal Creek
Leichhardt River
Dugald River
Dugald River
Middle Creek
Sunwater Pipeline
Cabbage Tree Creek
Corella River
0
5
10
15 km
17/02/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 3-3: Pastoral Lease Holdings and Current Conduct and Compensation Agreement Areas (Colour indicates landowner)

400000E
420000E
440000E
7800000N
7780000N
7760000N
7740000N
0
5
10
15 km
05/03/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy
Pastoral Lease Holders
Dipvale Station - Anita & Grant Telford
Hillside Station - Cameron Creek Pastoral Co.
Saunders
Mt Roseby Station - McMillan
Coolullah Station - NAPCO
Mineral Deposit
Eva Project Tenement Extent
Eva Project CCA Areas

Notes: (NAPCO (red-brown), McMillan (green), Telford (blue) and Cameron Creek Pastoral Company (brown) showing deposits (mine symbols))
3.5Freehold Land
Two freehold lots that were granted in the late 1800s sit within the MLs. One sits over part of the Little Eva deposit, the second over part of the Longamundi deposit.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
3.5.1Lot 37 (Agreement Numbers 355, 526, 1069, and 1070)
Lot 37 (on Crown Plan B15752) is located within ML 90165 and overlies the Little Eva deposit. It is owned
100% by the Company; 50% was purchased from Pasminco (referred to as Mineral Selection 3072), and 50%
deeded to the Company by The Public Trustee of Queensland from an intestate deceased estate. The Lot was previously subject to mining tenure Mineral Development Licence 12 (also purchased from Pasminco) and has also been referred to as the Kwahu Moiety area.
3.5.2Lot 28 (Agreement Numbers 355, 1069, and 1070)
Lot 28 (on Crown Plan B15753) is located within ML90163, overlies the Longamundi deposit, and is owned
100% by the Company. It was purchased from Pasminco (referred to by them as Mineral Freehold 13961).
The lot was previously subject to ML 7497 (also purchased from Pasminco).
3.6Royalties
Numerous royalties apply to the Project area and are payable to six parties with an average royalty payable of 5% on Reserves. Table 3-3 summarises the royalties applicable to various deposits.
Table 3-3: Royalties Applicable to Portions of the Mineral Reserves at Various Deposits

Deposit	Area	State	MMG	Lake Gold/ MMG	KD	PanAust	DOM
Little Eva	Lake Gold	x		x	x
Little Eva	Freehold		x		x
Little Eva		x	x		x
Blackard		x		x	x
Scanlan		x	x		x
Turkey Creek		x		x	x
Lady Clayre	Lake Gold	x		x	x
Lady Clayre		x	x		x
Bedford		x		x	x
Ivy Ann		x			x	x	x
Notes: KD = Kalkadoon; DOM = Dominion
3.7Encumbrances
There are no encumbrances or regulatory requirements that affect access, title, or the right or ability to perform work on the Eva Copper Project.
QP’s Opinion: In the QP’s opinion, Harmony has secure tenure and mineral rights over the Eva Copper
Project, subject to the agreements and encumbrances disclosed. The arrangements in place are sufficient to support the disclosure of Mineral Resources.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
4Accessibility, climate, local resources, infrastructure, and physiography.
Section 229.601(b)(96)(iii)(B)(4) (i‐iv)
4.1Accessibility and Infrastructure
The Project tenements are in North West Queensland and are shown in Figure 4-1. Access to the Project is by the sealed Barkly Highway from Mount Isa to Cloncurry, then on the sealed Burke Developmental Road, through Quamby. The highway passes 8.5 km to the east of the proposed plant site, and current access is by way of a gravel road. The planned site for the plant and major infrastructure is 11 km due north of the Dugald
River zinc mine owned by MMG, which had first production in November 2017.
The Project is located about 65 km (76 km by road) northwest of Cloncurry, a town of about 3,000 inhabitants, and about 95 km (194 km by road) from Mount Isa, a regional mining centre with a population of about 22,000 people.
Cloncurry is located on the railway line from Townsville to Mount Isa and has container handling facilities, an airport (which hosts both commercial and FIFO jet aircraft services), and a regional fuel depot. Cloncurry also has schools, hospitals, and other services. The Project lies within the Shire of Cloncurry local government administrative area and the Shire offices are based in Cloncurry.
Quamby is a tiny hamlet to the southeast of the proposed plant site, with a now-closed roadhouse on the highway, and a Telstra communications tower.
Kajabbi is a small hamlet to the north of the area and has stockyards that were used for loading cattle onto a railway line that used to run south through Quamby to Cloncurry. The railway line from Cloncurry north to
Kajabbi has been removed, and all that remains is the easement, which is still owned by Queensland
Transport.
Grid power is reticulated from Mount Isa to Cloncurry, and power is generated in Mount Isa at two gas-fired power stations. A 220-kV power line has been constructed from the Chumvale substation near Cloncurry to the Dugald River mine, 11 km from Little Eva.
A water pipeline operated by SunWater passes within 4 km of Little Eva and is fed from Lake Julius, 41 km to the west, and reticulated to the Ernest Henry mine, and the Cloncurry townsite. Dugald River also has a water take-off from this pipeline. The pipeline has a capacity of seven gigalitres per year (GL/a).
4.2Climate and Surface Water
The Bureau of Meteorology weather station closest to the Project site is located on McIlwraith Street,
Cloncurry, and has records dating back to 1884. The mean annual maximum temperature is 32.2°C, and the average annual rainfall for the region is 474 mm/a.
Mean temperatures in the dry season range from 26.2°C to 36.4°C from April to October. Temperatures range from mean monthly highs of 26.2°C to 38.5°C, to monthly lows of 10.6°C to 24.8°C. Minimum and maximum recorded temperatures range from to 1.8°C to 46.9°C. The hottest months correspond with the wet season, between November and March.
Mean wind speeds measured at the Mount Isa Airport weather station shows that the later months of the year exhibit the highest wind speeds, peaking in October at an average speed of 15.8 km/h. Wind speeds are lowest in the cooler months of the year, at an average of 9.5 km/h in June. Maximum wind gusts range from a low of 63 km/h in July up to 128 km/h in January.
The relative humidity at the Cloncurry weather station peaks in February, typically reaching 39% at 3:00 p.m., and 61% at 9:00 a.m. The peak fire season for the Project area is winter to spring (July to September), when the vegetation is at its driest.
Rainfall is seasonal, largely occurring between November and March (wet season), and generally occurs in large storms. Rainfall is highly variable from year to year, with the region often experiencing multi-year droughts and large-scale flooding from major rainfall events. After the dry season, storm rains of approximately 25 mm/d may occur, which may include intense periods equivalent to 24 mm/h, which would generate runoff in the smaller creeks.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Project site is serviced by a complex system of surface drainages that flow generally northward. On the western side of the plant and Little Eva pit is Cabbage Tree Creek, which is joined by other creeks flowing northward to become a tributary of the Leichhardt River. The central parts of the ML drain into the Dugald
River. Numerous other minor ephemeral watercourses cross the Project area.
Creeks and rivers only flow during, and for a brief period following, the wet season. Intensive rains, with cumulative falls up to 50 mm over a few days, generate flows in the larger creeks, such as Cabbage Tree
Creek and Dugald River. Peak flows are generally of short duration. Most stream flow ceases within days or a few weeks after intensive wet periods, after which the flow channel breaks into isolated pools. The rivers and creeks have a composite profile consisting of a steep-sided main channel 1 m to 1.5 m in depth in which flows occur annually, often to bank height. Isolated pools in the riverbeds can persist through the dry season in sand, gravel, and crystalline rock fractures. Water can generally be found below the riverbeds at a depth of one to two metres. Significant rainfall events carry the risk of flooding across the site, and the risk of flooding is mitigated via creek diversions, bunds and water retention dams specifically designed to divert and hold flood waters. A significant Ore stockpile will be retained to ensure ongoing processing should excessive flooding occur.
The Project has groundwater sources from both hard rock fracture zone systems and from a graben- like structure filled in with Phanerozoic sediments. In addition to this geological feature, the main creeks are associated with extensive thin sheets of colluvial outwash and alluvial deposits, with groundwater present in the deeper parts of these deposits.
4.3Landforms and Vegetation
The Project site and broader operation area is gently undulating, with the Knapdale range of hills rising quite sharply from the plain to the south of the proposed operations area, with a length of approximately 12 km, and rising to an average height of 300 Australian Height Datum metres above sea level (mASL). A discrete north–south ridgeline, which includes Mount Rose Bee and the Green Hills, transects the area on the western side of the Bedford deposit. Mount Rose Bee (approximately 285 mASL) is characterised by ridges of exposed silicified rock.
The site is currently crossed by several access tracks from farming and exploration activities. SunWater’s water pipeline from Lake Julius to the Ernest Henry mine crosses the lease area from west to east.
The predominant land use is low-intensity cattle grazing, although exploration and mining activities have been conducted over the area since the late 1800s. Soils of the Project site are typically slightly acid to moderately alkaline, and non-sodic and therefore non-dispersive in nature, meaning they are not chemically predisposed to erosion. Most of the erosion potential of these soils originates from the short duration, high intensity rainfall events that can occur during the summer period (December to March).
4.4Local Mining Industry
Mount Isa was established on the discovery of world-scale copper-zinc-lead deposits in 1923. A major mining complex and a town of 22,000 people has grown on the site in the last 94 years, with multiple open pit and underground mines, smelters, mills, flotation plants, and a sulphuric acid plant. The town of Mount Isa hosts many mining suppliers, service organisations, and a number of skilled mining industry people, as well as having two electric-powered generators supplied by a natural gas pipeline from South Australia, an airport, rail line, and other services.
Cloncurry was established much earlier than Mount Isa, on the discovery of copper by Ernest Henry in 1867, and the town was founded in 1884.
There are several active mines in the area, as shown in Figure 4-1. In addition to Mount Isa, there are five major active mines: the Ernest Henry copper-gold mine, owned by Evolution Mining, Lady Loretta lead-zinc-
silver mine owned by Austral Resources Australia Ltd; the Cannington silver-lead mine owned by South 32;
the Dugald River zinc-lead-silver mine owned by MMG; and the Capricorn Copper copper-gold mine owned by Capricorn Copper. All are major, internationally important mines.
Smaller operations (active and in care and maintenance) include: Osborne copper-gold mine, owned by
Chinova; Mount Colin copper mine, owned by Breakthrough Minerals Limited, Lady Annie copper-gold mine, owned by Austral Resources Australia Ltd; Mount Cuthbert Copper mine, owned by Mt Cuthbert Resources;
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Rocklands copper- gold mine, owned by Austral Resources Australia Limited; and Eloise copper-gold mine, owned by AIC Mines. Closed major mines include the Mary Kathleen uranium mine.
Figure 4-1: Infrastructure, Major Mines, Deposits, and Eva Copper Project Tenure

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
7650000N
7600000N
Capricorn Copper
Mount Cuthbert
Kajabbi
Eva Minesite
Dugald River
Quamby
Barbara
Mount Margaret
George Fisher
Mount Isa Mines and Smelters
Mary Kathleen
Rocklands
Cloncurry
Wynberg
Wallace
Mount Isa
Mt Colin
Eloise
Greenmount
Malbon
Kuridala
Mount Elliot/SWAN
Tick Hill
Mount Dore
Selwyn/ Starra Line
Cannington
Eva Project Tenure
Road / Highway
Railway
Powerline
Water Pipeline
Proposed CopperString Powerline
Regional Mines
Cu
Zn / Pb / Ag
Cu / Au
P
Au
U
Ag / Pb
0 10 20 30 40 km

QP’s Opinion: In the QP’s opinion, the accessibility, climate, local resources, infrastructure, and physiography of the Eva Copper Project are adequately described and present no unusual features that would compromise the reporting of Mineral Resources and Mineral Reserves. The conditions are typical of the Mount Isa–
Cloncurry district and provide a reasonable basis for disclosure of the Mineral Resource and Mineral Reserve estimates.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5History
Section 229.601(b)(96)(iii)(B)(5) (i‐ii)
5.1Prior Ownership and Changes
The Project area has a long history of exploration and development. Early work was undertaken by Ausminda
Pty. Ltd. and CRAE between 1990 and 1996. CRAE’s principal focus was the copper-only deposits where they were successful in discovering a number of deposits. The Little Eva and Lady Clayre deposits were of secondary interest to CRAE, who drilled the Little Eva deposit to define a small deposit of 9 Mt assayed at
0.70% copper (Cu), gold (Au) grade was not reported.
In 1996, the property was acquired by Pasminco, who undertook further exploration and drilling on the copper-only deposits. Pasminco excised and retained the Dugald River zinc deposit and sold the remainder of the tenements to URL in 2001. The Little Eva deposit was first fully delineated by URL. Pasminco was taken over by Zinifex in 2002, and in 2008 Zinifex merged with Oxiana to become Oz Minerals. Oz Minerals’ interest in the Dugald River zinc deposit was acquired in 2009 by MMG, a subsidiary of China Minmetals.
From 2001 to 2004, exploration work on the Blackard, Scanlan, and Longamundi copper-only deposits was carried out under a joint venture (JV) between URL and Bolnisi Logistics. In 2004, URL acquired Bolnisi
Logistics and assumed full management of the Project. Bolnisi Logistics then changed its name to Roseby
Copper Pty. Ltd. URL focused its 2001–2004 drilling on the Little Eva and Bedford copper-gold deposits, and completed a Feasibility Study in 2005 based on mining and processing a blend of sulphide ore from the Little
Eva and Bedford deposits with native copper ore from the Blackard and Scanlan deposits; however, URL did not proceed with development.
URL entered into a JV Option Agreement with Xstrata in 2005, where Xstrata had the right to explore in the central area of the tenements. Xstrata discovered the Cabbage Tree Creek prospect, and significant sulphide mineralisation beneath the Blackard deposit. Xstrata elected not to proceed with the option to purchase an interest in the Project in January 2013. URL completed a second Feasibility Study between 2007 and 2009 based on the same blend of sulphide ore and native copper ore used in the 2005 study.
In December 2009, URL merged with Vulcan Resources Limited, and the company name changed to Altona.
Altona drilled out the Little Eva deposit, doubling the Mineral Resource, and in 2012 completed a Definitive
Feasibility Study ("DFS") based on the increased resources of copper-gold sulphide deposits, with this TRS excluding the Blackard and Scanlan deposits. Altona’s philosophy was to take a simpler approach that did not rely on ore blending and to address mining and processing of native copper ores once operations were established, in the context of extending mine life or increasing the production rate.
Altona completed drilling at the Bedford, Lady Clayre, Ivy Ann, Blackard, Legend, and Scanlan deposits, and published Mineral Resource upgrades for all these deposits. Altona published Mineral Reserves for the Little
Eva, Bedford, Lady Clayre, and Ivy Ann deposits as part of their 2012 DFS. Altona discovered a significant resource at Turkey Creek and published Mineral Resource and Mineral Reserve estimates for the deposit in
2015 and 2016, respectively. Altona also discovered and delineated major prospects at Anzac, Whitcher,
Matchbox, and Quamby from 2015 to 2016.
MLs and an EA were granted in 2012 based on the 2009 DFS mine plan. An EA amendment was granted in
2016 based on the revised 2012 DFS mine plan and the integration of Turkey Creek into the mine plan.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Altona and the project was acquired by CMMC in 2018. The project was subsequently acquired by Harmony in 2023.
Prior to the acquisition by Harmony, and excluding acquisition costs, approximately AU$63 million has been expended on exploration, resource development, metallurgical and engineering studies, compensation payments, and government fees and charges by the various parties involved over the past 27 years (Table
5-1).
Table 5-1: Total historical expenditures on Eva by previous owners.

Company	Expense
CRAE (estimate)	AU$7.4 million
Zinifex/Pasminco	AU$0.7 million
Bolnisi	AU$4.1 million
URL	AU$24.2 million
Xstrata	AU$8.5 million
Altona	AU$18.4 million
Note: Exchange rate AU$1.35:US$1.00
5.2Mineral Resource Estimates History
5.2.1Little Eva Deposit
The Little Eva deposit has had several formal Mineral Resource estimates that reflect stages of resource definition (Table 5-2). The 2008 and 2012 Mineral Resource estimates include both sulphide and oxide material, while the 2014 estimate is for sulphide material only, with the oxide material excluded.
Table 5-2: Little Eva Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2008*	MacDonald Speijers	30.4 Mt at 0.78% Cu, 0.09 g/t Au. (0.3% Cu cut-off grade).	Superseded following additional drilling Includes Inferred resource.
Mar 2012*	Optiro and Altona	108 Mt at 0.52% Cu, 0.9 g/t Au. Sulphide mineralisation – 100.3 Mt at 0.53% Cu and 0.09 g/t Au at a 0.2% Cu cut-off grade.	Basis for 2012 DFS and Mineral Reserve estimation. Primary sulphide and oxide mineralisation. Includes Inferred resource.
May 2014*	Altona and Optiro	105.9 Mt at 0.52% Cu, 0.09 g/t Au at a 0.2% Cu cut-off grade.	Sulphide mineralisation only. Includes Inferred resource.
Nov 2018	CMMC	121.8 Mt at 0.36% Cu, 0.07 g/t Au at a 0.17% Cu cut-off grade.	Nominal additional infill drill data only. Sulphide mineralisation only. Excludes Inferred resource.
Feb 2023	SRK	167 Mt at 0.38% Cu, 0.07g/t Au at a 0.17% Cu cut-off grade	Post-purchase model using Indicator kriging. Includes Inferred resources, excludes oxide. Superseded following additional drilling and remodelling.
Sept 2023	SRK	163 Mt at 0.35% Cu, 0.07g/t Au at a 0.17% Cu cut-off grade
Methodology changed to Ordinary Kriging to
induce greater dilution aimed at replicating the
expected dilution through the Bulk mining
methodology.
Includes Inferred resources, excludes Oxide
material.
Utilised an additional 48 drillholes drilled by
Harmony during 2023.

Feb 2024	Harmony	180Mt at 0.34% Cu and 0.07g/t Au for 0.612Mt of copper and 382Koz of gold at 0.16% Cu cut-off grade	Ordinary Kriged model, Includes inferred and excludes oxide, Used an additional 64 drill holes compared to the last estimate.
Source: *Altona Mining Limited, Cloncurry Copper Project – DFS, August 2017.
Total estimated Mineral Resource including Inferred; reported in accordance with the Joint Ore Reserves Code (JORC) 2014.
In October 2008, McDonald Speijers completed a Mineral Resource estimate for the Little Eva deposit, reported in accordance with JORC, 2004 Edition (JORC, 2004), which was incorporated into URL’s 2009
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Roseby Copper Project Feasibility Study. The Mineral Resource amounted to 30.4 Mt at 0.78% Cu and 0.9 g/t
Au, with a 0.3% Cu cut-off grade. Geological domains were poorly constrained.
In March 2012, Altona, in conjunction with Optiro, reported a Mineral Resource that incorporated newly acquired assay and geological data provided by extensive drill programmes. The published estimate of 108
Mt at 0.52% Cu and 0.09 g/t Au includes both sulphide and oxide mineralisation. This estimate formed the basis of pit optimisations used in the 2012 DFS and 2014 DFS update.
In May 2014, Altona published a revised Mineral Resource estimate. Geological models were limited in former estimates, because of inconsistent drill hole logging between multiple corporations and programmes.
The 2014 used a new geological model based on a detailed drill hole relogging programme by Altona in
2013-2014. The estimate of 105.9 Mt at 0.52% Cu and 0.09 g/t Au is for primary sulphide geotechnical mineralisation only, and excludes oxide mineralisation, which is not amenable to processing through the proposed Eva Copper Project plant. No additional drilling was added after the 2012 estimate leading up to the 2014 estimate, and differences between the 2012 and 2014 Mineral Resource estimates were not considered material; however, confidence in the geological models was improved. The 2014 estimate was used for pit optimisations undertaken by Orelogy, and to relocate mine and waste dump layouts and develop schedules to accommodate Turkey Creek into the mine plan. This work was undertaken for the 2016 EA
Amendment. These optimisations were not used in the mine design or financial modelling of the August 2017
Altona DFS.
In November 2018, CMMC published a Mineral Resource estimate, which incorporated limited newly acquired assay and geological data provided by diamond core holes drilled for metallurgical, geotechnical, and due diligence purposes. The published estimate of 121.8 Mt at 0.36% Cu and 0.07 g/t Au includes sulphide mineralisation only. This estimate formed the basis of pit optimisations used in CMMC’s 2018
Feasibility Study and the 2019 Feasibility Study update.
Limited additional drilling was added after the 2014 estimate; differences between the 2014 and 2018
Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
Harmony completed an update to the resource in February 2023 after project purchase. The estimate used indicator kriging and resulted in an estimate of 167Mt @ 0.38% Cu and 0.07g/t Au. This model was used to design new drilling with the aim of targeting under drilled areas of the deposit.
Harmony completed an additional update to the Resource in September of 2023 after stage 1 of the additional drilling. This Resource, reported and classified in accordance with SAMREC 2016 and Regulation S-
K 1300, resulted in 163Mt @ 0.35% Cu and 0.07g/t Au.
Data from 13 new drill holes was included in the June 2024 Resource estimate. Differences between the
February 2024 and June 2024 Mineral Resource estimates reflect a change in corporate price guidance, a different modelling approach, and changes to mining costs.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5.2.2Turkey Creek Deposit
Turkey Creek was discovered in September 2012 after the 2012 DFS was completed. The first Mineral
Resource estimate for Turkey Creek was completed in 2015 by Optiro and Altona. Altona was responsible for the data and 3D geological model. Mineral Resource estimation and block modelling was conducted by
Optiro (Table 5-3). The estimate was 21 Mt grading 0.59% Cu, and it includes both sulphide and oxide mineralisation. Since then the model has been updated regularly as new drilling has been completed.
Table 5-3: Turkey Creek Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Mar 2015*	Optiro and Altona	21 Mt at 0.59% Cu (0.3% Cu cut- off grade)	Primary sulphide and oxide mineralisation. Include Inferred resources.
Nov 2018**	CMMC	13.8 Mt at 0.46% Cu (0.17% Cu cut-off grade)	Nominal additional infill diamond drill data only. Primary sulphide mineralisation only. Excludes Inferred resources.
Sept 2023	Harmony (SRK)	30.8Mt @ 0.43% Cu, (0.17% Cu cut-off grade)	Basis for initial Harmony feasibility studies. Excludes oxide material
Source: *Courtesy Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017. Total estimated Mineral
Resource including Inferred; reported in accordance with JORC. ** CMMC, Eva Copper Project – NI43-101 Eva Copper Feasibility Study,
May 2020.
The 2015 resource model was used by Orelogy to generate pit designs and waste volumes included in the mine plan, and was used to generate a new layout of pits, waste dumps, and the TSF for the 2016 EIA. The
Orelogy pit optimisations were based on primary sulphide mineralisation only. The sulphide resource was estimated at 16.5 Mt at 0.59% Cu.
In November 2018, CMMC published a Mineral Resource estimate, which incorporated limited newly acquired assay and geological data provided by diamond core holes drilled for metallurgical, geotechnical, and due diligence purposes. The published estimate of 13.8 Mt at 0.46% Cu includes sulphide mineralisation only and formed the basis of pit optimisations used in CMMC’s 2018 Feasibility Study and their 2019
Feasibility Study update.
The 2015 Mineral Resource for Turkey Creek included an oxide component, while the other deposits modelled did not. There was a reasonable expectation of achieving acceptable recoveries from the oxide material based on the mineralogy using the Controlled Potential Sulphidisation (CPS) technique for flotation processing. However, initial metallurgical testing of this processing method produced poor recoveries, and the oxide material was excluded from the 2018 Mineral Resource.
Limited additional drilling was added after the 2015 estimate, and differences between the 2015 and 2018
Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
5.2.3Bedford Deposit
The Bedford deposit has had several formal Mineral Resource estimates completed that reflect stages of resource definition, as shown in Table 5-4. The 2012 and 2017 estimates are for sulphide material only.
In October 2006, McDonald Speijers completed an initial Mineral Resource estimate. In May 2012, Optiro completed an estimate based on nominal additional drilling. There was no significant change in the Mineral
Resource of 1.7 Mt at 0.99% Cu and 0.20 g/t Au.
Geological models forming the basis of these estimates were poorly constrained, with isolated individual structures within a broader shear zone showing limited continuity.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 5-4: Bedford Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2006*	McDonald Speijers	1.77 Mt at 0.93% Cu, 0.24 g/t Au (0.3% Cu cut-off grade)	Superseded following nominal additional drilling. Includes Inferred resource.
May 2012*	Optiro	1.7 Mt at 0.99% Cu, 0.20 g/t Au (0.3% Cu cut-off grade)	Basis for 2012 DFS and Mineral Reserve estimate. Primary sulphide mineralisation only. Includes Inferred resource.
Feb 2017*	Altona	4.8 Mt at 0.80% Cu, 0.21 g/t Au (0.3% Cu cut-off grade)	Assay data from two additional drill holes. Additional geological data showing continuity of structures. Primary sulphide mineralisation only. Includes Inferred resource.
Nov 2018	CMMC	3.0 Mt at 0.54% Cu and 0.14 g/t Au (0.17% Cu cut-off grade)	Primary sulphide mineralisation only. Excludes Inferred resource.
Source: Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.
In February 2017, Altona completed a new Mineral Resource estimate of 4.8 Mt at a grade of 0.80% Cu and
0.21 g/t Au that includes primary sulphide mineralisation only. The increase from the 2012 estimate resulted primarily from a better understanding of geological continuity and geometry.
Mineralised structures were better defined by mapping of surface workings and high-resolution copper- in-
soil sampling. An increase in tonnage was a result of more accurate bulk density data obtained from diamond drill core, therefore replacing prior bulk density estimates.
In November 2018, CMMC published a Mineral Resource estimate of 3.0 Mt at 0.54% Cu and 0.14 g/t Au includes sulphide mineralisation only.
No significant new drill data was added after the 2017 estimate, and differences between the 2017 and 2018
Mineral Resource estimates reflect a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
5.2.4Lady Clayre Deposit
The Lady Clayre deposit has had several formal Mineral Resource estimates that reflect stages of resource definition, as shown in Table 5-5.
In October 2006, McDonald Speijers completed a Mineral Resource estimate that was reported in accordance with JORC 2004 for the Lady Clayre deposit. This was incorporated into URL’s 2009 Feasibility Study.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Table 5-5: Lady Clayre Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Oct 2006*	McDonald Speijers	3.7 Mt grading 0.88% Cu, 0.48 g/t Au (0.3% Cu cut-off grade	Superseded following expanded drilling.
May 2012*	Optiro	14 Mt grading 0.56% Cu, 0.20 g/t Au (0.3% Cu cut-off grade	Primary sulphide mineralisation only. Includes Inferred resource.
Nov 2018	CMMC	7.3 Mt at 0.31% Cu and 0.14 g/t Au (0.17% Cu cut-off grade)	Basis for this study. Primary sulphide mineralisation only. Excludes Inferred resource.
Source: Courtesy Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.
In November 2018, CMMC published a Mineral Resource estimate of 7.3 Mt at 0.31% Cu and 0.14 g/t Au that included sulphide mineralisation only.
Significant new drill data was added after the 2012 estimate; the updated CMMC model used the new drill hole assay data but was not constrained by the revised geological model. Differences between the 2012 and
2018 Mineral Resource estimates reflected new drilling data, a lower minimum reporting cut- off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
5.2.5Ivy Ann Deposit
The Ivy Ann deposit has had three Mineral Resource estimates, as shown in Table 5-6.
Table 5-6: Ivy Ann Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
Jan 2006*	URL	3.98 Mt at 0.93% Cu, 0.24 g/t Au (0.3% Cu cut-off grade)	Superseded following expanded drilling.
May 2012*	Optiro	7.5 Mt at 0.57% Cu, 0.07 g/t Au (0.3% Cu cut-off grade)	Primary sulphide mineralisation only. Includes Inferred resource.
Nov 2018	CMMC	5.1 Mt at 0.36% Cu and 0.08 g/t Au (0.17% Cu cut-off grade)	Primary sulphide mineralisation only. Excludes Inferred resource.
Source: Altona Mining Limited, Cloncurry Copper Project – Definitive Feasibility Study, August 2017
              Copper Mountain Mining Corp, Eva Copper Project - Definitive Feasibility Study, January 2020.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.
In January 2006, URL completed a Mineral Resource estimate for the Ivy Ann deposit.
In May 2012, Optiro completed an estimate of resources for the Ivy Ann deposit that incorporated additional drilling. The published estimate of 7.5 Mt at 0.57% Cu, and 0.07 g/t Au includes sulphide mineralisation only.
In November 2018, CMMC published the Mineral Resource estimate of 5.1 Mt at 0.36% Cu and 0.08 g/t Au which includes sulphide mineralisation only.
No significant new drill data was added after the 2012 estimate, and differences between the 2012 and 2018
Mineral Resource estimates reflects a lower minimum reporting cut-off grade, different modelling approach, and exclusion of material classified as Inferred from the reported total.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5.2.6Blackard Deposit
The Blackard deposit has had several formal Mineral Resource estimates that reflect stages of resource definition, as shown in Table 5-7. While early estimates from 2003 included all mineralisation (oxide, copper, transition, and sulphide zones) the 2012 Mineral Resource estimate only included native copper, transition and primary sulphide, the oxide zone was excluded.
In December 2005, McDonald Speijers completed a Mineral Resource estimate for the Blackard deposit. In
February 2007, McDonald Speijers completed another Mineral Resource estimate update.
In May 2012, Optiro completed an estimate of recoverable resources for the Blackard deposit. The estimate of 76.4 Mt at 0.62% Cu includes native copper, transition, and primary sulphide mineralisation only. This estimate incorporated newly acquired data from substantial additional drilling since the 2006 estimate.
Table 5-7: Blackard Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
May 1996	Newbery and Lai (for CRAE)	27 Mt at 0.73% Cu (0.5% Cu cut-off grade)	Superseded by new model for Bolnisi. Oxide (malachite), native copper, and transition mineralisation only. Indicated resource only.
Feb 2003*	Hellman & Schofield	26.8 Mt at 0.75% Cu (0.5% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, and primary sulphide mineralisation. Includes Inferred resource.
Dec 2005*	McDonald Speijers	43.7 Mt at 0.65% Cu (0.3% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, mineralisation only. Includes Inferred resource.
Jan 2007*	McDonald Speijers	46.25 Mt at 0.63% Cu (0.3% Cu cut-off grade)	Superseded following expanded drilling. Oxide (malachite), native copper, transition, and primary sulphide mineralisation. Includes Inferred resource.
Jul 2012*	Optiro	76.4 Mt at 0.62% Cu (0.3% Cu cut-off grade)	Resource estimate. Native copper, transition, and primary sulphide mineralisation only. Includes Inferred resource.
Oct 2019	CMMC	77.3 Mt at 0.49% Cu (0.23% Cu, 0.20% Cu, and 0.17% Cu cut-off grade for copper, transition, and sulphide zone, respectively)	Native copper, transition, and primary sulphide mineralisation only. Excludes Inferred resource.
Sept 2023	SRK/Harmony	128.9Mt @ 0.45% Cu, using a global 0.17% Cu cut-off	Included native copper, transitional and primary sulphide material, excluded oxide material but did include inferred.
Source: Altona Library, resource estimation reports for Altona and previous Project operators.
*Total estimated Mineral Resource including Inferred; reported in accordance with JORC.
Data from 18 new drill holes was added to the 2019 resource estimate by CMMC. Differences between the reported 2012 and 2019 Mineral Resource estimates reflect lower cut-off grades, different modelling approach, and exclusion of Inferred resources.
The 202309 SRK Resource model included an additional 15 RC holes and relied on a new geological model and a different modelling approach using variable anisotropy. The total included inferred material and was reported using a global cut-off and a reporting constraint shell based on a copper price of US$5.55/Lb. As input to a high-level study a global cut-off was used while various assumptions on metallurgical recovery, mining costs and milling costs were tested.
The 202309 SRK model was replaced by the 202402 SRK model which has been built on the original 202309 model but with updates to the DH database, including 44 additional drillholes (many of which were
Metallurgical and geotechnical holes and did not inform the grade estimate), and amended collar coordinates for a number of drillholes. Additionally, metallurgical and mining studies informed likely cut-off grades for the different ore domains, and these have been used in the reporting of the 202402 Mineral Resource.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
5.2.7Scanlan Deposit
The Scanlan deposit has had four Mineral Resource estimates completed, as shown in Table 5-8.
In November 2006, McDonald Speijers completed a Mineral Resource estimate for the Scanlan deposit. This was incorporated into URL’s 2006 and 2009 Feasibility Studies. In both cases the estimates were used for pit optimizations with resultant Ore Reserve estimates. CMMC completed an estimate for Scanlan in 2020.
Table 5-8: Scanlan Resource Estimate History

Model	Authors	Mineral Resource Estimate	Comment
May 1995	Newbery and Lai (for CRAE)	15 Mt at 0.81% Cu (0.5% Cu cut-off grade)	Superseded by new model for Bolnisi. Oxide (malachite), native copper, and transition mineralisation only. Indicated resource only.
Nov 2006*	McDonald Speijers	19.62 Mt at 0.68% Cu (0.3% Cu cut-off grade)	Superseded following additional drilling.
Jul 2012*	Optiro	22.2 Mt at 0.65% Cu (0.3% Cu cut-off grade)	Native copper, transition, and primary sulphide mineralisation only. Includes Inferred resource.
Jan 2020	CMMC	21.7 Mt at 0.57% Cu (0.26% Cu, 0.20% Cu, and 0.17% Cu cut-off grade for copper transition and sulphide zones, respectively)	Excludes Inferred resource.
Source:
Altona Library, resource estimation reports for Altona and previous Project operators.
Total estimated Mineral Resource including Inferred; reported in accordance with JORC.
In July 2012, Optiro completed an estimate  for the Scanlan deposit. The estimate of 22.2 Mt at 0.65% Cu included native copper, transition, and primary sulphide mineralisation only. This estimate incorporated newly acquired data from substantial additional drilling completed since the 2006 estimate.
No significant drill data has been added to the deposit since 2012.
5.2.8Legend Deposit
The Legend deposit has only had one historical inferred resource estimate which was not declared in CMMC's
2020 feasibility study, the estimate totalled 17.1Mt at 0.54% for 94Kt of copper. The historical estimate was prepared accordance with the JORC 2004 by Altona for their 2017 feasibility report.
5.2.9Great Southern Deposit
The Great Southern deposit has only had one historical inferred resource estimate which was not declared in
CMMC's 2020 feasibility study, the estimate totalled 6.0 Mt at 0.61% for 37Kt of copper. The historical estimate was prepared accordance with the JORC 2004 by Altona for their 2017 feasibility report.
QP’s Opinion: In the QP’s opinion, the historical exploration and ownership information presented is reliable and provides a reasonable basis for the current geological interpretation and Mineral Resource disclosure.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6Geological setting, Mineralisation, and Deposit
Section 229.601(b)(96) (ii)(B) (6) (i‐iii)
6.1Regional Geology
The Project is located within the Proterozoic rocks of the Mount Isa Province of Queensland, Australia. The
region is one of the world’s premier base metal provinces, with mining continuing uninterrupted since discovery of copper and gold near Cloncurry in the 1860s. The Mount Isa Province hosts numerous copper mines, including several of global significance. The Mount Isa Province also hosts the world’s two largest lead producers, the second largest silver producer, and until recently was the world leading source of zinc.
Economic accumulations of various other commodities, including gold, molybdenum, rare earth elements, uranium, and phosphate, occur throughout the area.
The Project is situated within the Mary Kathleen domain, and to a lesser extent the Canobie domain of the late Palaeoproterozoic Eastern Fold Belt of the Mount Isa Inlier (Figure 6-1), which largely comprises metamorphosed marine sedimentary and volcanic rocks some 1,590 to 1,790 Ma old.
Numerous granite and mafic intrusions were emplaced at various times before 1,100 Ma.
The Project area rocks have undergone polyphase deformation, metamorphism, and metasomatism during the Isan Orogeny (1,600–1,500 Ma), which resulted in east-west shortening and extensive plutonism. The orogeny formed the major north-south trending upright folds and structural domains that characterise the province. Deformation and late- to post-orogenic plutonism is most pronounced in the Eastern Fold Belt where it is associated with widespread high temperature sodium-iron metasomatism expressed as magnetite or hematite alteration assemblages. Iron-oxide-copper gold ("IOCG") mineralisation is a variant of the Na-Fe metasomatism and the Project deposits are examples of such mineralisation. IOCG mineralisation developed in the waning stages of the Isan Orogeny and is prevalent throughout the Eastern Fold Belt.
North- and north-easterly-trending crustal scale faulting transects the Province, bounding and cutting geological domains. The structures are the locus of major base and precious metal deposits. The deformation recorded by faulting and folding is complex, dominated at different stages by extension, shortening, and transcurrent faulting. The major faults have long reactivation histories during the Proterozoic, with evidence of recurrent activity in the Phanerozoic. During the latter part of the Isan Orogeny, at the time of IOCG mineralisation, the pre-existing faults were reactivated into a dominantly strike-slip wrench system, with east-west to southeast-northwest directed shortening accompanying emplacement of the William Batholiths
(1,530–1,490 Ma).
The Project deposits are located within the Mary Kathleen ("MK") domain, which is an elongate belt on the east side of the Kalkadoon-Leichhardt domain, has a length of 180 km and an approximate width of 20 km, and was modified by the Wonga extensional event (approx. 1,740 Ma) which included emplacement of the
Wonga Suite granites. The MK domain hosts the Dugald River zinc deposit, the Tick Hill gold deposit, the
Mary Kathleen uranium deposit, and the Phosphate Hill phosphate deposit, in addition to the Project’s copper-gold deposits.
The Canobie domain is located east of the Mary Kathleen domain, and the two are juxtaposed by the
Fountain Range and Pilgrim Faults. The Canobie domain is fault bounded, poorly exposed, largely defined by highly magnetic and buried William-Naraku intrusions and is host to the Ernest Henry copper-gold deposit.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-1: Geological Domains of the Mount Isa Province and Project Location

139°E
140°E
141°E
19°S
20°S
21°S
22°S
Eva Minesite
Western
Fold Belt
Mary
Kathleen
Domain
Canobie
Domain
Kalkadoon
-Leichhardt
Subprovince
Eastern
Fold Belt
Eva Project Tenure
Margin of Inlier Exposure
0
20
40
60
80 km
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Note: Little Eva deposit denoted by red star
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.1.1Regional Stratigraphy
The Little Eva deposit, which contains most of the resources in the Eva Copper Project, lies within the northern exposed portion of the Mount Isa Eastern Succession. Rocks within this area include a variety of
Palaeoproterozoic sediments and volcanic and intrusive rocks, as illustrated in Figure 6-2 and Figure 6-3. The
Palaeorproterozoic age (1,770±5 Ma) Corella Formation dominates the deposit area, and comprises scapolitic calcareous metasediments, quartzites, and granofels (Betts et al., 2011).
Figure 6-2: Schematic Stratigraphic Diagram of the Little Eva Deposit Area

Phanerozoic Sediments ~500 Ma
Williams Nakaru Granite ~1550 Ma
Wonga Granite ~1740 Ma
Lady Clayre Dolomite 1691±7Ma
Dugald River Shale
Mount Roseby Schist
Knapdale Quartzite ~1728±5Ma
Corrella Formation ~1770±5 Ma
Basement
Structural Relationship
Major Fault
Intrusive Contact
Unconformable Contact
Paraconformable Contact

Approximately 1,740 Ma, deposition of the Mount Isa eastern succession was terminated by a period of significant extension referred to as the Wonga Event. The Wonga Event was accompanied by dominantly felsic extrusive and intrusive magmatism (Greenwood & Dhnaram, 2013). Sedimentation resumed following the Wonga Event, with deposition of the Knapdale quartzite (feldspathic and micaceous sandstone and quartzite) at 1,728±5 Ma (Greenwood & Dhnaram, 2013; Betts et al., 2012). Additional sedimentation occurred with deposition of material that would become the Mount Roseby Schist, the Dugald River Shale
Member, (host to the Ag-Pb-Zn deposit of the same name), and the overlying Lady Clayre dolomite (host to the Lady Clayre Cu-Au deposit), which has been dated at 1691±7Ma (Carson et al., 2011).
Sedimentation ended with the onset of the Isan Orogeny (approx. 1,600–1,510 Ma), which in its waning stages was accompanied by widespread emplacement of potassium-rich “A-type” granites. Williams and
Naruku batholiths (approx. 1,550–1,500 Ma) are exposed east of the Project area (Malakoff granite). IOCG mineralisation has a close temporal relationship with granite formation, and it has been proposed that mineralising fluids were generated though magma mixing and/or fractionation.
Sedimentation was reinitiated during the Cambrian, with deposition of fine- to medium-grained sandstones and limestone in basin grabens, including the Landsborough Graben located directly east of the Little Eva deposit.
6.1.2Regional Deformation
Deformation of Proterozoic units within the Mary Kathleen domain resulted from the approximately 1,600–
1,510 Ma Isan Orogeny. On a regional scale, the orogeny can be divided into three broad stages characterised by different principal stress directions and subsequent deformation responses. The Early Isan Orogeny (D1, approximately 1,600–1,570 Ma) was accompanied by north-south to northwest- southeast compression, which led to the formation of east-west trending folds and related axial plane cleavages. The Middle Isan
Orogeny (D2, approximately 1,570–1,525 Ma) involved east-west compression, resulting in the development of north-south striking folds and foliation, ubiquitous in the Mary Kathleen domain. The Late Isan Orogeny
(D3, approximately 1,525–1,500 Ma) represented a transition to dominantly brittle deformation, with the development of wrench-style faulting.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2Project Geology
The Project area straddles the northern part of a north-south striking corridor up to 10 km wide and 80 km long, bounded to the east by the regionally significant Rose Bee Fault, and to the west by the Coolullah Fault, which is also the eastern bounding fault of the Phanerozoic Landsborough Graben. These faults terminate into the regional scale Fountain Range and Quamby faults, which continue south to intersect the Mary
Kathleen domain’s eastern margin (Figure 6-3 and Figure 6-4).
The Project area predominantly consists of variably metamorphosed sedimentary and igneous rocks of
Proterozoic age that typically outcrop with limited residual regolith cover. Regolith cover tends to thicken east of the Rose Bee Fault and a thick sequence of Phanerozoic sediments overlies Proterozoic rock to the west of the Coolullah Fault in the Landsborough Graben. The graben contains Cambrian limestone and sandstone, mostly covered by Mesozoic and Cainozoic sediments.
Amphibolite facies schists of the Boomarra Metamorphic Belt are the oldest rocks within the area, outcrop east of the Rose Bee Fault (Figure 6-3), and are unconformably overlain by metamorphosed fine-grained sediments and intercalated volcanic rocks of the Corella Formation. The Little Eva copper-gold deposit is hosted by intermediate to mafic composition volcanic rocks within the Corella Formation, similar to rocks situated further to the south-east that have been dated, as coeval to the Wonga Suite intrusions
(approximately 1,740 Ma).
The Knapdale Quartzite is a metamorphosed sequence of massive siliciclastics forming a prominent, 12-km long hill on the western side of the Project area, referred to as the Knapdale Range. The range is interpreted as a nappe structure, with east-directed thrust faulting juxtaposing older siliciclastics over younger Mount
Roseby Schist (Roseby Schist).
The Roseby Schist, consisting of fine-grained, grey muscovite-quartz-biotite ± scapolite schists interbedded with carbonate-rich layers, has been structurally juxtaposed against the Corella Formation by major faults.
The Roseby Schist within the Project area is overturned and contains distinctive scapolite porphyroblast-rich units and is also distinguished by a lack of Wonga Suite felsic intrusions.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-3: Geological Domains and Principal Stratigraphic Units of the Eva Copper Project Area

380000E
400000E
420000E
440000E
7820000N
7800000N
7780000N
7760000N
7740000N
7720000N
Soldiers Cap Domain
Kalkadoon Leichhardt Domain
Mary Kathleen Domain
Eva Minesite
Canobie Domain
Tommy Creek Domain
Quilalar Fault
Mount Remarkable Fault
Pinnacle Fault
Cameron Fault
Rose Bee Fault
Fountain Range Fault
Quamby Fault
Dugald River
Quamby Queen
Rocklands
Quamby Conglomerate
Milo Beds
Lady Clayre Dolomite
Coocerina Formation
Dugald River Shale
Roseby Schist
Mount Albert Group
Knapdale Quartzite
Soldiers Cap Group
Mount Fort Constantine Volcanics
Little Eva Igneous Rocks
Corella Formation
Boomarra Metamorphics
Argylla Formation
Leichhardt Volcanics
Toole Creek Volcanics
Mafic Intrusion
Intermediate Intrusion
Granite Intrusion
Mines
Eva Project Tenure
Domain Boundaries
Structure - Fault
0
5
10
15
20 km
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CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-4: Project Area Geology with Outline of Project Tenure and Major Deposits

400000E
410000E
420000E
7770000N
7760000N
7750000N
7740000N
Little Eva
Turkey Creek
Legend
Bedford North
Bedford South
Blackard
Charlie Brown
Great Southern
Longamundi
Scanlan
Lady Clayre
Caroline
Ivy Ann
Coolullah Fault
Pinnacle Fault
Rose Bee Fault
Quamby Fault
Fountain Range Fault
Cameron Fault
Resources
Copper Gold
Copper only
Eva Project Tenure
Structure - Fault
Stratigraphy
Quamby Conglomerate
Lady Clayre Dolomite
Coocerina Formation
Dugald River Shale
Roseby Schist
Mount Albert Group
Knapdale Quartzite
Little Eva Igneous Rocks
Corella Formation
Boomarra Metamorphics
Argylla Formation
Mafic Intrusion
Granite Intrusion
0
2
4
6
8 km
03/03/2020 | 1:200,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Overlying the Roseby Schist is the Dugald River shale member (carbonaceous zinc-rich slates), which hosts the Dugald River zinc-lead-silver deposit of 63 Mt at 12.5% Zn, 1.9% Pb, and 31 g/t Ag. The Dugald River
deposit is localised along the highly deformed and faulted eastern margin of the Knapdale Range. On the western side of the Knapdale Range, similar zinc-rich shales occur in the Coocerina Formation, which is also overlain by dolomites, and therefore is likely a structural repetition of the Dugald River deposit host stratigraphy.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Dating indicates maximum ages for the Roseby Schist and the Dugald River Shale Member at approximately
1,686 Ma. The units have temporal equivalents (1,690–1,645 Ma) throughout the Mount Isa Inlier, which are host to many of the region’s significant deposits, including Mount Isa, Hilton, Cannington, Lady Annie, Lady
Loretta, Osborne, and Mount Elliot.
The Neoproterozoic (approx. 1,500 Ma) Quamby Conglomerate forms a ridge in the southern part of the
Project area. Comprising polymictic conglomerate and medium- to coarse-grained sandstone, the Quamby rocks are relatively undeformed, generally flat-lying with broad open folds. The conglomerate unconformably overlies Corella Formation rocks in a small graben developed along the Rose Bee Fault during late Isan
Orogeny wrench-fault reactivation. The conglomerate hosts gold mineralisation that was initially mined by prospectors in the 1920s, and then later in the 1990s.
The Rose Bee Fault is a prominent topographic feature forming linear ridges where it is pervasively silicified and quartz veined. Locally, the silicification overprints copper mineralisation and may have developed during the Phanerozoic reactivation of the fault.
6.2.1Little Eva Deposit Geology
The Little Eva deposit is currently the major example of hydrothermal IOCG mineralisation and is the largest single copper deposit within the Eva Copper Project area. Little Eva is a close analogue of the Ernest Henry deposit. Indicated and Inferred resources are 207 Mt grading 0.33% Cu and 0.06 g/t Au at a 0.14% Cu cut-off grade. Gold is strongly correlated with copper and is recovered in the copper concentrate. The deposit is 1.4 km in length and between 20 m to 370 m wide with mineralisation extending from surface to the limits of drilling at 350 m vertical depth below surface (165 mRL) (Figure 6-5 and Figure 6-6). The deposit is sub-
cropping on a flat plain with thin and variable (<3 m) in-situ soil and alluvium cover. Fresh rock is overlain by
a 5 m to 25 m thickness of weathered rock. Copper occurs as primary sulphide minerals in fresh rock, and as secondary oxide minerals within the weathered zone.
Mineralisation is hosted by a large body of faulted subvolcanic porphyritic and amygdaloidal intermediate rock that displays pervasive sodium and potassium feldspar, hematite, and magnetite metasomatic alteration assemblages. Intermediate volcanic rocks on the western margin of the deposit are cut by felsic intrusions that are also mineralised. Most of the mineralisation is structurally controlled within breccias, fracture fill and veinlet stockworks. Chalcopyrite is the dominant copper mineral with lesser amounts of bornite.
Mineralisation is coarse and readily recovered through flotation concentration.
The igneous rocks hosting the Little Eva deposit occur within intercalated folded calc-silicate, marble, quartzite, and biotite-scapolite schists. The feldspar-phyric and amygdaloidal intermediate rocks are presumed to be volcanic flows, but probably include some subvolcanic sills as documented at Ernest Henry.
In the northern part of the deposit the volcanic rocks are interpreted to be striking north and dipping to the east at approximately 60 to 70 degrees, while the mineralisation appears to have a moderately west-dipping
(45 to 65 degree) ladder-like grade distribution. In the central part of the deposit the volcanic stratigraphy is sub-vertical to westerly dipping, with dips shallowing to the south (Figure 6-6) The intrusive rocks are dominantly mafic to intermediate in composition, fine- to medium-grained with feldspar-phyric and amygdaloidal textures. There is a minor porphyritic felsic intrusion along the western margin of the deposit.
In plan, the intrusive rock package has a lenticular shape, imbricated by mineralised breccias and post-
mineral faulting, and is enclosed by metasedimentary rocks. The western contact between igneous rocks and metasediments is, in part, highly strained and fractured. Copper mineralisation is rare within the metasediments.
Folding and extensive cross-faulting have resulted in a complex array of fracturing, crackle brecciation, and veining, particularly within the more competent rocks associated with copper-gold mineralisation. Late, post-
mineralisation, strong shearing, and fracturing occurs parallel to the footwall contact against calc-silicate rocks, and it is interpreted that more strain took place in the less competent rocks.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Copper-gold mineralisation is high-grade but relatively narrow in the north and has progressively moderating grades associated with greater width in the southern half of the deposit. Higher-grade zones in the north occur in stacked zones of breccia, veining, and fracturing. Intervening zones are lower grade with disseminated and veinlet-hosted mineralisation (Figure 6-7). The breccia zones typically dip west at 45 to 65 degrees, with north-northeast strikes. The breccias occasionally display multiple re-brecciation. Lower-grade mineralisation in the south is more evenly distributed in fractures, veinlets, and disseminations. Low-grade mineralisation averages 0.1% Cu to 0.3% Cu over lengths of 25 m to 150 m, whereas breccia zones are in the order 0.8% Cu and 0.12 g/t Au over widths of 15 m and display gradational contacts.
The mineralised intermediate rock is variably and pervasively altered by multiple stages of alteration. Initial alteration assemblages of amphibole, magnetite, and biotite (dark grey coloured) are overprinted by assemblages comprising albite, haematite, magnetite, and carbonate ± chalcopyrite (red coloured).
The mineralisation is open beyond the extents of drilling: the northern tapered high-grade zone is terminated or offset by faulting or plunges steeply to the north; while the southern extent is poorly constrained by drilling, with higher-grade mineralisation appearing to plunge to the south.
The sulphide mineralisation is generally coarsely crystalline, and metallurgical tests have demonstrated recoveries greater than 95% for copper. No deleterious elements were present in the trial flotation concentrates. The deposit is generally low in sulphur and concentrations of pyrite greater than chalcopyrite are relatively rare. Many of the drill holes average less than 0.8% sulphur.
A shallow 15m to 25m thick oxidation profile, a result of weathering, contains goethite-haematite with minor malachite, chrysocolla, covellite, azurite, neotocite, and cuprite. The weathering profile indicates a “dry”
oxidation, as there is no leached zone and no supergene zone. There is a thin transition zone where predominantly oxide copper changes over to predominantly sulphide copper over 1 m to 2 m. Chalcopyrite can occur locally at surface. Zones of strong shearing and fracturing locally exhibit deeper oxidation.
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-5: Geology and Mineralisation at the Little Eva Deposit

410500
411000
Sulphide Mineralisation
Low Grade (<0.15% Cu)
Moderate Grade (>0.15% Cu)
High Grade (>0.5% Cu)
Mineralisation Strike/Dip
Lithology
Phanerozoic Sediments
Felsic Intrusive
Intermediate Igneous
Metasediments
Structure
Contact
Minor Fault
Moderate Fault
Coolullah Fault
North
Central
South
South East
Deposit Major Domains
N26300
N25800
N25400
55°
65°
65°
20°
20°
20°
30°
70°
70°
200m
North

Note: See Figure 7-6 for locations
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-6: Geological Cross-Sections through the Little Eva Deposit from North to South
Effective date: 30 June 2026

Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-7: Drill Core Illustrating the Principal Mineralisation and Alteration Styles at Little Eva Deposit
(a)High-grade hydrothermal breccia, with variably altered intermediate igneous clasts in a feldspar ("FD"), hematite ("HE"), chalcopyrite ("CP"), magnetite ("MT"), and carbonate ("CB") matrix (4.8% Cu, 0.2 ppm Au).
(b)Feldspar phyric intermediate igneous rock (dark domain, right), overprinted by texturally destructive feldspar-
hematite ("FD-HE") alteration (red domain, left) host to a CP, MT, and CB filled veinlet network (0.5% Cu, 0.05 ppm
Au).
(c)Feldspar-phyric intermediate igneous rock with quartz ("QZ") filled amygdales, patchy weak FD-HE alteration, and low-grade disseminated CP mineralisation (0.2% Cu, 0.02 ppm Au).
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.2Turkey Creek
The Turkey Creek deposit is located 1.5 km east of the Little Eva deposit. The sulphide resources in the
Indicated and inferred categories are 34 Mt grading 0.42% Cu. Mineralisation at Turkey Creek is very low in gold. The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) in-situ soils and alluvium cover. Fresh rock is overlain by a 25-m to 90-m thickness of weathering and oxide mineralisation. Copper occurs as primary sulphides in fresh rock and as secondary oxide copper minerals dominated by copper silicates (chrysocolla, hydrobiotite) and minor malachite within the weathered zone.
The deposit extends over 1.8 km in length with mineralisation extending from surface, to drilled depths of
150 m vertically below surface (Figure 6-8 and Figure 6-9), with a simple tabular geometry that displays excellent continuity along strike and down-dip. True widths vary from 10 m to 30 m at the southern end, to
30 m to 50 m at the northern end. The main part of the deposit strikes north and dips 60 degrees to the east.
At the northern end, the mineralisation and host stratigraphy are folded sharply eastwards into a curved synform which plunges steeply south. The northern zone is slightly offset by faulting from the main southern zone.
The tabular deposit has an upper and lower zone of stronger copper mineralisation with a more sporadically mineralised central zone. Primary copper mineralisation comprises finely disseminated chalcocite, with subordinate bornite and chalcopyrite, that are disseminated and also occur within minor carbonate veinlets.
Copper sulphide minerals in the upper zone are dominated by chalcopyrite, and in the lower zone by chalcocite and bornite. Gangue minerals primarily consist of quartz, calcite, scapolite, white mica, and minor biotite.
The sulphide mineralisation is stratabound and hosted within a sequence of interbedded metasediments
(biotite schists, biotite scapolite schists, and carbonate-rich rocks or marble) The host rocks are variably altered to carbonate and albite-haematite assemblages.
A consistent 20-m to 30-m thickness of weathering with oxide mineralisation blankets the southern zone. It includes a zone of complete oxidation, and a thin transition zone with minor secondary and remnant primary copper sulphides. Copper oxide mineralisation comprises minor malachite, rare occurrences of azurite, and native copper, with most of the native copper thought to be associated with hydrobiotite similar to the
Blackard deposit. The transition zone is dominated by malachite, minor degraded chalcopyrite, chalcocite, and rare native copper.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-8: Turkey Creek Deposit Mineralisation
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-9: Geological Cross-Sections through the Southern Zone of the Turkey Creek Deposit

West
East
Top of Fresh Rock
Upper Zone
Lower Zone
mRL
50m
N7771700

West
East
Top of Fresh Rock
Upper Zone
Lower Zone
mRL
50m
N7771450

6.2.3Native Copper deposits
The Native Copper deposits within the Eva Copper Project include the Blackard, Legend, Great Southern and
Scanlan, characterised by the deep weathering profiles, which has resulted in extensive modification of the host rock and localised remobilisation of copper. The deposits lie along the Roseby Copper Horizon and located from 5 km and 17 km south of the Eva deposit. The deposits are geologically very similar and therefore are described together.
An additional 250 RC and DDs were completed on the Blackard, Legend and Great Southern deposits over
2024/2025, and extensive metallurgical testing was carried out on Blackard and Scanlan samples which has defined metallurgical recoveries for the mineralogical zones within the deposits. Indicated and Inferred resources for the Blackard deposit are 150 Mt grading 0.46% Cu. Indicated and Inferred resources for the
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Scanlan deposit total 25 Mt grading 0.55% Cu. Indicated and Inferred resources for the Legend deposit are 36
Mt grading 0.45% Cu. Indicated and Inferred resources for the Great Southern deposit total 15 Mt grading
0.41% Cu.
The Native Copper deposits are hosted by the Mount Roseby Schist, which comprises intercalated marls and carbonaceous sediments that represent a shallow marine to lagoonal depositional environment. The unit has been metamorphosed to calc-silicates, and variable scapolite, biotite and/or muscovite schists that have undergone polyphase deformation. The most significant folding event forming northerly-trending folds, likely coinciding with peak amphibolite grade metamorphism. Fold geometry has been inferred from data collected from diamond drill core and field mapping, and has been variably described as isoclinal, through tight to open, depending upon location, but primary layering cannot be determined from RC chips and is only rarely visible in drill core, making interpretation at the deposit scale difficult. The Scanlan through to Blackard-
Legend deposits form a 7 km long trend of mineralisation that appears to follow stratigraphy as it curves around the east side of the Knapdale Quartzite (Figure 6-4).
The Blackard deposit morphology is a function of folded stratigraphy and/or faulting having a strike length of
3.5 km and a maximum plan width of 350 m (Figure 6-10 and Figure 6-11). The stratigraphic width of the deposit is only 60 m to 90 m, but a series of parasitic folds and/or fault repetitions results in a much wider deposit. Fault movement along axial planes may have resulted in rootless folds. The southern area of the deposit is relatively narrow, steeply dipping to the west, and northerly trending. The deposit width and depth extent increases to the north, with a gradual shallowing of the westerly- dipping mineralisation (45 degrees)
and a flattening of mineralisation to the east. It is, however, difficult to constrain the mineralised rock within a symmetrical fold pattern and the slight variations in strike orientation of higher-grade zones in plan suggest the possibility of an east-west stacking of mineralisation along possible north-south (~010o N) faults. To the north, the deposit narrows to a moderately-dipping 50 m to 60 m thick band that gradually steepens and thins northwards.
Mining and processing of Blackard and Scanlan deposits will be affected by the deep weathering profiles, which has resulted in extensive modification of the host rock and localised remobilisation of copper. Much of the carbonate has been leached from the upper parts of the deposits creating voids between less soluble or insoluble mineral grains and reducing the mass of the rock (Figure 6-12). Copper released by oxidation of sulphide minerals has mostly formed native copper particles many of which are very fine-grained. Some of the copper occurs as ultra-fine particles (<10 µm) within altered biotite (termed hydrobiotite) which is unrecoverable with any known commercial processing methods. Four zones defined by weathering and copper speciation have been determined for the deposits, and extensive testing has determined probable metallurgical recoveries for each zone. From upper to lower, the zones are:
•Oxide Zone. The deposits are capped by a weathered, ferruginous zone that is typically 20 m to 30 m thick and has a sharp contact with the next underlying zone. In some areas of the Oxide Zone almost all copper has been leached but other areas have significant copper grades, with copper occurring as malachite, azurite, hydrobiotite, and Fe-Mn-Cu mineraloids known as neotocite. Testing suggests copper in this zone it is not economically extractable.
•Native Copper Zone. The Native Copper Zone is defined by the presence of native copper with lesser cuprite, copper-bearing hydrobiotite, and chalcocite. Leaching of carbonates has reduced the mass and created a very soft rock. The Native Copper Zone has a variable thickness, reaching a maximum of
120 m. Extensive testing has defined a viable process for extracting a significant percentage of the native and sulphide copper.
•Transition Zone. A relatively narrow zone ranging from 1 m to 15 m in thickness that marks the transition from the native Copper Zone to the Copper Sulphide Zone and carries mineral phases of both adjacent zones. Copper grades tend to be high due to the presence of supergene chalcocite. The base of this zone is defined by the “top of fresh rock” (TOFR in Figure 6-11).
•Sulphide Zone. Defined by unweathered (fresh) rock with copper sulphide species of bornite, chalcocite, chalcopyrite, and pyrite, this zone contains sulphide disseminations and clots which are strongly associated with carbonate veinlets. Metallurgical recoveries from this zone are favourable.
Silver is locally present but was not estimated.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
The Scanlan deposit has a strike length of 1,500 m and a maximum width in plan of 500 m (Figure 6-13). In the southern half, the deposit is composed of a 10 m to 50 m thick horizon, with the thicker part folded into a
“V” shaped synform on the eastern side, and the thinner part forming a nearly flat antiform to the east, resembling an extended square root symbol in section, with a 320 degree, northwesterly trend (Figure 6-14).
The east dipping part of the synform is not present in the northern part of the deposit, eroded or possibly faulted off, and the mineralisation swings to a 12 degrees northerly trend, becoming a steeply west-, then east-dipping panel of mineralisation, and gradually thinning to uneconomic widths.
There are two possibilities for the origin of mineralisation in the copper-only deposits. The first ascribes a hypogene hydrothermal source that occurred during the waning stages of the Isan Orogeny due to features that include orientation of sulphide minerals along foliation planes and/or brittle fractures or pre-existing carbonate veins, as well as sulphide-phased overprinting metamorphic minerals. Timing of this mineralizing event would closely correspond with the copper-gold deposits in the district. The second hypothesis for the mineralisation is that the deposits represent typical stratiform copper deposits that form from metalliferous basin brines, post-deposition but pre-orogeny. Stratiform-type copper deposits are typically formed by redox reactions within marine sediments with moderate to high sulphur contents.
These deposits commonly display an inwards pyrite-chalcopyrite-bornite-chalcocite-native copper zonation as the redox reactions progressively use up the available sulphur; a zonation that may be inferred based on the deeper, down-dip parts of the Blackard deposit. Additionally, the lower sulphide zones within the copper-
only deposits have virtually no gold but relatively high silver contents, locally, with Cu:Ag ratios typical of many occurrences of stratiform copper mineralisation. A stratiform origin may also explain the similar stratigraphic position of all the copper-only deposits (with the exception of Turkey Creek) around the Dugald
River Shale and Knapdale Quartzite units. Many of the sulphide textures ascribed to the hypogene origin are compatible with metamorphism of earlier formed sulphide deposits within carbonaceous rocks, where sulphides and some carbonate would be partially remobilised and likely to recrystalise after formation of the metamorphic silicate minerals. The extensive leaching of carbonate from the upper parts of these deposits indicates the possibility of weathering of an overlying high-sulphide zone (pyrite-chalcopyrite) to produce the necessary acid. The origin of the deposits is inconsequential to grades and mining but may have some significance for future exploration.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-10: Plan View of the Blackard Deposit

412,000X
413,000X
7,767,000Y
7,767,000Y
7,766,000Y
7,766,000Y
7,765,000Y
7,765,000Y
412,000X
413,000X

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-11: Geological Cross-Sections through the Blackard Deposit Illustrating the Distribution of Mineralogical/
Metallurgical Zones Produced by Weathering

West
Blackard
7765275mN
East
200 mRL
0 mRL
-200 mRL
-400 mRL
50 m
West
East
Drill Hole
Cu Intercept (>0.15% Cu)
Base of Complete Oxidation
Top of Fresh Rock
Fault (inferred)
Lithology
Oxidised Metasediments
Metasediments
Mineralisation
Oxide Zone
Native Copper Zone
Transition Zone
Sulphide Copper Zone

Figure 6-12: Photographs of Drill Core from the Blackard Deposit
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Note: The upper photograph is an example of core from Oxide Zone containing ferruginous metasediments with clay alteration associated with leaching of carbonate. The lower photograph is core from the copper zone consisting of chemically oxidised scapolitic schist, leached of carbonate. Copper assay values for 1 m samples shown. Horizontal field of view approximately 70 cm.
Figure 6-13: Plan View of the Scanlan Deposit

412,000X
413,000X
7,755,000Y
7,755,000Y
7,754,000Y
7,754,000Y
412,000X
413,000X

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-14: Cross-Section of Scanlan Deposit Illustrating Mineralisation Zones

West
Scanlan
7754115mN
East
200 mRL
100 mRL
0 mRL
-100 mRL
50 m
East
West
Drill Hole
Cu Intercept (>0.15% Cu)
Base of Complete Oxidation
Top of Fresh Rock
Fault (inferred)
Lithology
Oxidised Metasediments
Metasediments
Mineralisation
Oxide Zone
Native Copper Zone
Transition Zone
Sulphide Copper Zone

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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.4Lady Clayre
Lady Clayre is located approximately 19 km south of Little Eva and is the third largest copper-gold deposit within the Project area. The deposit contains Indicated resources of 5.1 Mt grading 0.38% Cu and 0.17 g/t Au, plus an additional 1.1 Mt grading 0.37% Cu and 0.09 g/t Au in the Inferred category. The deposit has been drilled to a vertical depth of 200 m and is open at depth.
The deposit is sub-cropping with thin (<0.5 m) in-situ soil cover. Fresh rock is covered by a thin, 15 m to 25 m, weathered zone of oxide mineralisation. Copper occurs as primary sulphides in fresh rock and as secondary oxide minerals within the weathered zone.
Mapping and surface sampling have defined multiple zones of surface mineralisation. Zones A and F (Figure
6-15 and Figure 6-16) have been the focus of drilling, which has delineated a series of moderate to steep dipping planar mineralised bodies. Zone A mineralisation strikes north-northwest, dips approximately 80 degrees to the west, and extends along strike for 700 m. Zone F mineralisation strikes north-east, dips 70 to
75 degrees to the west, and extends along strike for a total of 480 m.
Lady Clayre is situated in a structurally complex area, with evidence for a number of ductile and brittle deformation events. The deposit is located close to the junction of two regional faults near the southern termination of the Knapdale Quartzite. Copper-gold mineralisation is structurally controlled, associated with faulting/shearing sub-parallel to bedding in a folded sequence of shale, metasiltstone, schist, and dolomite.
The metasedimentary package is intruded by intensely altered, narrow (0.5 m to 5 m) sheets of mafic intrusive. Alteration mineral assemblages associated with mineralisation are dominated by carbonate, feldspar, quartz, and tremolite.
The main sulphide ore mineral is chalcopyrite, often associated with lesser pyrite and/or pyrrhotite.
Molybdenite is also noted. Mineralisation is coarse-grained, occurring in sulphide or carbonate- sulphide vein arrays and as sulphide disseminations in intensely altered rocks. Breccia infill can also be locally significant.
The dominant copper mineral in the oxide zone is malachite, with limonite and goethite.
Mineralisation remains open along strike and down dip in Zones A and F, while a series of additional areas of surface mineralisation remain untested by drilling.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-15: Geology and Mineralisation at Lady Clayre
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-16: Geological Cross-Section through the Lady Clayre Deposit Zone F
6.2.5Ivy Ann
Ivy Ann is a modest sized copper-gold deposit located approximately 35 km south-southeast of Little Eva. The
Indicated Resource is estimated at 5.2 Mt at 0.34% Cu and 0.09 g/t Au at a 0.17% Cu cut-off grade, there is a further 1.2Mt @ 0.33% Cu and 0.11g/t Au classified as inferred. The deposit has been drilled to a vertical depth of 125 m and is open at depth. Ivy Ann lies to the east of, and adjacent to, the broad Quamby Fault
Zone, which is manifest as a 1-km wide high-strain zone with evidence for dextral displacement (Figure 6-17).
The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) in- situ soils and transported alluvium cover. There is a 15-m to 30-m-thick weathered zone of oxide mineralisation on top of the deposit.
The deposit is a lenticular shaped body striking north-northeast with numerous lenses hosted within steeply east-dipping structures, striking north-south to north-northeasterly. Mineralisation has been defined in two separate deposits, Ivy Ann and Ivy Ann North. The overall mineralisation extends over a strike length of 3 km.
The main Ivy Ann deposit is defined over a strike length of 630 m, with a width of 20 to 130 m, and a steep easterly dip; it’s a wedge-shaped body striking north-south subparallel to the host lithologies. The Ivy Ann
North deposit is defined over a 420-m strike length with a width of 10 to 30 m and is vertical or dips steeply to the east.
The copper-gold mineralisation is fault hosted and associated with breccias and networks of veins and micro-
veinlets within a folded sequence of metamorphosed sediments (psammite) and amphibolite. Fold axes are north-south with interpreted moderate southward plunges (>45 degrees). Main sulphide ore minerals are chalcopyrite with lesser pyrite and pyrrhotite. Sulphide grain size is relatively coarse.
Alteration mineral assemblages associated with the copper mineralisation are dominated by albite, quartz, hematite, biotite, and magnetite. Breccias are best developed in albite-quartz-hematite altered rocks, which
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
sit in the hinge of a tight southward-plunging antiform. The metasediments, fault zones, and fold axes are cut by a swarm of thin (<5 m) pegmatite dykes.
An irregular 15-m to 30-m thick zone of weathering with oxide mineralisation blankets the deposit. The dominant copper oxide mineral is malachite, present with goethite and hematite, and lesser amounts of chrysocolla, tenorite, and cuprite. The zone is poorly constrained by current drilling.
Figure 6-17: Plan of Ivy Ann Mineralisation and Geological Cross-Section of the Ivy Ann Deposit
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.2.6Bedford
Bedford is a modest sized copper-gold deposit located 6 km southeast of the Little Eva deposit. The Indicated
Resource is estimated at 3.3 Mt at 0.55% Cu and 0.15 g/t Au at a 0.17% Cu cut-off grade, with a further 1.0Mt
@ 0.38% Cu and 0.12g/t Au in inferred Resource. The deposit has been drilled to a vertical depth of 140 m and is open at depth. Bedford lies to the east of the Rose Bee Fault.
The deposit is sub-cropping in a relatively flat to gently undulating area with thin (<0.5 m) soils and limited alluvium cover. The deposit is overlain by a 20-m to 30-m-thick weathered zone of oxide mineralisation.
The deposit is hosted within a steeply west-dipping shear zone striking north to north-northeast (Figure 6-18 and Figure 6-19). The shear zone varies from 50 m to 120 m wide with internal arrays of mineralised structures and splays. Mineralisation has been defined in two separate zones, Bedford North, and Bedford
South, within a continuous structure. The deposit extends over a strike length of 2.5 km. The northern zone is
1.15 km, and the southern zone is 850 m long. Within the shear zone individual mineralised structures associated with mineralisation (>0.3% Cu) true widths ranging from 5 m to 12 m. Mineralisation remains open to north and south along strike, down dip, and between the two zones.
Host rocks are a north to north-northeast-striking, moderately to steeply west-dipping interlayered sequence of amphibolite and biotite schist underlain by psammite and intruded concordantly by narrow planar granite and pegmatite dykes or sills. In Bedford South, mineralised structures are interpreted to be bedding or foliation parallel. In Bedford North, the main mineralised structures are interpreted to trend north-south, stepping across the north-northeast-striking stratigraphy, with the development of a set of secondary north-
northeast linking structures along bedding or foliation. An irregular, 20-m to 30-m-thick zone of weathering with oxide mineralisation blankets the deposit. Although the base of oxidation is well defined, variability of copper mineral species within the weathering profile is not well understood.
Magnetite-biotite alteration assemblages with quartz veining are concentrated in the ore zones, above a strongly feldspar-hematite altered footwall.
The dominant ore mineral is coarse-grained chalcopyrite (with minor magnetite, pyrite, pyrrhotite, and gold), which occurs within quartz veins, breccia fill, and disseminations within the host shear zone.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-18:Bedford Deposit Mineralisation Plan
Note: In Bedford North the main mineralised structures trend north-south stepping across north-northeast-striking stratigraphy of intercalated amphibolite, biotite schist, and narrow granite and pegmatitic dykes/sills. In Bedford South the mineralised structure is bedding or foliation parallel.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
Figure 6-19: Geological Cross-Sections through the Bedford Deposit
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.3Deposit Types
Section 229.601(b)(96)(iii)(B) (6) (i‐iii)
The copper-gold deposits within the Project are of the IOCG style of hydrothermal mineralisation. Significant examples of Australian IOCG deposits include Olympic Dam and Prominent Hill in South Australia and Ernest
Henry in Queensland, which is located some 60 km from Little Eva.
Mineral deposits occurring within IOCG systems are associated with relatively high temperature, iron- rich hydrothermal alteration (typically hematite or magnetite), which is both spatially and temporally related to felsic plutons. Mineralisation can manifest in a variety of styles including vein networks, breccias, disseminations, and replacements. Deposits are typically localised in dilation zones of structures active during pluton emplacement and cooling.
Within the Eastern Mount Isa Inlier, deposits are interpreted to have formed during the waning stages of the
Isan Orogeny (1,530–1,495 Ma), in association with intrusion of the Williams-Naraku batholith suites. This is coincident with wrench reactivation of earlier large, crustal-scale faults, which saw dextral displacement on north-northwest trending transfer faults, and some regional north-south structures, suggesting northwest-
southeast compression.
In the Project area, deposits fit into two categories: copper-gold, and copper-only. The copper-only deposits are a distinct, metasediment-hosted stratabound mineralisation style in the region, unique to the Roseby
Schist. The copper-gold deposits are more typical of the IOCG deposits in the Eastern Mount Isa Inlier. The copper-gold deposits occur within structural-lithological settings that facilitate dilational sites during deformation, typically within igneous rocks or intercalated metamorphosed igneous and sedimentary rocks peripheral to Roseby Schist. The copper-only deposits are interpreted from the available data to be gold-poor end members of the IOCG mineralizing event prevalent throughout the district (varying primarily due to host rock controls) an alternative hypothesis is that they are stratiform deposits related to an earlier mineralising event during basin dewatering.
6.3.1Copper-Gold Deposits
Four copper-gold deposits are scheduled for mining: Little Eva, Lady Clayre, Ivy Ann, and Bedford (which contains two separate zones, Bedford North, and South).
Little Eva, the largest copper deposit within the Project, is considered an IOCG type, and is a close analogue of the Ernest Henry deposit. The deposit contains gold, which has a strong correlation with copper, and is recovered in the copper concentrate. The deposit is hosted by a large body of faulted, porphyritic, and amygdaloidal intermediate rock, which likely represents volcanic flows, and possibly sub-volcanic intrusive rocks. All rocks display pervasive sodium and potassium feldspar, hematite, and magnetite-bearing metasomatic alteration assemblages. The mineralisation is structurally controlled within breccia and veinlet stockworks. Chalcopyrite is the dominant copper mineral.
Mineralisation is generally coarse-grained, and readily recovered through flotation concentration.
Bedford, Lady Clayre, and Ivy Ann have a similar metal association to Little Eva. These are smaller shear zone-, fault-, and vein-hosted deposits within thinly intercalated metasedimentary and igneous rocks. Gold grades within these deposits are typically higher than at Little Eva.
All the deposits are sub-cropping, covered by a relatively shallow (approximately 25 m) oxidised cap.
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Technical Report Summary of the
Eva Copper Project, North West Queensland, Australia
6.3.2Copper-Only Deposits
There are three copper-only deposits which are planned for mining: Turkey Creek, Blackard, and Scanlan.
Legend and Great Southern are new resource additions to the project however haven't been included in the mine plan yet. Other copper-only type deposits within the Project tenures currently excluded from the mine plan, as they are currently insufficiently explored, are:  Longamundi, Caroline, and Charlie Brown. The copper-only deposits contain trace amounts of gold locally, but generally not in economic quantities as with the copper-gold deposits. Low tenor silver may be present in the sulphide zones, although data is minimal.
The mineralisation appears to be stratabound, if not stratiform, and in the case of Blackard and Scanlan has been deformed by folding. Except for Turkey Creek, these deposits are distributed around the eastern margin of the Knapdale Range over a strike length of 16 km and hosted within a sequence of metamorphosed calcareous sediments. The deposits are not associated with magnetite enrichment and exhibit some characteristics of stratiform-copper type deposits. Primary sulphide mineralisation is dominated by bornite, with minor chalcopyrite and chalcocite, however the deposits have been modified by supergene processes and extensive leaching of carbonate, that has produced four distinct mineralogical zones as listed below:
•The oxide zone begins at surface, and extends to depths of 15 m to 25 m. The zone is defined by oxidation of copper and iron bearing minerals to malachite, limonite, goethite, and copper bearing Fe-
Mn mineraloids (neotocite).
•The copper zone occurs below the oxide zone, and can extend to depths of 120 m. The copper zone contains a significant amount of native or metallic copper, which can account for up to 65% of the contained copper. Significant copper also occurs in the lattice of altered biotite referred to as hydrobiotite, which is not recoverable by flotation. Other copper minerals include cuprite, chalcocite and residual bornite. Carbonate is extensively leached. Almost complete leaching of carbonate has produced very friable rock.
•The transition zone is a zone that transitions between the copper and sulphide zones. This zone contains minor secondary and remnant primary copper sulphides (chalcocite, cuprite, tenorite, bornite, and chalcopyrite), and may contain some metallic copper.
•The sulphide zone, is primary mineralisation in fresh rock containing copper as disseminated bornite, chalcocite and chalcopyrite.
The copper-only mineralisation is associated with a specific stratigraphic interval that has ubiquitous low-
tenor copper anomalism wherever it is exposed or intersected by drilling and displays complex folding and fault patterns. Fold axes are predominantly north-northwest-trending but can have variable plunges. At
Blackard and Scanlan, mineralisation occurs within shallow-plunging anticlines, with steeply-dipping to locally overturned western limbs, and flatter, east-dipping limbs.
QP’s Opinion: In the QP’s opinion, the geological interpretations and deposit models used in this TRS provide a sound and defensible basis for Mineral Resource estimation. The styles of mineralisation are well understood and consistent with known regional analogues.
Effective date: 30 June 2026

7Exploration
Section 229.601(b)(96)(iii)(B)(7)(i‐vi)
Early exploration in the area that contributed significantly to the database for this Project included that completed by Ausminda Pty. Ltd., CRAE, and Pasminco, with later exploration by Altona, prior to Project acquisition by CMMC.
Extensive geophysical surveying, primarily induced polarisation (IP) over the copper deposit areas, and
Electromagnetic (EM) or Controlled Source Audio-Frequency Magnetotellurics ("CSAMT") over the Dugald
River zinc deposit host rocks, as well as gravity and magnetic surveys, were undertaken in the area by CRAE.
All the Project deposits subcrop and were initially identified by surface sampling and mapping. The most valuable result from the geophysical work was the identification and definition of the copper-only deposits;
the most useful methods were the EM and gravity surveys. Gravity lows are registered over the copper-only deposits due to deep weathering, while the metallic copper in the supergene zones were mapped as EM anomalies. Airborne magnetic surveys over the Project area are available from various government agencies.
Satellite hyperspectral surveys have also been used with some success by various companies in the area.
CRAE's bedrock and soil geochemical programmes outside the Roseby copper deposits were not systematic, with minimal assessment of gold mineralisation, and left most of the surrounding area untested by geochemical surveys. CRAE’s focus at the time was on the copper only (no gold containing) deposits due to their relatively high grades and the Little Eva and Lady Clayre areas were of secondary exploration interest.
The Little Eva copper-gold prospect was drilled by CRAE to an Inferred resource status, but the gold content was not assessed. The Lady Clayre prospect was also drilled by CRAE at the time, but no resource estimate was completed. Metallurgical sampling and testing were conducted at Blackard and Lady Clayre, but not at
Little Eva.
Following the acquisition of the Project from CRAE by Pasminco/Zinifex, drilling, and sampling programmes focused primarily on the Lady Clayre copper-gold sulphide prospect, Caroline (Lady Clayre East), and the copper-gold potential of the Mount Rose Bee Fault area. This drilling was insufficient to define a formal resource at either deposit. Pasminco also initiated a soil and rock sampling programme designed to examine the Mount Rose Bee Fault and related splay faults. While this programme detected widespread but weak copper-gold mineralisation, generally in close spatial relationship with copper and gold soil geochemical anomalies, Pasminco divested the Roseby Copper Project before the exploration programme was completed.
Xstrata conducted exploration in the central Roseby area under the terms of an option and earn-in agreement with Altona. Xstrata also completed deep drilling below the Little Eva, Blackard, Great Southern, and Longamundi deposits demonstrating the presence of large mineralised systems. Xstrata also discovered a mineralised system under cover at Cabbage Tree Creek some 3 km north of Little Eva. Xstrata has also completed extensive geochemical, rock sampling, mapping, and geophysical surveys generating numerous targets, some of which have been subject to initial drill testing with positive results.
Altona carried out systematic soil geochemistry work over much of the claim area, and this work was continued by CMMC. This work has established numerous copper-in-soils targets within the Project tenure and surrounding EPMs held by Harmony (Figure 7-1). Shallow drilling of these targets has established numerous mineralised positions with opportunities to established new copper and gold mineral resources.
Effective date: 30 June 2026

Figure 7-1: Surface Copper Anomalism with Defined Deposits and the Cameron Project Area Indicated
Exploration carried out by CMMPL in 2018 and 2019 included grade confirmation and metallurgical drilling in the Little Eva, Turkey Creek, and Blackard deposits, in addition to exploration drilling on some targets in the
Project area. Additionally, exploration drilling was also completed on the prospective areas Quamby and
Matchbox, which are located in the Cameron area south of the Project  (Figure 7-1). Compilation of geophysical surveys and inversion of historical IP geophysical data were completed, as were new surveys in a few areas. Testing of aquifers for potential water sources near the proposed mine area was successfully conducted in both 2018, 2019 and 2023.
Effective date: 30 June 2026

7.1Drilling
Section 229.601(b)(96)(iii)(B)(7)(i‐vi)
The eight deposits in this report have relatively lengthy exploration histories, including multiple periods of drilling implemented and managed primarily by several companies: CRAE, URL, Altona, CMMC and Harmony.
All drill data was collected to industry standards, and the procedures were well documented. Quality control and data verification are discussed in following sections, and demonstrate that the data is reliable and suitable for Mineral Resource estimations.
7.1.1Drill Hole Data Description
7.1.1.1Little Eva
A total of 121,498 m of drilling in 721 holes was completed at Little Eva. Of these, some 77% are RC (549 holes), and 23% are DD (165 holes). Holes were generally inclined at -55 to -60° or subvertical, drilled on
25-50 m spaced section lines, and 40 m along line spacing. Some areas are more densely drilled or include holes aligned in alternative directions.
Diamond drilling was conducted for resource definition, metallurgical testwork sampling, geotechnical, and twinning of RC holes for quality assurance/quality control ("QA/QC"). Diamond drill holes were commonly drilled with shallow RC pre-collars. RC pre-collars were generally drilled until RC penetration limit was met -
commonly due to water inflow.
The drilling history for the Little Eva deposit is summarised in Table 7-1, and hole locations are shown in
Figure 7-1. The earliest recorded drilling at Little Eva was undertaken by CRAE in 1963 and consisted of a single DD. Most drilling was conducted by three companies; CRAE (1963 to 1998), URL (2002 to 2009), Altona
(2011 to 2018), CMMC (2019-2022) and Harmony (2023+).
Effective date: 30 June 2026

Table 7-1: Little Eva Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1963	CRAE	DD	1	193
1977	CRAE	DD	1	254
1978	CRAE	DD	5	1,159
1978	CRAE	PERC	1	34
1988	CRAE	RC	24	823
1990	CRAE	RC	5	480
1992	CRAE	DD	1	543
1992	CRAE	RC	12	1,182
1994	CRAE	RC	13	1,627
1995	CRAE	DD	3	757
1995	CRAE	RC	6	1,031
1996	CRAE	DD	3	1,201
1996	CRAE	RC	1	150
2002	URL	RC	14	2,138
2003	URL	RC	5	1,249
2004	URL	RC	83	9,987
2005	URL	DD	18	2,699
2005	URL	RC	147	20,875
2006	URL	RC	34	3,660
2006	URL	DD	12	1,338
2006	Xstrata	DD	2	984
2007	Universal	DD	10	1,101
2011	Altona	RC	104	21,085
2011	Altona	DD	7	2,041
2015	SRIG	DD	2	480
2015	Altona	DD	2	51
2018	CMMC	DD	8	263
2018	CMMC	PERC	5	470
2022	CMMC	DD	22	429
2022	CMMC	RC	7	603
2023	Harmony	DD	29	5,624
2023	Harmony	RC	83	18,177
2023	Harmony	RC_DDT	17	5,224
2024	Harmony	RC	11	3,032
2024	Harmony	RC_DDT	23	10,554
Total			721	121,498
Effective date: 30 June 2026

Figure 7-2: Little Eva Drill Collar Plan

410,500X
411,000X
411,500X
7,772,500Y
7,772,000Y
7,771,500Y
Legend
Prec_OH
RC
RC_DDT
DD
Ore outline
Colour by Cor
CRAE
Universa
Xstrata
CMMC
Harmony
Altona
Scale
1 : 5000
Sheet
1 of 1
Plot File: Vizex
50 0 50m
Loclation Plan of Little Eva Collars by Company

Effective date: 30 June 2026

7.1.1.2Turkey Creek
A total of 20,914 m of drilling in 145 holes was completed at Turkey Creek. Of these, some 93% are RC (119 holes), and 6% are DDs (24 holes). Holes were typically inclined at -60° and drilled along 100 m spaced section lines with 50 m spacing between drill holes. Diamond drilling was conducted for the primary purpose of metallurgical testwork sampling and geotechnical data.
The drilling history is summarised in Table 7-2, and hole locations are shown in Figure 7-2. The earliest hole at
Turkey Creek area was a DD drilled by Carpentaria Exploration in 1963, but the location details of this hole are uncertain, and the hole has been disregarded. The majority of drilling was conducted by Altona from
2012 to 2015, with minor infill drilling completed by CMMC in 2018/2019 and significant infill drilling by
Harmony in 2023.
RC drilling typically utilised face sampling hammers (5.5"), and DD provided either NQ or HQ core samples.
Table 7-2: Turkey Creek Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1993	CRAE	RC	2	218
2011	XSTRATA	RC	2	300
2012	ALTONA	RC	7	1,272
2014	ALTONA	RC	42	6,024
2015	ALTONA	DD	5	404
2018	CMMC	PERC_OH	2	160
2018	CMMC	RC	9	594
2019	CMMC	DD	1	132
2023	HARMONY	RC	67	10,157
2024	HARMONY	RC	3	695
2025	HARMONY	RC	5	1,183
Total			145	21,139
Effective date: 30 June 2026

Figure 7-3: Turkey Creek Drilling Locations by Type

412,000X
412,500X
413,000X
7,772,500Y
7,772,000Y
7,771,500Y
7,771,000Y
Legend
Prec_OH
RC
RC_DDT
DD
Ore outline
Colour by Cor
CRAE
Universa
Xstrata
CMMC
Harmony
Altona

HARMONY

Scale 1 : 5000

Plot Date 18-Sep-2025

Sheet 1 of 1

Plot File: Vizex

50 0 50m

Loclation Plan of Turkey Creek Collars by Company

Effective date: 30 June 2026

7.1.1.3Blackard - Legend
A total of 140,000m of drilling in 827 holes has been completed at the Blackard-Legend deposit. Components of the drilling include 462 RC, 126 DD, and 131 RC-DD tail drill holes completed since 1991. While early RC drill holes were relatively short and vertical, follow-up drilling was angled to keep drilling approximately perpendicular to mineralisation as the deposit geometry was better understood. Drilling has been carried out relatively systematically on 50 m spaced sections, with 50 m or more tightly spaced holes along the sections.
Drill holes are spaced much closer on alternating section lines (100 m spaced). A number of sections contain large step-out holes that tested for down-dip extensions of the deposit. Diamond drilling was conducted for the primary purpose of metallurgical test sampling.
The drilling history is summarised in Table 7-3, and hole locations are shown in Figure 7-3.
RC drilling typically utilised face sampling hammers (5.25", 5.5", or 6"), and DD mainly used HQ3 or NQ3 core sizes. Early rotary air blast ("RAB") drilling was carried out, but these holes were not used for resource estimation.
Table 7-3: Blackard Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1990	CRAE	RC	5	580.0
1991	CRAE	AC	91	5,334.0
1991	CRAE	DD	7	975.6
1991	CRAE	RC	1	87.0
1992	CRAE	AC	9	650.0
1992	CRAE	DD	4	790.0
1992	CRAE	RC	6	875.0
1993	CRAE	AC	8	379.0
1993	CRAE	RC	2	188.0
1994	CRAE	DD	11	3,021.0
1994	CRAE	RC	25	2,690.0
1995	CRAE	DD	6	1,308.0
2002	Universal	DD	8	1,085.0
2002	Universal	RC	122	13,638.0
2005	Universal	DD	22	4,680.0
2005	Universal	RC	76	10,546.0
2006	Universal	DD	12	2,226.0
2006	Universal	RC	36	3,183.0
2008	Xstrata	DD	12	4,761.0
2009	Xstrata	DD	6	2,564.0
2010	Universal	RC	13	2,803.0
2010	Xstrata	DD	4	2,423.0
2011	Altona	DD	3	549.0
2011	Altona	RC	19	4,020.0
2019	CMMC	RC	20	2,951.0
2023	Harmony	DD	5	736.0
2023	Harmony	RC	31	4,449.0
2023	Harmony	RC_DDT	4	1,576.0
2024	Harmony	DD	5	1,144.0
2024	Harmony	RC	46	7,664.0
2024	Harmony	RC_DDT	99	30,181.0
2025	Harmony	DD	21	4,362.0
2025	Harmony	RC	60	9,480.0
2025	Harmony	RC_DDT	28	8,104.0
Total			827	140,002.6
Effective date: 30 June 2026

Figure 7-4: Blackard Deposit Drill Hole Locations by Type
Effective date: 30 June 2026

7.1.1.4Scanlan
Scanlan is a relatively near-surface deposit, and has been defined by a total of 173 drill holes for 18,979 m.
Drilling is predominately RC, with only 20 of the holes being core drilling. Drill holes are either vertical or inclined, depending upon the interpreted dip of the mineralisation. Drilling has been carried out on approximately 50 m spacing along 50 m spaced section lines, although alternating, or 100 m section lines, have more drill holes. In general, drill holes are more widely spaced on the northern part of the deposit, where the mineralisation is narrow and vertically oriented.
The drilling history is summarised in Table 7-4, and hole locations are shown in Figure 7-4. CRAE drilled 5 RC holes in 1990. URL carried out an RAB programme in 2003 as a precursor to resource- definition RC drilling from 2004 to 2009. Although the RAB holes were not used in resource estimation they did provide additional information on deposit morphology.
RC drilling typically utilised face sampling hammers (5.25", 5.5", or 6"), and DD mainly used HQ3 or NQ3 core sizes.
Table 7-4: Scanlan Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1991	CRAE	RC	24	1,086.0
1992	CRAE	AC	3	110.0
		RC	39	3,646.0
1993	CRAE	RC	24	1,516.0
1994	CRAE	RC	10	1,305.0
		DD	5	1,403.7
1995	CRAE	DD	1	232.2
2002	Bolnisi	RC	2	397.0
2005	URL	DD	9	1,594.3
		RC	45	5,358.0
2006	URL	DD	2	208.9
2007	Xstrata	DD	1	447.0
2008	Xstrata	DD	1	351.2
2010	URL	RC	7	1,324.0
Total			173	18,979.3
Effective date: 30 June 2026

Figure 7-5: Scanlan Deposit Drill Hole Locations by Type

411500E
412000E
412500E
413000E
7755500N
7755000N
7754500N
7754000N
7753500N
RC/Percussion
Diamond
Collar by Company
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
0
100
200
300
400 m
13/03/2020 | 1:10,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

7.1.1.5Bedford
A total of 12,240 m of drilling in 149 holes was completed at Bedford. Of these, some 68% are RC (102 holes),
30% are RAB (47 holes), and 3% are core (4 holes). RAB holes are vertical. RC and core holes were generally inclined at around -60°, drilled on 25 m spacing along 25 m spaced section lines. Section line spacing increases to 50 m and then to 100 m outside the main mineralised zones. Diamond drilling was primarily conducted for metallurgical sampling.
The drilling history is summarised in Table 7-5, and hole locations are shown in Figure 7-5 and Figure 7-6.
CRAE drilled 5 RC holes in 1990. URL carried out an RAB programme in 2003 as a precursor to resource definition RC drilling from 2004 to 2009.
RC drilling typically utilised face sampling hammers (5.25", 5.5", or 6"), and DD mainly used HQ3 or NQ3 core sizes. RAB drilling accounts for some 13% of drilled metres but was not used for resource estimation.
Table 7-5: Bedford Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1990	CRAE	RC	5	420.0
2003	URL	RAB	43	1,680.0
2004	URL	RC	18	1,918.0
2005	URL	DD	1	160.0
2005	URL	RC	11	1,280.0
2006	URL	DD	2	182.0
2006	URL	RC	60	5,836.0
2009	URL	RC	8	728.0
2015	Altona	DD	1	36.0
Total			149	12,240.0
Effective date: 30 June 2026

Figure 7-6: Bedford North Drill Hole Plan

414500E
414750E
415000E
415250E
415500E
7768500N
7768250N
7768000N
7767750N
7767500N
7767250N
7767000N
RC
RAB
Diamond
Collars by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
0 50 100 150 200 250 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

Figure 7-7: Bedford South Drill Hole Plan

414500E
414750E
415000E
415250E
415500E
7767000N
7766750N
7766500N
7766250N
7766000N
7765750N
7765500N
RC
RAB
Diamond
Collars by Company
ALTONA
CMMC
CRAE
UNIVERSAL
XSTRATA
Drillhole Trace
Resource Outline
0 50 100 150 200 250 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

7.1.1.6Ivy Ann
A total of 15,145 m of drilling in 153 drill holes was completed at Ivy Ann. Of these, some 53% are RC (81 holes), 46% are percussion (PERC) (70 holes) and 1% are DD (2 holes). Holes were generally inclined -50° to
-60°, generally drilled on 50 m spaced section lines, and 20 m to 50 m along line spacing. Section line spacing increases to 100 m in Ivy Ann North.
The drilling history is summarised in Table 7-6, and hole locations are shown in Figure 7-7. Exploration on the
Ivy Ann prospect began in 1992. Note that Bruce Resources became PanAust in 1995.
Table 7-6: Ivy Ann Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1992	Dominion	PERC	26	863
1992	Dominion	RC	13	1,309
1993	Dominion	RC	2	282
1995	Bruce Resources	RC	18	1,902
1996	PanAust	PERC	44	1,972
1996	PanAust	RC	3	450
1997	PanAust	DD	2	714
2003	URL	RC	5	515
2005	URL	RC	4	462
2006	URL	RC	4	412
2009	URL	RC	5	816
2011	Altona	RC	15	2,850
2012	Altona	RC	12	2,598
Total			153	15,145
Effective date: 30 June 2026

Figure 7-8: Ivy Ann Drill Collar Plan

425000E
425250E
425500E
425750E
426000E
426250E
426500E
7743500N
7743250N
7743000N
7742750N
7742500N
7742250N
7742000N
7741750N
7741500N
RC/Percussion
RAB
Diamond
Collars by Company
ALTONA
UNIVERSAL
PANAUST
BRUCE RES
DOMINION
Drillhole Trace
Resource Outline
0 50 100 150 200 250 300 350 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

7.1.1.7Lady Clayre
A total of 25,092 m of drilling in 145 holes was completed at Lady Clayre. Of these, some 79% are RC (114 holes), 20% are DD (29 holes) and 1% are PERC (2 holes). Holes were generally inclined -50° to -60°, generally drilled on 50 m spaced section lines, and 20 m to 50 m along line spacing.
The drilling history is summarised in Table 7-7, and hole locations are shown in Figure 7-8. Exploration on the
Lady Clayre prospect began in 1978 with a single DD drilled by CRAE.
RC drilling typically used 5.25", 5.5", or 6" hammers, and DDs provided either HQ or NQ core samples.
Table 7-7: Lady Clayre Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1978	CRAE	DD	1	134
1992	CRAE	PERC	2	192
1992	CRAE	RC	11	1,188
1993	CRAE	DD	1	294
1993	CRAE	RC	9	1,250
1994	CRAE	DD	3	1,163
1994	CRAE	RC	1	102
1995	CRAE	DD	19	5,369
1995	CRAE	RC	5	464
1996	CRAE	DD	2	503
1996	CRAE	RC	10	1,484
1998	Pasminco	DD	1	180
1998	Pasminco	RC	11	1,092
2002	URL	RC	5	1,368
2003	URL	RC	10	1,651
2005	URL	RC	11	1,503
2006	URL	DD	2	154
2006	URL	RC	11	1,353
2009	URL	RC	3	460
2011	Altona	RC	10	1,266
2012	Altona	RC	17	3,922
Total			145	25,092
Effective date: 30 June 2026

Figure 7-9: Lady Clayre Drill Collar Plan

409250E
409500E
409750E
410000E
410250E
7753250N
7753000N
7752750N
7752500N
7752250N
7752000N
7751750N
RC/Percussion
RAB
Diamond
Collar by Company
ALTONA
UNIVERSAL
CRAE
NEWMONT
PASMINCO
Drillhole Trace
Resource Outline
0 50 100 150 200 250 m
13/03/2020 | 1:7,500 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

7.1.1.1Great Southern
A total of 9,577m of drilling in 63 holes was completed at Great Southern. Of these, some 67% are RC (42 holes), 6% are DD (4 holes), 17% are RC-DDT (11 holes) and 10% are AC (6 holes). Holes were generally inclined -50° to -60°, generally drilled on 50 m spaced section lines, and 20 m to 50 m along line spacing.
Table 7-9: Great Southern Drilling Summary

Year	Company	Hole Type	Hole Count	Metres Drilled
1991	CRAE	AC	6	283
1992	CRAE	RC	4	380
1994	CRAE	RC	10	930
2003	URL	RC	14	1,630
2011	XSTRATA	DD	2	636
2024	HARMONY	RC	14	2,556
2024	HARMONY	DD	2	458
2024	HARMONY	RC_DDT	11	2,705
Total			63	9,577
Figure 7-10: Great Southern Drill Collar Plan

7,762,500Y
412,500X
413,000X
413,500X
414,000X
7,762,000Y
7,761,500Y
Legend
Prec_OH
RC
RC_DDT
DD
Ore outline
Colour by Company
CRAE
Universal
Xstrata
CMMC
Harmony
HARMONY
Scale
1 : 5000
Plot Date
02-Jul-2025
Sheet
1 of 1
Plot File: Vizex
100
0
100m

Loclation Plan of Great Southern Collars by Company

Effective date: 30 June 2026

7.1.2Drill Hole Collar Survey Control
7.1.2.1Little Eva
Collar coordinates for drill holes completed at Little Eva prior to 2002 were determined with reference to an informal local grid established by CRAE. In 2002, URL resurveyed old hole collar positions at Little Eva using
Differential Global Positioning System ("DGPS") techniques; the work was completed by a survey contractor.
In a few cases, the original collar could not be located, and earlier survey determinations by the CRAE surveyor in 1994 have been retained.
From mid-2003 through 2011, all survey work was undertaken by licensed surveyors using Trimble DGPS equipment with a minimum accuracy of ±0.05 m. All data was collected in AGD84 coordinates. From late
2011, Altona completed DGPS surveys in house using a Hemisphere R320 OmniSTAR HP GPS receiver. The system allows for real time horizontal accuracies of 10 cm to 15 cm.
All drilling by CMMC and Harmony have been surveyed using Differential GPS instruments.
Of the 721 holes drilled at Little Eva, six holes have no DGPS survey available, and the original, local grid-
based, or GPS coordinate, was converted to a GPS coordinate. Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.
7.1.2.2Turkey Creek
All holes drilled by Altona, comprising the vast majority of the drilling used in defining the Mineral Resource, were surveyed with high resolution (±0.5 m) DGPS equipment. The two CRAE holes have low accuracy (±10
m).
7.1.2.3Blackard
Of the 642 drill holes used in the resource estimate, most were surveyed by DGPS (or traditional theodolite surveys for 2 holes) with better than 0.1 m confidence. The other holes were located by field GPS with an accuracy of between 3 and 10 m.
7.1.2.4Scanlan
All but six of the drill holes used for resource estimation were surveyed by DGPS with better than
0.1 m accuracy. Two holes were surveyed by field GPS with accuracy of between 3 and 10 m, and another two holes have undetermined survey methods.
7.1.2.5Bedford
Apart from one hole, all RC holes drilled by URL have been located by DGPS by licensed surveyors using
Trimble DGPS equipment with a minimum accuracy of ±0.02 m. All data was collected in AGD84 coordinates.
The early CRAE holes (five) were initially located on local grids. Pasminco relocated the holes and recorded
GPS locations for them, with a lower accuracy (±10 m). All holes drilled by Altona were surveyed with high resolution (±0.1 m) DGPS equipment.
Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.
7.1.2.6Ivy Ann
Dominion established a local grid on the prospect: all drilling carried out by Dominion and PanAust is referenced to this local grid. URL calculated a coordinate conversion based on the locations of two early drill hole collars, and used this to transform the original local coordinates for holes drilled between 1992 and
1997 into GDA20 / MGA zone 54 coordinates.
Except for four holes drilled by URL in 2006, all drilling completed from 2003 to 2009 has been surveyed by
DGPS using Trimble DGPS equipment with a minimum accuracy of ±0.05 m. From 2011, Altona drill collars were surveyed using a Hemisphere R320 OmniSTAR HP DGPS system with horizontal accuracy of ±0.015 m.
Effective date: 30 June 2026

Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.
7.1.2.7Lady Clayre
All holes drilled by CRAE from 1992 to 1994 were relocated and surveyed using DGPS by a registered surveyor in 1994. Holes drilled by CRAE, Pasminco, and URL from 1995 to 2002 were relocated where possible and surveyed with DGPS by URL. Survey control protocols for URL and Altona holes are as for Little
Eva.
Geographic transformations have been used to convert original grid coordinates to GDA20 / MGA zone 54 coordinates.
7.1.3Downhole Surveys
7.1.3.1Little Eva
All drill holes have a collar inclination and azimuth measurement in the database. The levels of hole deviation shown in Figure 7-1 are within expected ranges.
Downhole surveying of CRAE DDs LE006 and LE076 was carried out using Eastman single shot downhole survey cameras. Survey shots were taken at approximately 40 m intervals. RC holes drilled by CRAE only have collar orientations, the original DH survey data were unable to be sourced from Rio Tinto/CRAE.
Much of the RC and DD drilling completed by URL and Altona from 2002 to 2011 was surveyed with a variety of instruments, including those manufactured by Eastman, Camteq, Ranger, and Reflex. Survey measurements were typically taken at 40 m intervals where possible.
To overcome potential issues with the older, magnetic-based survey techniques caused by variable, and sometimes considerable, concentrations of magnetite in the rocks, URL resurveyed all available open holes in
2005 and 2006, including those previously drilled by CRAE. A combination of a multi-shot downhole camera and a downhole gyro instrument (for magnetically quiet and active areas, respectively) was used. Multi-shot camera survey measurements are generally at 10 m intervals, and the gyro instrument surveys give semi-
continuous measurements at intervals of 1 m or less. Where a hole was not open to depth, the attitude of the hole at 0 m was determined.
At the end of Altona’s 2011 programme, selected holes were resurveyed using a FlexIT GyroSmart tool with readings at 5 m intervals.
From 2012 on, all Altona, CMMC and Harmony holes were monitored during drilling using a single or multi-
shot camera, typically with completion surveys using a GyroMax isGyro.
7.1.3.2Turkey Creek
All Altona and Harmony holes drilled in the Turkey Creek deposit were monitored during drilling using a
REFLEX EZ-TRAC camera. On completion of drilling, downhole surveys were conducted using a GyroMax
isGyro, overcoming any magnetic influences inherent in the EZ-TRAC survey.
7.1.3.3Blackard, Scanlan and Bedford
The majority of the RC and DD drilling completed by URL and Altona from 2002 to 2018 was surveyed with downhole cameras (~69%) or gyro systems (25%), and 6% have collar orientations only. For URL and Altona holes drilled between 2002 and present, the azimuth and inclination of the hole at the collar was measured using a compass clinometer. For the earlier holes it is unclear whether these measurements were made by survey instrument or by clinometer at the collar. All Harmony Holes have been surveyed using a downhole
Gyro tool.
Effective date: 30 June 2026

7.1.3.4Ivy Ann
RC and PERC drilling completed by Dominion and PanAust only have collar orientations, and all but two of these holes are aligned along local grid directions (270° and 90°). The two DDs completed by PanAust have downhole dip measurements, and the surface azimuths have been extrapolated down the hole. There is no record of how these dip determinations were made.
URL and Altona used a variety of downhole camera systems to survey their drilling from 2003 to 2011.
Measurements were taken at approximately 50 m intervals. Two holes only have a collar survey. In addition,
URL resurveyed selected holes in 2009 and 2011 with detailed gyro surveys. In 2009, measurements were taken at 20 m intervals, and this was reduced to 5 m in 2011. Gyro surveys were completed in 2012 on Ivy
Ann drill holes completed by Altona.
7.1.3.5Lady Clayre
CRAE holes drilled before 1996 only have a collar orientation. Starting in 1996, CRAE drill holes were surveyed with a downhole instrument (Eastman camera), and have at least one such measurement.
All Pasminco holes were surveyed with a downhole instrument with readings at approximately 30 m intervals, with at least one survey close to the surface, and one at the end of the hole.
URL used a variety of downhole cameras to survey their drilling from 2002 to 2011. Measurements were taken at approximately 50 m intervals. Several holes only have a collar survey. In addition, in 2005 and 2009,
URL resurveyed selected holes with detailed multi-shot camera and gyro surveys.
All but one Altona drill hole was surveyed using a FlexIT GyroSmart tool, with readings at 5 m intervals.
7.1.3.6Legend and Great Southern
All downhole surveys have been conducted using the same methods as those employed for other deposits.
All holes drilled by Harmony have been surveyed using a continuous gyro survey at the end of each hole.
7.1.4Drill Hole Logging
7.1.4.1Little Eva
Original hard copy drill logs or typed drilling summaries prepared by CRAE geological staff for all CRAE drill holes at Little Eva are retained in the Altona library. These are descriptive logs that were coded into the
Altona system and stored in the Altona drilling database.
CRAE logged its DDs on variable intervals determined by lithological changes in the core. RC holes were logged on regular 1 m intervals. The early descriptive logging yielded up to two lithologies per interval, together with grain size, texture, and colour, upon recording into the digital logging system. Alteration and ore mineralogy were recorded as mineral species and abundance. Veining, mainly observed in core, is also logged as mineral composition and abundance. Structural and geotechnical logging of DDs has been done routinely from 1995 on, with orientations of veins and structures provided as dip and strike angles. The core orientation method used by CRAE is not recorded.
URL prepared similar descriptive logs for its drilling between 2002 and 2005 that are also retained in the
Altona library. RC logging was done primarily on 1 m intervals, and data was captured from these logs into the digital system in the same way as the CRAE data was captured, to provide lithology, alteration, mineralisation, and veining logs. The DD logs produced in this period were logged on intervals based on lithological changes, and included detailed structural and geotechnical logs.
URL introduced a digital logging system based on the Surpac Logmate in 2005, and from that time on all logging has been captured digitally in coded form in the field. The templates and libraries used by this system preserved the style of logging used by both CRAE and URL. The original digital logs produced by this system were loaded into the Altona drilling database and stored in the Altona library.
The Logmate system was replaced by Field Marshal software in 2011, and this system was used throughout the 2011 season by Altona, but the same logging procedures were followed as in prior campaigns.
In 2014, Altona completed a comprehensive lithology relogging programme of available historical RC chips and DD core. This programme has provided a consistent dataset of lithology across the deposit used for resource domaining.
Effective date: 30 June 2026

In 2019, CMMC introduced the Logchief drillhole logging software from Maxwells, this software continues to be used by Harmony.
7.1.4.2Turkey Creek, Blackard, Scanlan, Legend, Great Southern and Bedford
Logging protocols, data collection and storage are all as described above for Little Eva.
7.1.4.3Ivy Ann
There are no original drill logs available for the drilling completed by Dominion in 1992 and 1993, and no logging is recorded in the Altona database. RC drilling completed by PanAust in 1995 was descriptively logged on 1 m intervals, with magnetic susceptibility measurements were completed in 1996. Detailed logs for the
1997 RC and diamond programme contain quantitative estimates of mineralisation, veining, and alteration, as well as lithological descriptions. RC holes were logged on 1 m intervals, while DDs were logged over lithological intervals. Drill hole logging protocols for URL and Altona are as for Little Eva.
7.1.4.4Lady Clayre
Original hard copy drill logs and/or summary logs prepared by CRAE geological staff are held in the library.
The logs contain a description of the lithology, and visual estimates of economic mineralisation and alteration. Overburden sections of RC holes and RC pre-collars on DDs were logged on 3 m intervals, the logging and sampling interval reduces to 1 m in mineralised sections. Diamond holes were logged over intervals determined by the lithology and include a graphic log of the cored sections together with structural information in the interval description. CRAE began using a lithology code during this period, which has been recoded in the database.
Pasminco logs were very similar in style to CRAE for the single diamond hole and the 11 RC holes it drilled in
1998. RC holes and pre-collars were logged on 2 m intervals, while the diamond hole was logged on intervals determined by lithology. Logs included a text-based lithological description, as well as visual estimates of mineralisation and alteration Drill hole logging protocols for URL and Altona are as for Little Eva.
7.1.5Core and RC Sampling Methods
In general, sampling methodology was consistent among all deposits, with minor variations between the different companies and years of the programme. More detailed descriptions by deposit are provided in
Section 6.
Early RC sampling by CRAE used a rotary splitter mounted on the drill rig to produce 3 kg to 4 kg subsamples, which were collected in calico bags and dried on site, then sealed in polyethylene bags for shipment to the laboratory. However, in the 1994 RC sampling, CRAE used a spear to collect an approximate 3 kg sample from the cuttings. Similarly, during the 2002–2003 programmes, Bolnisi employed a rig-mounted cyclone and splitter to collect 12.5% of the cuttings for dry samples, but used the spear to collect the subsample from wet cuttings. The same sampling methods were also used by URL, Altona, and CMMC for their RC programmes.
During the early programmes (1991 or earlier), drill samples were collected as 3 m samples, but from 1992 onwards sampling was in 1 m or 2 m increments. During the later programmes beginning with URL, samples from RC and DD were collected and bagged in pre-numbered calico bags at the drill site during drilling.
Unique sample numbers were retained during the whole process. Diamond core was sawn with a diamond saw after logging, and the half core was collected as 1 m or 2 m samples. RC samples were taken via a cyclone and rotary splitter mounted on the drill, producing 3 kg to 4 kg of material that was air-dried in the field.
The remainder of the cuttings were bagged and laid out alongside the drill. All samples were catalogued and sealed prior to dispatch to laboratory. Samples were either delivered to SGS Analabs as they were collected or stored in facilities in Cloncurry prior to transport to Townsville. An extensive catalogued library of core, assay sample pulps, and RC chips are retained in the Company’s Cloncurry exploration office for inspection.
Effective date: 30 June 2026

8Sample Preparation, Analysis and Security
Section 229.601(b)(96)(iii)(B) (8) (i‐v)
The operations and information in this section were compiled prior to Harmony’s acquisition of the Project, but have been reviewed for reasonableness and accuracy, and updated where appropriate.
The QP is of the opinion that the sampling procedures, analytical quality, and integrity of data meet and/or exceed standards required for Mineral Reserve estimation.
8.1Little Eva
There is very little documentary information available about sample collection and preparation for the CRAE drilling campaigns. The available documents covering exploration during this era lack descriptive detail when describing the mechanics of drilling and sampling procedures. The documents on the exploration work tend to assume that sampling was carried out in line with CRAE standard procedures, but these procedures are not recorded.
CRAE DD were sampled on approximately 2 m intervals. It is implied that the core was split or sawn and half the core retained, since the holes were later relogged by CRAE. RC holes from LE009 to LE033 were sampled in 1 m intervals, but from LE034 to LE075 the sample interval was expanded to 2 m. Since then, across all programmes the sample intervals for RC has been 1m.
8.1.1URL 2002 programme
Two metre composite samples of about 2.5 kg were collected from RC chips using a modified trailer-
mounted splitter. Intervals of interest were identified after the first-pass composite assays were received, and the original 1 m samples were submitted for analysis. The samples were submitted to Australian
Laboratory Services ("ALS") in Townsville. Sample preparation involved drying, crushing, and pulverizing the entire sample to a nominal 85% passing 75 µm. The primary analysis was by three-acid digestion followed by
Atomic Adsorption Spectroscopy ("AAS") for copper, and fire assay on a 30 g subsample for gold.
8.1.2URL 2003–2006 programme
From 2003 to 2006, URL followed a similar procedure, except that all samples were collected on 1 m intervals using a trailer-mounted cyclone and triple-deck splitter, or similar arrangement. The major differences over the years were an increasing refinement of the QC programme and a change from ALS to Analabs/SGS as the laboratory selected to do the primary analysis in 2003.
Analabs/SGS used methods that included an aqua regia digestion followed by AAS for gold, and three-acid digestion followed by AAS for copper.
The DDs completed during this period were drilled for geotechnical and metallurgical purposes, and only the upper parts drilled with RC methods were sampled, except for two DD tails drilled to extend RC holes that had failed to reach target depths because of poor ground conditions. Core from the extended holes was half-
sawn, and samples collected in 1 m intervals for submission to Analabs.
8.1.3URL 2007 programme
In 2007, URL conducted a metallurgical drill programme of 10 DD drilled with 1 m samples assayed at
Ultratrace Laboratories, using a four-acid digestion, and analysed by inductively coupled plasma-optical emission spectrometry (ICP-OES) for copper, and fire assay with an ICP-OES finish for gold.
Effective date: 30 June 2026

8.1.4Altona 2011 programme
For the 2011 drilling programme, Altona continued with the procedures for RC sampling established by URL, but returned to using ALS in Townsville for the primary analysis. The methods requested were ME-ICP41
(aqua regia with inductively coupled plasma-atomic emission spectroscopy (ICP-AES)) for copper, and Au-
AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-OG46).
Two DDs, drilled primarily for metallurgical testing, were quarter-sawn, sampled in 1 m intervals, and submitted to ALS for analysis along with the RC samples. In addition, the core from four geotechnical holes drilled in 2005 and 2006 was recovered from the core storage, half-sawn, and submitted to ALS for analysis.
The methods requested were ME-ICP61 (four-acid digestion with ICP-AES finish), and later ME-ICP41 (aqua regia with ICP-AES) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-OG46).
8.1.5Altona-Sichuan Railway Investment Group 2015 programme
As part of a due diligence of the Project assets, Sichuan Railway Investment Group ("SRIG") drilled two confirmatory triple-tube DDs at Little Eva using HQ core. An independent consultant for SRIG managed the programme. The holes were submitted to ALS for cutting (half core) and analysis.
Altona drilled two DD for metallurgical testwork. These were quarter-sawn and sent to ALS Perth to be assayed using ME-MS41 (aqua regia with ICP-MS) for copper and Au-AA25 (fire assay with AAS) for gold.
Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-OG46).
Four DDs, drilled for geotechnical purposes in 2005 and 2011, were half-sawn and submitted to ALS for analysis. The methods requested were ME-ICP41 (aqua regia with ICP-AES) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-
OG46).
8.1.6CMMC 2018 to 2022
CMMC completed a number of DD  holes within the Project area for resource, geotechnical and metallurgical studies. Additionally, they completed RC holes across the planned Mill and Tailings Dam areas for sterilisation purposes, and to test for water.
8.1.7Harmony Work 2023 to present
Harmony has drilled a significant amount of holes for infill, geotechnical and metallurgical purposes within the first year of ownership by Harmony. Both DD and RC drill holes were logged digitally; the digital logging system records lithology, alteration, veining, magnetic susceptibility and oxidation in all holes, and structural data and geotechnical logs are completed on cored holes. Data is saved to Harmony’s server, where it is merged to the master SQL database.
Half-core samples are collected at 1 m intervals, and RC holes are sampled at 1m intervals and submitted to
Analabs for analysis.
RC holes are assessed using a pXRF machine on 1m samples, and the DD core is assessed using TrueScan technology that returns continuous sampling data composited over 10cm and 1m intervals along with high-
quality images, or the pXRF machine also.
8.1.8Quality Control Procedures
The QC procedures employed by CRAE are poorly recorded, and appear to have been at a low level by modern standards. For the programmes from 2002 onwards, URL implemented quality control programmes which meet with currently accepted practices, and included field duplicates, triplicates, reference standards, and blanks. No problems within the resource data were revealed by the quality assurance and quality control
(QA/QC) programme.
The data quality and QC procedures were reviewed in December 2009 in the Independent Mineral Specialist
Report prepared by Optiro (Glacken, 2009). Optiro noted that good industry QA/QC practices were applied, with reasonable rates of inserted standards, repeats, and blanks.
Effective date: 30 June 2026

Later programmes continued with the QC procedures established by URL in 2006, which included:
•Regular duplicate sampling of RC cuttings at a rate of 1 in 20 primary samples.
•Triplicate samples collected at the time of drilling at a rate of 1 in 40 primary samples, submitted to an umpire laboratory.
•Submission of Certified Reference Materials (CRMs) or standard samples at an overall rate of 1 in 20.
•Submission of blank samples at an overall rate of 1 in 45 primary samples.
8.2Turkey Creek
All RC drilling between 2012 and 2014 was completed using either a 140 mm or 5.5" hammer drill. RC chips were collected at 1 m intervals, as per Altona's standard procedures.
QA/QC protocols for the 2012 and 2014 drilling programmes at Turkey Creek included the insertion of CRMs at a ratio of 1 in 20. Field duplicates were taken from the RC drilling using a riffle splitter on site, also at 1 in
20 rates. All samples were sent to ALS Townsville, and a standard sample protocol of drying, crushing, splitting, and pulverizing was followed, resulting in 250 g pulp samples. These were submitted for ME-MS41
(aqua regia digestion with ICP-MS finish). The aqua regia digestion dissolves sulphide and oxide minerals, but does not dissolve silicates, so the copper contained in the hydrobiotite will not be reported. Copper analyses over 1% were reanalysed with an ore grade ICP- AES method (Cu-OG46). Gold was determined via Au-AA25
(fire assay with AAS).
In 2015, Altona drilled five diamond holes for metallurgical samples. Core from these holes was sent to ALS
Ammtec in Perth, where whole core samples were taken at 1 m intervals and assayed using ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-OG46).
Harmony has continued with the same sampling techniques of the Altona and CMMC.
8.3Blackard, Scanlan, Legend and Great Southern
Early campaigns of DD by Bolnisi and CRAE at Blackard and Scanlan produced core of various sizes, including
4.5", 5.375", NQ, NQ2, HQ, and HQ3. Half-core or quarter-core samples were routinely cut at intervals of either 1 m or 2 m.
RC drilling by CRAE and Bolini was predominantly drilled with a 130 mm diameter hammer drill. Percussion drilling by CRAE was completed using either a 4.5" or 5.5" hammer drill. Chip samples were collected on either 1 m, 2 m, or 3 m intervals using standard CMMPL procedures.
Samples submitted by CRAE and Bolnisi were typically assayed by Analabs using either four-acid digestion
(hydrofluoric, perchloric, hydrochloric, and nitric) with an AAS finish, or aqua regia digestion with an ICP-OES finish.
Diamond core drilled by URL and Xstrata at the Blackard and Scanlan deposits were typically either of NQ or
HQ3 diameter and routinely sampled as either half or quarter core at either 1 m or 2 m intervals within mineralised domains. Material drilled in the barren hanging wall was cut as either half or quarter core at intervals of up to 6 m. Diamond core drilled by Altona for metallurgical purposes was typically drilled with a
HQ3 bit at 1 m intervals, and sawn to quarter core.
RC drilling completed by URL and Xstrata typically utilised a 5" hammer drill, with samples collected at either
1 m or 2 m intervals, as per standard CMMPL procedures. RC drilling by Altona was completed with a 5.5"
hammer drill and sampled at 1 m intervals using standard Altona procedures as outlined for Little Eva.
Samples were typically submitted by URL and Xstrata to either SGS, Analabs, or ALS Townsville (or ALS Mount
Isa) for either:
•ME-ICP41 (trace level analysis of 34 elements by aqua regia digestion with ICP-AES finish)
•MEMS-61 (ultra trace level analysis of 47 elements by four-acid “near total” digestion [HF-HNO3-
HClO4 acid digestion, HCl leach] and a combination of ICP-MS and ICP-AES finishes)
•Hot aqua regia digestion, diluted HCl added to residue, with an AAS finish
Effective date: 30 June 2026

•Cu-OG46 ore grade copper analysis by aqua regia digestion, with either AAS or ICP-AES finish.
Samples were submitted by Altona to ALS Townsville for either ME-ICP41 (trace level analysis of 34 elements by aqua regia digestion with ICP-AES finish), or Cu-OG46 (ore grade copper analysis by aqua regia digestion, with either AAS or ICP-AES finish).
CMMC completed 18 RC drill holes in 2019 at Blackard with a 5.75" hammer drill. Samples were collected using standard CMMPL procedures at intervals of 2 m.
Samples were submitted by CMMPL to ALS Townsville for either ME-ICP61 (trace level analysis of 27 elements by four-acid “near total” digestion [HF-HNO3-HClO4 acid digestion, HCl leach] and an ICP-AES finish) or Cu-OG62 (ore grade copper analysis by HF-HNO3-HClO4 digestion, HCl leach for use as over-range, with either AAS or ICP-AES finish).
Early QC procedures used by CRAE consisted of duplicate samples (1 in 15) and repeat assays (1 in 15), but insertion of blanks or standards into the sample stream was not documented. Comparison of sample and analytical duplicates raises no concerns. Bolnisi implemented a QC protocol for their drill programmes by using field duplicates at the rate of 1 in 50 and inserting native copper standards at the rate of 1 in 40. It is assumed that the native copper standards were used due to potential problems during assaying, which may have included the potential for native copper to smear on grinding plates and contaminate subsequent samples, and segregation of metallic particles during processing yielding poor reproducibility. From 2005 on,
URL implemented a QC programme for RC drilling that used CRMs (1 in 30), field duplicates (1 in 20), and blanks (1 in 40). Results indicated that variability of assay data in the native copper zone is significant in a modest number of the samples, and therefore use of an umpire laboratory check at the rate of 1 sample in
40 was implemented in 2004.
URL designed sampling and specific analytical protocols for oxide or native copper, samples, and sulphide zone drill programmes. These protocols have been maintained or only slightly modified since that time. The sampling for oxide and primary mineralisation is the same, using a trailer-mounted cyclone and triple-deck splitter that divides the RC cuttings into 12.5% and 87.5% volume splits. The larger sample is stored on site in plastic bags. Subsamples are collected from the larger split, on every tenth sample in the native copper zone, and every 20th sample in the sulphide zone, and inserted into the sample shipment stream. Additionally, a sequence of CRMs and blanks are inserted into the sample stream at the rate of 1 in every 40 samples.
Finally, a second subsample is collected from the larger split, at a frequency of 1 in 30 for the native copper zone, and 1 in 40 for the sulphide zone, and shipped to a second laboratory.
The analytical protocol for the sulphide analysis is as follows: oven-dry entire sample and pulverise to 85%
passing 75 µm, then remove a 1 g subsample with a duplicate sample at the rate of 1 in 20; insert blank and reference samples into the sample stream, each at the rate of 1 in 50; use three-acid digestion, and analyse for copper by AAS.
The analytical protocol for the native copper zone samples is more involved. Samples are oven-dried and then weighed, jaw crushed to -6 mm, then ground in a disc mill (Analabs Supercrunch) to -500 µm. One in 20 samples are reweighed to check for weight loss. Riffle-split into a 1 kg subsample and residual. A duplicate sample is taken from every 20th residual sample. Subsamples are pulverised to P85 75 µm in a ring mill. A 20
g split is taken, with another duplicate at 1 in 20.
Blanks and reference standards are inserted at a rate of 1 in 50. Aqua regia digestion is used, and analysed by
AAS.
8.4Bedford
Sampling and QA/QC protocols for Bedford are as for Little Eva, except during 2009; the sampling procedure employed by URL in 2009 was essentially unchanged from their earlier work.
URL initially used a 6" hammer drill, then later a 5.375" hammer drill for RC drilling. The majority of samples were collected at 1 m intervals, with a small number of early samples collected at 2 m intervals using standard URL procedures. URL drilled several DD holes with either NQ3 or HQ3 core diameter. This core was cut to half- or quarter-core subsamples for laboratory submission.
Effective date: 30 June 2026

Early URL sampling was submitted to Analabs Townsville for mixed acid, ore grade AAS analysis (old code
GA145). Later sampling was submitted to SGS, with methods modified to include a multi-element ICP-OES method (ICP21R) for Ag, Al, As, Ba, Bi, Ca, Cd, Co, Cr, Cu, Fe, K, Mg, Mn, Mo, Na, Ni, P, Pb, S, Sb, Se, Sn, Sr, Ti,
U, V, Zn, and Zr. Gold was determined by method FAA505 (50 g fire assay, followed by AAS).
In 2015, Altona drilled one DD hole for metallurgical testwork that was quarter-cored and sent to ALS Perth to be assayed using ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-AES method (Cu-OG46).
8.5Ivy Ann
The sampling procedures used by Dominion in 1992 and 1993 are not recorded, but all RC and PERC drill holes were sampled on a uniform 2 m interval and analysed for copper and gold. From 1995 to 1996, all RC holes were sampled on 2 m intervals and riffle-split to produce a nominal 4 kg sample for analysis. Samples were dispatched to ALS for analysis for copper and cobalt using method G001 (perchloric acid digestion followed by flame AAS), and using method PM203 for gold (fire assay with AAS). Approximately 1 in 20 samples were resampled at the drill as field duplicates, but there is no report or evidence that CRMs or blanks were used in the programme. In 1997, the analytical method for base metals was changed to ICP method, and the suite was extended to include Pb, Zn, As, Ni, and Mo.
The two-DDs completed in 1997 were sampled on 1 m intervals and submitted to ALS for assay for the same elements as the RC drilling.
RC drilling completed by Altona in 2012 utilised a 140 mm hammer drill, with samples collected at 1 m intervals, as per standard Altona procedures.
Altona submitted samples to ALS Townsville for analysis by ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-
AES method (Cu-OG46).
8.6Lady Clayre
All CRAE DD holes from 1992 through 1996 were sampled on 1 m intervals. CRAE RC drilling and RC pre-
collars on diamond holes for the 1992 campaign were routinely sampled in 3 m intervals in non-mineralised sections and pre-collars. Mineralised sections were sampled on 1 m intervals. In later years, CRAE standardided to 2 m intervals for all RC holes. Details of the laboratories and analytical procedures used are not recorded.
Pasminco drilled one RC_DDT hole and 11 RC holes into the Lady Clayre prospect in 1998. The RC sections were sampled in 2 m intervals, and the diamond sections were sampled in 1 m intervals. Samples were analysed by Amdel Analytical laboratories ("Amdel") using fire assay/AAS for gold, and mixed acid/ICP-OES for copper and base metals.
RC drilling completed by Altona in 2012 utilised a 140 mm hammer drill with samples collected at 1 m intervals, as per standard Altona procedures.
Altona submitted samples to ALS Townsville for analysis by ME-MS41 (aqua regia with ICP-MS) for copper, and Au-AA25 (fire assay with AAS) for gold. Copper analyses over 1% were reanalysed with an ore grade ICP-
AES method (Cu-OG46).
8.7Security
Samples from RC and DD programmes were collected and bagged into pre-numbered calico bags at the drill site during drilling operations. Unique sample numbers were retained during the entire project. All samples were then catalogued and sealed prior to dispatch to laboratory or secure storage facilities. Samples were either collected daily and delivered to Analabs/SGS or delivered to and stored in Company facilities in
Cloncurry prior to shipment to laboratories in Townsville.
A catalogued and extensive library of core, assay sample pulps, and RC chips is retained in the Company’s
Cloncurry exploration office for inspection.
Effective date: 30 June 2026

9Data verification
Section 229.601(b)(96)(iii)(B)(9)(i‐iii)
Estimation of Mineral Resources and Mineral Reserves relies on analytical data (assays) from samples collected from drill holes, and the position of those samples in 3D space. The methods and quality of the sample collection procedures and analytical data have been examined previously by independent consultants who found the data quality to be appropriate for the purposes of Resource Estimation. Additionally, data validation and verification has been undertaken by Harmony. Physical verification of drill hole locations and additional drilling was only completed on the Little Eva, Turkey Creek, and Blackard deposits, the three largest deposits. The quality of the assay databases was investigated by the QP for all deposits but primarily focused on the three largest deposits.
Altona maintained a very extensive and high-quality database using Datashed software and has carefully preserved historical records and thoroughly documented checks and resurveys of drill hole collar locations and downhole surveys. Collars were probed using a Gyro Survey instrument by URL Resources to obtain an accurate collar survey record for all historic drill holes. All drill collars checked in the field with handheld
Global Positioning System (GPS) units on the Little Eva deposit were found to be correctly positioned.
Review of drill holes on section did not reveal any anomalies with respect to drill hole locations or deflections, any deviations found where checked and corrected by the QP. Checking the database against analytical certificates for approximately 200 samples did not reveal any discrepancies and confirmed placement of standards and blanks into the sample stream. Visual examination and estimation of copper grades in drill core and cuttings at the core storage yard was consistent with recorded analytical data.
Previous checks by third-party consultants, including SRK and Optiro, reported similar satisfaction with data quality.
Statistical analysis of the Project drill data separated by company and/or year of drilling, as reported in
Section 11, indicates that there is no systematic bias to the data, either by company or drill type. New drilling by Harmony at the Little Eva, Blackard and Turkey Creek closely matches block grades within the resource block model, providing additional validation of the dataset and estimation methodology.
In the QP’s opinion, the database verification steps undertaken are sufficient, and the data relied upon in this
TRS are adequate for the purposes of Mineral Resource estimation and disclosure under Regulation S-K 1300
Effective date: 30 June 2026

10Mineral Processing and Metallurgical testing
Section 229.601(b)(96)(iii)(B)(10)(i‐v)
10.1Introduction
This section summarises both historical and recent testwork associated with the various ore types on the
Project property. For additional information, please reference the 2018 Feasibility Study completed by Hatch for CMMC in 2018, the GR Engineering Services (GRES) DFS for Altona in 2014, and the GRES DFS for URL in
2009. The previous feasibility studies discuss in detail the metallurgical performance of ores from Little Eva and associated deposits, which contain classic, flotation-amenable copper sulphide ore types.
The Little Eva pit consists of both sulphide and transition zones and will be the main ore source for the
Project. This deposit has been well studied, with 170 flotation tests from multiple core and RC chip sources that ranged in scope from benchtop to pilot plant. The Little Eva sulphide ore consistently demonstrates high recovery performance with a high degree of liberation at relatively coarse grinds (250 µm). The average feed competency lies near the 50th percentile mid-point of the ball mill hardness tests contained within the
JKTech database, with medium to hard Bond work indices indicated. Copper is present as chalcopyrite with trace amounts of pyrite. Strong flotation kinetics result in high recoveries ranging between 92.5% and 96.3%
and concentrating to a saleable final concentrate grade of ~ 25% Cu following a nominal regrind to 53 µm, with no pH modification. The gold is predominantly associated with the chalcopyrite and reports to the copper concentrate. Overall, Little Eva sulphide ore type presents low technical risk. The transition zones consist of varying degrees of weathered sulphides and include copper oxides and copper carbonates. The flotation of transition material has been conducted to a limited extent with approximately 25 tests conducted. Transition zone recoveries are variable, ranging between 30% and 85% and concentrating to a saleable final concentrate grade of ~ 20% Cu following a nominal regrind to 53 µm, with no pH modification.
Little Eva transition ore type presents a moderate technical risk.
The Turkey Creek pit consists of both sulphide and transition zones and will be a secondary ore source during the initial five years of the Project. This deposit has been studied to a limited extent, with 18 flotation tests sourced from only Turkey Creek and 36 flotation tests from blends of Turkey Creek and other ore types in testing that ranged in scope from benchtop to pilot plant. The Turkey Creek sulphide ore demonstrates variable recovery performance with a lower degree of liberation for a primary grind of 250 µm. The average feed competency lies above the 50th percentile mid-point of the ball mill hardness tests contained within the
JKTech database, with hard Bond work indices indicated. Copper is present as bornite-chalcocite-covellite with trace amounts of pyrite. Recoveries are variable, ranging between 82.5% and 88.6% and concentrating to a saleable final concentrate grade of ~ 26% Cu following a nominal regrind to 25 µm, with no pH modification. Overall, Turkey Creek sulphide ore type presents minor technical risk. The transition zones consist of varying degrees of weathered sulphides and include copper oxides and copper carbonates. The flotation of transition material has not been tested and an unvalidated copper recovery of 58% has been assumed, based on malachite flotation tests from Little Eva samples. Turkey Creek transition ore presents a moderate technical risk.
The Blackard pit consists of native copper ore and sulphide ore and represents a significant ore source during the mid and late life treatment for the project. This deposit has been studied to a moderate extent, with 30 flotation tests sourced from 100% Blackard ore and 28 flotation tests from blends of Blackard and other ore types in testing that ranged in scope from benchtop to pilot plant. The Blackard native copper ore demonstrates highly variable recovery due to its complex mineralogy. The native copper ore has exceptionally low competency requiring additional crushing, stockpiling and copper recovery treatment circuits. Copper is present as metallic native copper, refractory copper biotite, encapsulated copper silicates and copper oxides. Copper recovery varies from 47.4% to 62.7%, with concentrates varying from 20% Cu to
45% Cu. Treatment of 100% Blackard ore presents a high technical risk, although blending this with other ore sources reduces this to a moderate technical risk. The Blackard sulphide ore demonstrates relatively high recovery performance with a primary grind of 250 µm. Recoveries vary from 84.1% to 87.1% and concentrating to a saleable final concentrate grade of ~ 25% Cu following a nominal regrind to 53 µm, with no pH modification. Overall, Blackard sulphide ore type presents minor technical risk.
The additional sulphide satellite deposits, including Bedford, Lady Clayre, and Ivy Ann, are smaller ore sources, with limited testwork. These ore types are generally similar to Little Eva from both a comminution and flotation perspective.
Effective date: 30 June 2026

To accommodate the variation within and between ore pits, a concentrator feed blending strategy, integrating ROM feed, stockpile reclaim feed, and direct plant feed tipping directly into the primary crusher was introduced to smooth out fluctuations in throughput and recovery and minimise risk. This is an iterative optimising process between the Mining and Process groups, with input from the Geology Department. It includes:
1.        Balancing of Little Eva transition ore with sulphide ores to minimise circuit fluctuations and to optimise throughput and recovery.
2.        Balancing of Little Eva and Turkey Creek ores to maximise throughput.
3.        Blending very soft native copper ores with the more competent sulphide ores to minimise fluctuations in the feed to the grinding, flotation, thickening and filtration circuits.
4.          Applying a geometallurgical approach to support both the mining and mill schedules.
This blending approach indicates an average life-of-mine copper recovery of 81.0% is achievable, at an average concentrate grade of 26.7% Cu.
10.2Mineralogy
Previous mineralogical studies of Little Eva highlighted that the ore is predominantly feldspar, quartz, carbonate, amphibole, biotite mica and iron oxide minerals, with minor to trace amounts of copper and iron sulphides. The deposit is low in overall sulphur content, with sulphur assays commonly being less than 0.8%
but ranging as high as 1.6%. QEMSCAN analysis of the bulk flotation feed and the tailings composite samples has identified chalcopyrite (CuFeS2) as the main copper- bearing mineral, locally ranging in abundance from
0.1% to 2%. Trace bornite (Cu5FeS4) usually occurs intergrown with chalcopyrite and is less than one tenth the abundance of chalcopyrite. Pyrite (FeS2) and chalcocite (Cu2S) occur in ultra-trace amounts of about one hundredth the abundance of chalcopyrite. A scanning electron microscope (SEM) analysis of hand-panned flotation concentrate identified very fine particles (ranging in size from 2 μm to 9 μm) of electrum (gold ±
silver) associated with pyrite and/or chalcopyrite. Figure 10-1 and Figure 10-2 show typical chalcopyrite and bornite associations with gangue minerals within the host rock.
In the QP’s opinion, the metallurgical testwork completed to date is sufficiently representative of the styles of mineralisation present at Eva to inform recovery assumptions for Mineral Resource disclosure. Additional confirmatory testwork may further refine these assumptions.
Figure 10-1: Drill Hole LED495, Specimen 94975, Scale
4.6 mm
Figure 10-2: Drill Hole LED495, Specimen 94966, Scale
1.6 mm
Effective date: 30 June 2026

11Mineral Resource Estimates
Section 229.601(b)(96)(iii)(B) (11) (i‐vii)
11.1Introduction
The Eva Copper Project is currently composed of nine deposits; in order of importance, they are Little Eva,
Turkey Creek, Blackard, Scanlan, Bedford, Lady Clayre, Ivy Ann, Legend and Great Southern . Little Eva is the
main deposit, hosting a majority of the Mineral Resources and Mineral Reserves, while the others are considered satellite or supplemental deposits. As there are significant differences in the deposits with respect to tonnage, metal grades, nature of mineralisation, and drill density, different resource estimation strategies were employed for each deposit. The geology, structural setting, and mineralisation of each of the deposits has been described in previous sections and will only be touched upon in this section as is required for understanding resource estimation. Recent drilling in 2025 has defined a continuous trend between the
Blackard and Legend deposits and the mineral resource estimate was completed together hence the hyphenated Blackard-Legend name that appears in this report. Although estimated as a single geological body, the Blackard and Legend Mineral Resources are reported separately because only the Blackard component has been carried into the Mineral Reserve. The confirmatory drilling that defined the linking structures between the two deposits was not available at the time the Feasibility Study was completed, and modifying factors have therefore not been applied to the Legend component. Legend is reported as a
Mineral Resource only.
All deposits have had previous resource and reserve estimates carried out. Some additional drilling has been carried out on the Little Eva, Turkey Creek, and Blackard deposits since the previous resource estimates were made, but the amount of drilling, in comparison to past work, was relatively minor, as the new drilling was mostly for verification of historical data and to collect material for metallurgical testing. For the most part, resources have been re-estimated using different techniques and block sizes to better match proposed mining equipment and incorporate anticipated mining dilution and ore losses associated with the larger equipment. The type of mineralisation is such that the larger mining equipment, while increasing mining efficiency, will likely result in higher levels of dilution with resultant lower grades. However, the amount of contained metal within the earlier and current estimates is similar. It is anticipated that there will be opportunities to increase grades delivered to the mill through enhanced grade control procedures during mining together with the use of stockpiling strategies. Resource estimates leading to reserves that form the basis of pit design should be conservative.
11.2Resource Estimation Procedures
The resource estimation methodology was similar for all deposits, and involved the following procedures:
•Understanding, to the extent possible, geological controls of mineralisation and grade distribution, and determination of domains
•Deposit description and mineralisation domains based on geology, structure, and weathering profiles
•Determine suitable block model sizes and extents for each deposit
•Describe drill hole database, validate drill data, and extract the relevant data required for resource estimation
•Analyse the data through univariate and bivariate statistical data analysis. Determine what, if any, data conditioning (capping and compositing) is required
•Variography on deposits and deposit domains (required for kriging interpolations)
•Grade interpolation
•Resource classification and validation
•Mineral Resource Statement.
11.3Geological and Mineralisation Models and Domains
The following sections describe the criteria for the definition of the geological and mineralisation models at the deposits. Domains for grade estimation are based on structural orientation and/or lithological controls on mineralisation as well as metallurgical/mineralogical zones related to weathering profiles. The weathering profile for all the copper-gold deposits is reasonably consistent, with an upper zone of oxidised rock generally between 15 m and 25 m in depth, with a relatively sharp boundary between fresh rock or supergene zones, depending upon the deposit. The oxide and supergene zones are defined by observation during core or chip logging and verified by sulphur analyses on a subset of the drill holes within the deposit. Deposit geology and figures describing weathering or supergene domains used for resource estimation are presented in Section 6.
Domains defined by structural or lithological orientation are described in Sections 11.6 and 11.7.
Effective date: 30 June 2026

11.3.1Little Eva
Three major structural-lithological domains, separated by faults, have been defined for the Little Eva deposit, each domain with differing orientations of mineralisation continuity. Previous workers defined additional subzones of either high- or mid-grade domains based on drill hole copper grades. Recent work, both with the data and limited drill core examination, determined that the subdomain boundaries were gradational and not likely to be visually distinct during mining. Attempts to define the high-grade zones with variography were not successful and therefore these subdomains were not maintained during grade interpolation. A plan view and typical drill sections illustrating the four larger domains (and earlier subdomains) are provided in
Figure 6-5 and Figure 6-6.
The upper part of the deposit is oxidised, usually to a depth of 15 m to 25 m, and the transition to sulphide mineralisation is quite sharp. The oxidised zone contains copper in native form as well as neotocite (Fe-Mn-
Cu mineraloid) and carbonate copper species. Additional testing for recovery of copper from the oxide zone has been carried out, and no economical method of copper extraction has been determined and consequently, the oxide zone is considered to be waste. The oxide zone is present over top of all structural-
lithological domains. The contact between the oxide zone and fresh rock was treated as ‘soft’ during interpolation as grade changes across the boundary were minimal.
11.3.2Turkey Creek
The Turkey Creek deposit was the most recent discovery at the Eva Copper Project and is a copper- only deposit (without gold). Resource estimation of the Turkey Creek deposit was constrained within a stratigraphically controlled grade shell above 0.1% Cu. The Turkey Creek deposit occurs as two tabular higher-grade zones separated by a lower grade zone. Although a lower grade internal core has been defined as a domain, these domain boundaries were not used during the interpolation as it may not be possible to segregate this zone during mining. However, interpolated block grades, clearly define the medial low-grade zone indicating that grade interpolation correctly honours drill data, as well as the potential for selective removal during mining, depending upon applied cut-off grade. Changes in orientation of the mineralisation on the north end of the deposit, to the north of the Turkey Creek Fault, resulted in two additional domains.
11.3.3Native Copper deposits
The Native Copper are very similar deposits geologically, being stratabound with locally deep weathered profiles containing native copper. Additional drilling on Blackard and metallurgical testing on both Blackard and Scanlan has been completed and will be used to inform a mine plan.
Blackard, Legend, Great Southern and Scanlan are nearly identical geologically and metallurgically, both occurring near- surface and within deformed and metamorphosed carbonate rich sediments. Folded stratigraphy and changes in copper mineralisation due to weathering require modification to the resource estimation procedures employed for the Little Eva deposit. The deposits appear to occur as thin (10 m) to thick (100 m) bands of mineralisation folded into a tight synform and open antiform pair. The deposits contain weathering profiles that include an upper oxide zone, which is treated as waste (although grades are interpolated within the zone), followed by the copper zone where a significant proportion of the copper is contained as fine native copper, followed by a narrow transition zone of mixed metallic copper and sulphide species, and a lowermost sulphide zone (Figure 6-11 and Figure 6-14). In both deposits, the weathering profile and related native copper zone is much deeper or more extensively developed over the synform part of the deposit areas. The silver content of the sulphide zone is locally significant but was not included in the resource estimates due to a lack of informing data.
Effective date: 30 June 2026

The Blackard deposit strikes northerly and has been subdivided into structural domains based on the dip and/or plunge of the mineralisation (Figure 6.-10). An outer 0.1% copper shell that reflects interpreted folded stratigraphy and separates barren rock from mineralisation on drill sections, was used to constrain the resource estimates. Mineralisation is folded and curved, whereas interpolation searches are generally linear, so to account for the folded stratigraphy dynamic anisotropy was used to follow the fold curvature (Figure
6-11). Histograms of assay grades on drill sections display high variability of grade down hole, but in some areas, particularly within the Blackard deposit, alternating high and lower grade bands were noted to align over moderate distances, both on section and along strike these bands were used to guide the orientation of the interpolation search rather than the outline of the grade shell. The boundaries between mineralogical domains are treated as soft during resource estimation but are used as hard boundaries for assigning metallurgical recoveries. The three structural domains at Blackard were treated as hard boundaries for estimation.
11.3.4Ivy Ann
Ivy Ann is a copper-gold mineralised trend that consists of two deposits hosted within steep, east-dipping zones, with strikes to the north and northeast (Figure 6-17). The two deposits are separated by 700 m of barren rock and are termed Ivy Ann and Ivy Ann North. The mineralisation domain at Ivy Ann includes a main structural zone and two minor hanging wall structures, defined within an outer grade shell at a copper cut-off of 0.1%. At Ivy Ann North there are 14 separate mineralised structures interpreted which were interpolated within a single outer grade shell defined by a copper cut-off of 0.1%.
The Ivy Ann deposit is not currently being considered by Harmony in the current mining study due to its size and distance from the Mill.
11.3.5Lady Clayre
Mineralisation at Lady Clayre occurs in a variety of orientations with multiple geological controls, both structure and lithology exert control on mineralisation within a sequence of poly-deformed shales, siltstones, schists, and dolomites (Figure 6-15). Copper-gold mineralisation is coarse-grained and commonly occurs within brecciated rocks. Five zones were defined by Altona based on 0.1% Cu grade shells. Mineralisation in the northern part of the deposit strikes northwesterly and dips moderately to steeply to the west, while mineralisation to the south strikes northeast and also dips moderately to steeply to the west. The deposit area was divided into two domains based on orientation of mineralisation, but neither enclosing grade shells nor smaller subdomains were used for estimation. A separate domain was created for the oxide zone, which consists of a 15 m to 25 m thick layer with both oxide and carbonate copper species (Figure 6-16).
11.3.6Bedford
Bedford geology was reinterpreted by Altona in 2016, integrating drill data, surface mapping, high- resolution soil geochemistry, and geophysics into a structural analysis. The confidence in the geological interpretation is moderate to high, based on well-defined local and regional controls on the mineralisation geometry.
Mineralisation outcrops at surface and has been tested to a depth of 140m and remains open. The Bedford mineralisation is hosted within a steep westerly- dipping shear zone 50m to 120m wide, striking north-
northeast (Figure 6-18). Within the broad shear zone there is an array of mineralised structures with typical widths of 5m to 12m, which anastomose but follow the broad overall shear zone trend (Figure 6-19). Drilling has defined two separate areas of mineralisation within the shear zone (Bedford South and Bedford North)
where sufficient mineralisation is present to be extracted by open pit mining.
The mineralisation is divided into two domains, Bedford north and Bedford South. Both domains lie within the Bedford shear zone and are separated by an area poorly drilled and mineralised about 800m long.  The current state of the lithology logs restricts a lithology model to be developed at this stage and will require a relogging programme to inform future models. The mineralisation is controlled by north-northeast trending, steeply dipping veins which plunge towards the north, there is sufficient grade continuity in all directions within the 0.1% shells.
Effective date: 30 June 2026

11.3.7Block Models
Mineral resources are estimated by interpolating composited drill hole grades into a block model, which models the space containing the mineralisation into rectangles or cubes (blocks). The appropriate block size is determined by considering the smallest selective mining unit (SMU), which is a function of either the size and type of mining equipment to be used or the spacing planned for grade control drilling, and the spacing of the data used to interpolate grades into the blocks. Differences in the size and shapes of the deposits, and different data densities within the Project area result in different blocksizes. Each block is assigned a geological rock type code, oxidation code or domain code by intersecting the block model with 3D wireframe models of the geology.
The software used for grade interpolation was Micromine 2024/2025/2026 depending on when the model was last updated.
Deposit block models are usually laid out as 3D rectilinear shapes that will fully envelop all known mineralisation. Details of the deposit block models are provided in Table 11-1.
Table 11-1: 3D Block Model Limits (UTM Coordinates and MineRL (AMD+1000 m)

Deposit	Direction	Minimum	Maximum	Block Size	No. of Blocks
Little Eva	Easting	409,760	411,690	10	193
	Northing	7,770,755	7,773,355	20	130
	Elevation	530	1,210	10	68
Turkey Creek	Easting	412,000	413,100	10	110
	Northing	7,770,750	7,772,510	20	88
	Elevation	650	1,250	5	120
Blackard	Easting	411,800	413,400	10	160
	Northing	7,764,300	7,766,800	20	125
	Elevation	500	1,300	5	160
Scanlan	Easting	411,600	413,040	20	72
	Northing	7,753,550	7,755,770	40	55
	Elevation	735	1,205	10	47
Bedford	Easting	414,797	415,207	10	42
	Northing	7,765,697	7,768,457	10	477
	Elevation	1,000	1,190	10	20
Lady Clayre	Easting	409,132	410,492	5	272
	Northing	7,751,523	7,753,283	5	352
	Elevation	400	1,400	5	200
Ivy Ann	Easting	425,100	427,000	5	380
	Northing	7,741,000	7,744,600	5	720
	Elevation	900	1,280	5	76
Legend	Easting	409,011	411,796	20	141
	Northing	7,767,240	7,769,000	10	177
	Elevation	800	1,190	10	40
Great Southern	Easting	425,100	427,000	5	380
	Northing	7,741,000	7,744,600	5	720
	Elevation	900	1,280	5	76
All block models are in metric units without any rotation and generally are rectangular shaped, with the long axis to the north and the shorter axis to the east due to the north-south trending deposits. multiple of 5m high RL blocks were used for all deposits to allow for bench heights of 5m, 10m, or 15m depending on deposit size. Where blocks are cut by a domain boundary (e.g., ore-waste boundary), a sub-block of 5x5x5m has been used to define the boundary. All block models are in GDA2020 / MGA Zone 54 projection and in
Mine RL, which is AHD + 1000 m.
A variety of information is stored in the block model, including interpolated grades for copper and gold
(where present), geological codes, specific gravities (SGs), and royalty requirements (Discussed in Section
3.6), various kriging parameters, metallurgical zones, and block classifications. Block models for Little Eva,
Effective date: 30 June 2026

Turkey Creek, Blackard, Scanlan, and Bedford are coded according to domains defined by computer solids models built on geological wireframes that represent mineralisation boundaries and/or any distinct structural areas or breccia zones. Outer domain boundaries for the Little Eva, Turkey Creek, Blackard, Scanlan, and
Bedford deposits, and all structural boundaries were treated as hard, as the boundary is in most cases geological, and any drill data outside the boundary was not used for interpolation of block grades.
However, boundaries between mineral-type domains are soft, and data on either side of the boundary can be used by the interpolation. Blocks are segregated by all domain boundaries. For the Scanlan deposit, all drill data were available for interpolation, although not all data were used, as many isolated holes were too distant to have an adjacent hole within the search area, which was a requirement of interpolation protocol.
Only blocks that were inside the geological (or grade) shell were used to report the Resources.
Figure 11-1: Little Eva Block Model 0.1% Cu Domain Containing the Estimation Domains
Note:
The Little Eva deposit showing three main structural domains.
Image view is southwest with north to bottom right.
Effective date: 30 June 2026

Figure 11-2: Isometric View of the Blackard-Legend estimation domains
Note:
Image view is northeast  with north to the left
11.4Database and Statistical Analysis
11.4.1Drill Hole Database
The Harmony drill hole database is stored on the company server and SQL format and is accessed via a
Maxwells Datashed front end. Data for each of the deposits was uploaded to a Micromine workspace, where it was reviewed and analysed. Little Eva, Turkey Creek, Blackard, and Scanlan databases were uploaded directly from the previously defined file structure used for the 2012–2015 Optiro resource estimates and any data from recent drilling was added to the appropriate data base. Data quality was reviewed and combined with Altona’s extensive previous validation work by third-party consultants, the data was determined to be of high quality, and valid for use in resource estimation.
Standard checks (missing intervals, missing holes, overlapping intervals) did not reveal any errors in the database, although there were a small number of copper assays without a corresponding gold assay. The
Project database includes collar, survey, assay, and lithological information, as well as drill hole type, year drilled, and company information from the various historical drill campaigns (see Table 11-2).
Both, DD and RC drilling have taken place throughout all the deposits by many companies, including URL,
Dominion, Bruce Resources, PanAust, Xstrata, Altona and CMMC. A small amount of drilling for due diligence and/or to collect metallurgical sample material was carried out by Sichuan Railway Investment Group (SRIG)
and CMMC in between 2016 and 2018 and an 18-hole RC programme on the Blackard deposit was completed in 2019. Table 11-2 gives the breakdown of the drill data by company, the number of drill holes, and the years that the drilling occurred in all the current resource areas.
The drilling history of the Eva Copper Project dates to the late 1970s, when CRAE began drilling in the Little
Eva and Lady Clayre areas (Figure 11-3, Table 11-2). Since then, numerous campaigns of RAB, RC, and DD drilling have taken place throughout the Project area and on all the deposits by many companies including:
URL, Dominion, Bruce Resources, Pan Australian, Xstrata, Altona and CMMC. A small amount of drilling for grade confirmation and to obtain fresh samples for metallurgical testing was carried out by SRIG (2016-2017)
and CMMC in 2018 and 2019.
Effective date: 30 June 2026

Most of the drilling on the Project was focused on the Little Eva (36%) (Figure 11-4) and Blackard (28%)
deposits while Lady Clayre has 11% of total drilled metres, followed by Scanlan, Bedford, Ivy Ann, and Turkey
Creek, with 9%, 6%, 6%, and 4%, respectively. Much of the RAB drilling was for exploration outside of the deposit areas, and due to possible contamination issues with RAB samples, no RAB holes were used in the resource estimations.
Table 11-2: Summary of Exploration Drilling by Company

Deposit	Year	Company	Hole Type	Hole Count	Metres	% of Total
Little Eva	1978–1996	CRAE	DD	6	2,330	37%
			RC	61	5,293
	2002–2006	URL	RC	281	37,855
			DD	30	4,037
	2006	Xstrata	DD	2	984
	2011–2018	Altona	RC	102	20,899
			DD	11	2,572
	2018-2022	CMMC	DD	22	429
			RC	7	6,030
	2023-2025	Harmony	DD	69	21,402
			RC	94	21,209
Turkey Creek	1993	CRAE	RC	2	218	6%
	2011	Xstrata	RC	2	300
	2012–2015	Altona	RC	49	7,296
			DD	5	404
	2018-2022	CMMC	DD	1	132
			RC	9	594
	2023-2025	Harmony	RC	67	10,157
Blackard	1991–1995	CRAE	DD	19	4,770	26%
			RC	8	1,120
			PERC	6	613
	2002	Bolnisi Logistics	DD	7	927.8
			RC	121	13,558
	2005–2009	URL	DD	46	12,419
			RC	117	13,746
	2011	Altona	DD	3	548
			RC	21	4,049
	2019	CMMC	RC	18	2,695
	2023-2025	Harmony	DD	74	23,286
			RC	47	6,411
Scanlan	1991–1995	CRAE	RC	97	7,553	6%
			DD	5	1,636
			AC	3	110
	2002	Bolnisi Logistics	RC	2	397
	2005–2006	URL	RC	45	5,358
			DD	11	1,803
	2007–2008	Xstrata	DD	2	798.2
	2010	URL	RC	7	1,324
Bedford	1990	CRAE	RC	5	420	4%
	2003–2009	URL	RAB*	43	1,680
			RC	97	9,762
			DD	1	160
	2015	Altona	DD	1	36
Effective date: 30 June 2026

Deposit	Year	Company	Hole Type	Hole Count	Metres	% of Total
Ivy Ann	1992–1993	Dominion	RAB*	26	863	4%
			RC	15	1,591
	1995	Bruce Resources	RC	11	1,084
	1995–1996	Pan Australian	RC	10	1,268
			RAB	44	1,972
	2003–2009	URL	RC	18	2,205
	2011–2012	Altona	RC	27	5,448
Lady Clayre	1978–1998	CRAE	RAB*	50	471	8%
			RC	46	5,477
			DD	30	7,994
	2002–2009	URL	RAB	39	1,913
			RC	40	4,967
			DD	2	154
	2011–2012	Altona	RC	27	5,188
Legend	1991-1995	CRAE	RC	26	2,616	6%
			DD	3	323
			AC	13	695
	2006-2008	Xstrata	DD	3	1,153
	2010	Altona	RC	6	1,116
	2019	CMMC	RC	2	256
	2023-2024	Harmony	RC	42	7,071
			RC_DDT	29	7,071
			DD	3	770
Great Southern	1991-1994	CRAE	AC	6	283	3%
			RC	14	1,310
	2003	URL	RC	14	1,630
	2011	Xstrata	DD	2	635
	2024	Harmony	RC	14	2,556
			RC_DDT	11	2,705
			DD	20	458
Total				2,219	328,564
Notes: * denotes holes not used in resource estimates.
Effective date: 30 June 2026

Figure 11-3: Little Eva Drill Collar Plan by Company

410,500mE
411,000mE
7,773,000mN
7,772,500mN
7,772,000mN
7,771,500mN
Little Eva Deposit
DH Collar Plan
Drilling by Company
CRAE
UNIVERSAL
CMMC
PASMINCO
XSTRATA
HARMONY ECM
BOLNISI
ALTONA
0.1% Cu Domain
HARMONY
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2026

Figure 11-4: Number of Little Eva Drill Holes by Year and Company

Little Eva Drillhole Count
250
200
150
100
50
0
47
1
1
6
30
5
13
13
9
4
14
20
83
167
170
2
10
111
61
236
4
48
36
29
75
0
CRAE 1963
CRAE 1977
CRAE 1978
CRAE 1988
CRAE 1990
CRAE 1992
CRAE 1994
CRAE 1995
CRAE 1996
UNIVERSAL 2002
UNIVERSAL 2003
UNIVERSAL 2004
UNIVERSAL 2005
UNIVERSAL 2006
XSTRATA 2006
UNIVERSAL 2007
ALTONA 2011
KNIGHT_PIESOLD 2011
ALTONA 2012
ALTONA 2015
CMMC 2018
CMMC 2021
CMMC 2022
HARMONY 2023

Note: Chart shows all drilling at Little Eva
11.4.2Deposit Assay Data Statistics
Assay datasets for each deposit were examined using univariate statistics to provide an understanding of ranges, distribution, and variance to determine the appropriate methods of resource estimation. In some cases, outlying holes which did not intersect the area of mineralisation were removed prior to statistical analysis. A summary of assay statistics for each deposit is provided in Table 11-3, and selected histograms of assay data and composites are presented in the various figures and tables that follow in this section.
The Little Eva deposit has lognormal distributions of both copper and gold, with high, but acceptable coefficient of variation ("CoV"), drilling was composited to 2m intervals to assist with stationarity. Turkey
Creek mineralisation is a much smaller dataset, and is unusual in that it is negatively skewed, with the number of samples increasing towards higher grades, likely a function of visually distinct mineralised zones favouring sampling within the mineralisation. The Bedford, lady Clayre, and Ivy Ann deposits all have high maximums and correspondingly high CoVs, with low median values due to multiple relatively narrow zones of mineralisation separated by non-mineralised material. The Blackard and Scanlan deposits both have log-
normal distributions with relatively low CoV’s and have similar statistics to each other with slightly higher median and mean grades in the Scanlan deposit.
Table 11-3: Summary of Assay Statistics by Deposit

Deposits	Statistics	Raw Assays* Uncapped		2m Composite used in Estimate**
		Cu (%)	Au (g/t)	Cu (%)	Au (g/t)
Little Eva	Count	104,256	102,873	54,655	53,881
	Mean	0.24	0.04	0.25	0.05
	Median	0.09	0.02	0.11	0.02
	Minimum	—	—	—	—
	Maximum	18.89	12.70	16.80	5.82
	Std. Dev.	0.55	0.15	0.50	0.12
	CoV	2.27	3.42	2.02	2.40
Effective date: 30 June 2026

Deposits	Statistics	Raw Assays* Uncapped		2m Composite used in Estimate**
		Cu (%)	Au (g/t)	Cu (%)	Au (g/t)
Turkey Creek	Count	19,054	—	2,589	—
	Mean	0.17	—	0.45	—
	Median	0.03	—	0.35	—
	Minimum	—	—	—	—
	Maximum	4.50	—	3.12	—
	Std. Dev.	0.31	—	0.34	—
	CoV	1.86	—	0.76	—
Bedford	Count	9,499	9,395	5,650	56,050
	Mean	0.19	0.05	0.19	0.06
	Median	0.03	0.01	0.03	0.01
	Minimum	—	0.01	—	0.01
	Maximum	11.5	6.46	8.24	3.98
	Std. Dev.	0.59	0.19	0.52	1.68
	CoV	3.08	3.41	2.79	2.98
Lady Clayre	Count	19,157	19,218	19,157	19,218
	Mean	0.16	0.07	0.16	0.07
	Median	0.03	0.01	0.03	0.01
	Minimum	—	—	—	—
	Maximum	20.7	45.1	20.7	45.1
	Std. Dev.	0.48	0.49	0.48	0.49
	CoV	3.09	7.43	3.09	7.43
Ivy Ann	Count	11,458	11,458	11,458	11,458
	Mean	0.17	0.03	0.17	0.03
	Median	0.03	0	0.03	0
	Minimum	—	—	—	—
	Maximum	23.5	3.18	23.5	3.18
	Std. Dev.	0.51	0.08	0.51	0.08
	CoV	3.09	3.22	3.09	3.22
Blackard - Legend	Count	45,704	—	30,421	—
	Mean	0.41	—	0.42	—
	Median	0.25	—	0.25	—
	Minimum	—	—	—	—
	Maximum	13.85	—	7.41	—
	Std. Dev.	0.39	—	0.33	—
	CoV	1.10	—	1.02	—
Scanlan	Count	4,882	—	4,289	—
	Mean	0.52	—	0.51	—
	Median	0.14	—	0.138	—
	Minimum	0	—	—	—
	Maximum	6.85	—	6.85	—
	Std. Dev.	0.56	—	0.57	—
	CoV	1.04	—	1.11	—
Great Southern	Count	7,638	—	4,774	—
	Mean	0.19	—	0.19	—
	Median	0.07	—	0.07	—
	Minimum	0	—	—	—
	Maximum	4.64	—	4.52	—
	Std. Dev.	0.11	—	0.10	—
	CoV	1.73	—	1.63	—
Effective date: 30 June 2026

Note: *Assay data from both sulphide and oxide zones. **Lady Clayre and Ivy Ann use 2.5m composites.
More detailed analysis was carried out on the Little Eva, Blackard, and Scanlan deposits to evaluate potential for data bias between drill hole type, company, and drill hole orientation. Comparisons of statistics between exploration programmes by company for Little Eva are shown in Table 11-4. In general, the statistics are quite similar, except for the mean grade, which is lower for the Altona holes due to the additional drilling around the edges of the deposit, as can be observed in the drill hole plan (Figure 11-3), which shows the collars colour-coded by company. Similarly, Table 11-5 compares basic statistics between RC and DD; the higher mean and medians for the DDs are a result of the DDs being preferentially drilled in the north-central, higher grade area of the deposit as illustrated in Figure 11-5.
11.4.2.1Little Eva Deposit
Drill hole data for the Little Eva deposit was examined for any form of bias related to different drill programmes by different companies, or differing drill equipment or drill hole orientations. While differences are noted in Table 11-4 and Table 11-5, it is believed these differences are more reflective of the location of the drill holes as opposed to any inherent bias. Table 11-6 shows the global raw assay data for the estimation domains at Little Eva. The database is deemed good for resource estimation.
Table 11-4: Summary of Cu Assay Statistics for Little Eva by Company Drill Data

	CRAE	URL	Altona	Xstrata	Harmony
Count	4,757	61,796	529	716	36,458
Mean	0.26	0.294	0.389	0.264	0.147
Median	0.10	0.126	0.182	0.166	0.013
Minimum	0	0	0	0	0
Maximum	16.8	18.9	11.0	2.5	15.2
Std. Dev.	0.65	0.61	0.75	0.30	0.41
CoV	2.49	2.07	1.94	1.14	2.78
Table 11-5: Summary of Basic Statistics for RC vs. Diamond Drill Hole Assays for Little Eva

	RC	DD
Count	80,252	24,004
Mean	0.25	0.23
Median	0.10	0.06
Minimum	0	0
Maximum	18.9	15.2
Std. Dev.	0.56	0.57
CoV	2.22	2.45
A review of drill hole orientation was undertaken on the Little Eva deposit to assess for any grade bias in the data. Drill holes were partitioned based on either easterly orientations (azimuth 50–140), westerly orientations (azimuth 230–320) or vertical holes (dip ≥ -80). A very small sub-set of holes were drilled towards the south or north and are not included (Figure 11-6). Statistics for copper assays based on drill hole orientation is provided in Table 11-7 and indicates that there is little difference between westerly- inclined drill holes and easterly-inclined drill holes. Vertical drill holes have a higher mean grade, probably related to a concentration of these holes in the higher-grade central and northerly parts of the deposit. Examination of the detailed drill sections indicates that mineralisation is not systematically vertically oriented, and therefore vertical drill holes are unlikely to produce grade bias.
Effective date: 30 June 2026

Table 11-6: Basic Statistics for Raw Assays by Domain at Little Eva

	North		Central		South		Total
	Cu%	Au g/t	Cu%	Au g/t	Cu%	Au g/t	Cu%	Au g/t
Count	8,720		26,242		26,580		61,542
Mean	0.64	0.08	0.42	0.08	0.27	0.08	0.39	0.07
Minimum	0.001	0.001	0.001	0.001	0.001	0.001	0.001	0.001
Maximum	18.89	4.95	16.80	12.86	16.09	7.57	18.89	12.86
Std. Dev.	1.11	0.18	0.72	0.24	0.38	0.13	0.67	0.18
CoV	1.68	1.72	1.61	2.51	1.39	1.84	1.71	2.52
Note:
Table 11-7: Cu% Assay Statistics Based on Drill Hole Orientation at Little Eva

	East Dip	West Dip	Vertical
Count	30,707	6,618	8,537
Mean	0.32	0.37	0.45
Median	0.17	0.18	0.21
Minimum	—	—	—
Maximum	16.80	16.09	18.89
Std. Dev.	0.54	0.69	0.78
CoV	1.70	1.87	1.72
Effective date: 30 June 2026

Figure 11-5: Little Eva Drill Collar Plan with Drill Holes Colour Coded by Orientation

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
7,771,000mN
Little Eva Deposit
DH Collar Plan
Drill holes by Drill Direction
East
North
Vertical
West
South
0.1% Cu Domain
HARMONY
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Note: The concentration of vertical holes in the northern, higher-grade end of the deposit.
Effective date: 30 June 2026

Figure 11-6: Plan View of Drill Collars Colour-Coded by Drill Type

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
7,771,000mN
Little Eva Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
RC with DD Tail
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
40 0 40 80m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2026

11.4.2.2Blackard Deposit
In 2024 a combination of drilling was used on the Blackard deposit and potential for bias between drill types was examined. Additionally, basic statistics between domains were examined to support the use of soft domain boundaries during interpolation. Examples of assay data statistics for Blackard domains are provided below in Table 11-8, whereas examples of statistical analysis of composited data for the various deposits is provided in Section 12.5.
Basic statistical analysis of copper assays was initially carried out on each mineralogical/structural domain;
however, a better comparison is provided by data above a very low-grade cut-off value as shown in Table
11-8. For statistical analysis three structural or orientation domains were defined for the Blackard deposit as defined by faults: variable west dipping Northern domain, a central domain and southern domain, which were further split into oxide, native copper and sulphide domains for resource estimation. The model was estimated using dynamic anisotropy where the search ellipse follows the curvilinear fold of the deposit but the statistics have been split into various domains to show the variation across the deposit.
The oxide zone typically has lower grades than the other zones which is as expected since copper has been leached from this zone. The native copper domains are generally slightly higher grade, than the sulphide domains, and shows less variability. The relatively small differences in statistical measures between the zones supports the use of soft boundaries between the oxide, native copper and sulphide domains. The faulted domain boundaries were treated as hard.
Table 11-8: Cu% Assay Statistics by Resource Domain for the Blackard Deposit

Zone	Oxide			Native Cu			Sulphide
Domains	Centre	North	South	Centre	North	South	Centre	North	South
Blackard Deposit Assay Statistics (All assays)
Count	1,364	858	1,724	4,688	7,173	3,401	4,782	3,950	4,102
Mean	0.350	0.200	0.390	0.600	0.410	0.490	0.370	0.350	0.380
Median	0.290	0.149	0.280	0.500	0.250	0.435	0.195	0.214	0.239
Minimum	0.010	0.010	0.010	0.010	0.010	0.010	0.010	0.010	0.010
Maximum	1.480	1.210	2.560	5.160	8.970	4.740	5.530	5.110	8.800
Std. Dev.	0.260	0.180	0.310	0.470	0.450	0.370	0.500	0.460	0.540
CoV	0.740	0.920	0.800	0.780	1.090	0.760	1.360	1.320	1.420
Assays at, or >0.05% Cu Cut-off
Count	1,321	795	1,673	4,528	6,828	3,282	3,135	3,693	3,341
Mean	0.360	0.220	0.400	0.620	0.430	0.510	0.440	0.470	0.460
Median	0.300	0.150	0.280	0.520	0.260	0.449	0.253	0.270	0.281
Minimum	0.050	0.050	0.050	0.050	0.050	0.050	0.050	0.050	0.050
Maximum	1.480	1.210	2.560	5.160	8.970	4.740	5.110	5.530	8.800
Std. Dev.	0.260	0.190	0.310	0.470	0.450	0.370	0.480	0.520	0.570
CoV	0.710	0.860	0.770	0.750	1.050	0.730	1.110	1.120	1.230
Basic statistics were also examined by drill type for Blackard. The differing statistics between core drilling and
RC drilling is believed to reflect the different locations of the drill holes (Table 11-9).
Diamond drill holes were used for deep step-outs and therefore drilled much greater distances in weakly mineralised or unmineralised areas than the RC drilling, which is more concentrated within the deposit area.
There are no significant statistical differences when grades within the deposit shell were compared for the two drill types.
Effective date: 30 June 2026

Table 11-9: Cu% Assay Statistics by Drill Type for the Blackard Deposit

Drill Hole Type	Core	RC
Count	15,188	25,488
Mean	0.209	0.279
Median	0.035	0.120
Minimum	0.010	0.010
Maximum	8.118	5.160
Std. Dev.	0.394	0.383
CoV	1.888	1.373
Figure 11-7: Plan View of Drill Collars, Colour-Coded by Hole Type for the Blackard Deposit

411,500mE
412,000mE
412,500mE
413,000mE
7,767,000mN
7,766,500mN
7,766,000mN
7,765,500mN
7,765,000mN
7,764,500mN
Blackard Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
Aircore (AC)
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
80 0 80 160m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2026

11.4.2.3Scanlan Deposit
Most of the drilling on the Scanlan deposit was by RC, with only the deeper (down-dip) and metallurgical holes completed by DD, as displayed by the drill plan in Figure 11-8. Therefore, a significant amount of the
DD was peripheral to the ore zone. Grades within metallurgical holes drilled proximal to RC holes are similar and no bias between drill types has been detected.
Figure 11-8: Plan View of Drill Collars for the Scanlan Deposit Showing the Resource grade shell

412,000mE
412,500mE
413,000mE
7,755,500mN
7,755,000mN
7,754,500mN
7,754,000mN
7,753,500mN
Scanlan Deposit
DH Collar Plan
Drill Hole Type
Reverse Circulation (RC)
RC with DD Tail
Diamond Drill Hole (DD)
Open Hole Percussion
0.1% Cu Domain
HARMONY
80 0 80 160m
Plot Date: 23-Oct-2023
GRID: UTM MGA2020 Z54

Effective date: 30 June 2026

11.4.3Data Conditioning and Assay Composites
Data populations were examined using histograms and probability plots. Histograms indicate that distribution of both copper and gold grades are log-normal, with varying amounts and directions of skewness between deposits. Compositing of all drill hole assays to equal lengths is required for interpolation. The choice of composite length is determined by raw data distribution and block size: composite lengths must be less than the block size, and half the block height is a common and convenient selection. Compositing the predominately 1m assays to a length of 2m smooths out the histograms, and indicates a reasonably uniform distribution of values, apart from spikes at, or near, analytical detection limits as illustrated in Figure 11-9 and
Figure 11-10.
Cumulative probability plots were examined to determine whether capping would be required (Figure 11-11).
Basic statistics, for 2m composites by domain for all deposits, except the Ivy Ann and Lady Clayre deposits where 2.5m was used are provided in Table 11-10 through Table 11-16, and can be compared with the raw data statistics (Table 11-3). Some high assay values (> 6.5% Cu) in the drill data from Little Eva and Lady
Clayre remained after compositing, however, these values were neither random nor isolated anomalies but part of a continuous population distribution. The number of high-value composites is very small (for example in Little Eva deposit the number of composites >4.0%Cu is less than 0.0026% of the total number of composites) and would have a negligible impact on resource values. Samples were assessed for top-cutting and capping of copper assays was applied where required. Only a handful of composites were top cut and the impact on the statistics was negligible. The single very high assay in the Lady Clayre deposit was from a very narrow sample and was reduced to 4% Cu by the compositing process.
Figure 11-9: Log Histogram for Raw Assay Data from Little Eva Deposit

Little Eva Raw LogNormal Histogram
Cu_pct
2S
S
M
S
2S
Standard Deviations
Cu_pct
Distribution
Frequency
0%
0.5%
1%
1.5%
2%
2.5%
3%
3.5%
4%
4.5%
5%
5.5%
6%
6.5%
0.01
0.02
0.03
0.04
0.05
0.06
0.08
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
2
3
4
5
6
7
8
9
10
Cu_pct

Effective date: 30 June 2026

Figure 11-10:  Log Histogram of 2 m Copper Composites, Little Eva Deposit

Little Eva Composited LogNormal Histogram
Cu_pct (pct)
2S
S
M
S
2S
Standard Deviations
Cu_pct (pct)
Distribution
8%
7%
6%
5%
4%
3%
2%
1%
0%
Frequency
0.01
0.02
0.03
0.04
0.05
0.06
0.08
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
1
2
3
4
5
6
7
8
9
10
Cu_pct (pct)

Note: Bold values below the histograms are arithmetic.
Figure 11-11:  Cumulative Probability Plot for Cu Assays, Little Eva

Little Eva 2m Composited LogNormal Probability Plot
Cu_pct
Cu_pct
Standard Deviations
Cu_pct
Distribution
10
8
6
4
3
2
1
0.8
0.6
0.4
0.3
0.2
0.1
0.08
0.06
0.04
0.03
0.02
0.01
0.008
0.006
0.004
0.003
0.002
0.001
2S
S
M
S
2S
0.1%
1%
5%
10%
25%
38.2%
50%
68.2%
86.6%
95.4%
98.7%
99.7%
99.95%
99.99%
99.999%

Effective date: 30 June 2026

Table 11-10: Basic Statistics for 2 m Composites by Domain at Little Eva

	North		Central		South		Total
	Cu %	Au g/t	Cu %	Au g/t	Cu %	Au g/t	Cu %	Au g/t
Count	4,638		14,269		13,703		32,610
Mean	0.621	0.082	0.420	0.078	0.273	0.061	0.398	0.019
Median	0.271	0.045	0.261	0.040	0.184	0.035	0.222	0.039
Minimum	0.001	0.001	0.001	0.001	0.001	0.001	0.001	0.001
Maximum	10.865	3.700	16.800	5.480	8.480	3.870	16.800	5.480
Std. Dev.	0.932	0.134	0.638	0.170	0.323	0.099	0.604	0.139
CoV	1.50	1.63	1.44	2.19	1.19	1.62	1.52	1.95
The Turkey Creek deposit has been defined by 121 RC, and 6 DD for a total of 19,261m. Forty seven of the holes, and one Diamond hole (together totalling 7,422m), were completed during 2023 by Harmony. The mineralisation is strongly tabular and stratabound, striking north- south and dipping east at 60°. At the northern end of the deposit, the strike of the mineralisation swings sharply towards the east, and dips steeply south (Figure 11-19). Basic statistics of composite assays by domain are provided in Table 11-11.
Although the number of composites is low in comparison to the to the other deposits, the grade continuity of mineralisation within the narrow, tabular zones is sufficient for defining Indicated resources.
Table 11-11: Basic Statistics for 2 m Composites by Domain at Turkey Creek

	North Fresh	North Oxide	Northwest Fresh	South Fresh	South Oxide
Count	394	206	164	1,464	146
Mean	0.358	0.625	0.432	0.447	0.490
Minimum	0.003	0.060	0.024	0.011	0.089
Maximum	2.350	3.120	1.487	2.149	2.128
Std. Dev.	0.330	0.274	0.378	0.303	0.368
CoV	0.846	0.799	0.659	0.712	0.752
Table 11-12: Basic Statistics for 2 m Composite Grades in Blackard Deposit Mineralogical Domains

Mineral Zone	Oxide	Native Copper	Sulphide
Count	3,126	11,261	4,701
Mean	0.329	0.486	0.375
Minimum	0.001	0.010	0.005
Maximum	2.560	5.040	6.610
Std. Dev.	0.272	0.413	0.472
CoV	0.826	0.850	1.262
Note: *Refer to Figure 7-10 for mineralogical domains.
Table 11-13: Basic Statistics for Composites by Mineralogical Zone for the Scanlan Deposit

	Oxide	Copper Zone	Transitional	Sulphide Zone*	Total
Count	1,267	4,098	254	1,244	6,933
Mean	0.152	0.412	0.211	0.108	0.299
Median	0.076	0.238	0.072	0.030	0.130
Minimum	0.01	0.001	0.001	0.001	0.001
Maximum	1.58	5.41	2.08	2.66	5.41
Std. Dev.	0.200	0.52	0.37	0.24	0.45
CoV	1.33	1.26	1.77	2.25	1.500
Note: * Includes all drilling below the deposit.
The mineralisation at the Bedford deposit is separated into two deposits, Bedford North and South, which are 600m apart and lie within the same structure. Previously, narrow high-grade structures were modelled using a sectional approach for the Bedford estimates to constrain the resource.
Effective date: 30 June 2026

However, the estimate was only constrained within the broader low-grade envelope based on a 0.1% Cu indicator shell using a structural trend to provide a minable shape. Validations show the grade trends match the previously interpreted narrow high-grade structures.
Table 11-14: Basic Statistics for 2 m Composites by Domain at Bedford

	Primary		Oxide
	Cu	Au	Cu	Au
Count	4,498	4,498	1,862	1,862
Mean	0.18	0.05	0.16	0.05
Median	0.03	0.01	0.03	0.01
Minimum	—	—	—	—
Maximum	6.62	3.44	8.25	3.98
Std. Dev.	0.49	0.16	0.52	0.17
Coefficient of Variance	2.73	2.91	3.30	3.40
Mineralisation at Lady Clayre has been separated into two zones, East and West, which together form a V shape. The West zone mineralisation trends north-south and was previously interpreted into 11 different domains defined by modelled grade shells. The East zone was also split into multiple domains. As with
Bedford, two zones were modelled within the low-grade envelope based on a 0.1% Cu cut-off and use different search parameters for each zone based on the interpreted generalised trends to the mineralisation.
Figure 11-12:  Log Histogram of Copper Assays from Lady Clayre Deposit
Effective date: 30 June 2026

Figure 11-13:  Log Probability Plot of Copper Assays from Lady Clayre Deposit
Table 11-15: Basic Statistics for 2.5 m Composites by Domain at Lady Clayre

	West Zone – Primary		East Zone – Primary		Oxide Zone – All
	Cu	Au	Cu	Au	Cu	Au
Count	5,904	5,904	4,438	4,438	1,407	1,407
Mean	0.14	0.06	0.15	0.07	0.17	0.07
Median	0.044	0.01	0.04	0.01	0.06	0.01
Min.	—	—	—	—	—	—
Max.	17.00	10.43	7.37	10.52	3.6	10.5
Std. Dev.	0.42	0.29	0.36	0.36	0.32	0.36
CoV	2.89	4.94	2.37	5.31	1.91	5.30
Table 11-16: Basic Statistics for 2.5 m Composites by Domain at Ivy Ann

	Ivy Ann – Primary		Ivy Ann – Oxide		Ivy Ann North – Primary		Ivy Ann North – Oxide
	Cu	Au	Cu	Au	Cu	Au	Cu	Au
Count	3,825	3,825	702	702	815	815	440	440
Mean	0.18	0.03	0.15	0.02	0.07	0.01	0.04	—
Median	0.04	—	0.04	—	0.02	—	0.01	—
Minimum	—	—	—	—	—	—	—	—
Maximum	4.00	0.30	2.58	0.35	2.85	0.50	0.5	0.2
Std. Dev.	0.35	0.05	0.28	0.04	0.18	0.03	0.06	0.02
CoV	1.97	1.95	1.86	1.92	2.53	3.54	1.62	3.93
Effective date: 30 June 2026

11.5Bulk Density
There are 1,721 bulk density measurements in the Little Eva deposit data base. The measurements were made on drill core using the “weigh in water, weigh in air” method. A histogram of the density measurements (Figure 11-14) indicates multiple populations: separating the data by rock type shows the separate populations. There were 1,316 bulk density measurements collected from rocks classified as the fresh volcanic package which has a mean bulk density of 2.84 t/m3. A further 139 measurements were collected from the metasedimentary rocks, with a mean bulk density of 2.88 t/m3. A total of 203 measurements were made on the calc silicate rocks, which yielded a mean bulk density of 2.65 t/m3.
The mean bulk density values that were assigned to the Little Eva block model is presented in Table 11-17.
The oxide zone did not have enough bulk density data points for detailed statistical analysis. A bulk density of
2.5 t/m3 was assigned to all the oxide zone blocks in the block model. This value is based on the McDonald
Speijers resource report from 2006.
Table 11-17: Bulk Density Data and Average or Assigned Values

Description	Bulk Density	Sample Count
Overburden	1.80	1
Volcanics/Andesite (Fresh)	2.84	1,316
Volcanics/Andesite (Transitional)	2.61	35
Volcanics/Andesite (Oxide)	2.50	5
Felsic Intrusive (Fresh)	2.62	—
Felsic Intrusive (Transitional)	2.62	—
Felsic Intrusive (Oxide)	2.50	—
Metasediments (Fresh)	2.88	139
Metasediments (Transitional)	2.69	—
Metasediments (Oxide)	2.55	—
Calc Silicate (Fresh)	2.65	203
Calc Silicate (Transitional)	2.61	8
Calc Silicate (Oxide)	2.50	1
Limited bulk density measurements have been collected at Turkey Creek but as Turkey Creek is similar to the
Blackard sulphide domains, the bulk densities from Blackard were applied to Turkey Creek. Bulk densities for the Blackard and Scanlan deposits were assigned to blocks based on their mineralogical domains, as shown in
Table 11-18. The density determinations were derived from a limited, but relatively consistent, set of measurements completed during exploration and metallurgical testing. The density determinations were derived from over 618 historical data records (sourced from previous project operators) and the recent completion of 24 bulk sample tests on the Blackard deposit to confirm the historical findings.
Density measurements for the Ivy Ann, Bedford, and Lady Clayre deposits are limited. The oxide zones were assigned a value of 2.18 t/m3, and for the sulphide zones and/or fresh rock a bulk density of 2.73 t/m3 was assigned. Samples from the Bedford deposit suggest a higher density (2.80 t/m3), which should be considered in future work.
Table 11-18: Bulk Density Used for Native Copper Deposits

Description	Oxide	Strongly Weathered	Moderately Weathered	Weakly Weathered	Fresh
Fill/Cover	1.8/1.5	0	0	0	0
Oxide	2.18	2.22	2.50	2.50	2.50
Native Copper	2.18	2.22	2.26	2.73	2.73
Sulphide	2.18	2.22	2.26	2.56	2.73
Effective date: 30 June 2026

Figure 11-14: Little Eva Bulk Density Histograms
Note: For all samples (top), volcanic rocks (2nd from top), metasediments (3rd from top), felsic intrusive (bottom)
Effective date: 30 June 2026

11.6Variography
The variography for the Little Eva, Bedford Lady Clayre and Ivy Ann deposits was undertaken by Harmony and both downhole, correlograms and directional Gaussian variograms were generated on assay data within each of the grade domains for copper and gold. The variography for the five copper only deposits was undertaken by Harmony and both downhole and three directional correlograms were generated for each grade domain.
Dynamic anisotropy was used to adjust the dip and dip direction to match the folded geometries.
Variography was only undertaken on the other deposits to investigate data continuity within the larger domains, but kriging interpolations were not used due to the limited size and shape of most of the domains and an ID2 interpolation was used.
Variography is required to provide the necessary inputs to use the ordinary kriging (OK) method of interpolation. The semi-variogram is used to determine the spatial continuity of mineralisation in 3D. The direction with the best continuity is referred to as the major axis, with the semi-major being the next-best direction of continuity, and the minor being the direction of least continuity in an orthogonal coordinate system. Semi-variograms provide measurements of three components of continuity: the nugget, the sill, and the range. The nugget is a measure of the randomness of samples, or put another way, the variability between samples over very short distances. There is an implicit assumption in grade modelling of mineral deposits that a spatial relationship exists between samples, and that this relationship is stronger between closely spaced samples but diminishes with increasing distance between samples. The sill is a measure of the point at which the maximum variability between samples is reached and this distance is referred to as the range. In addition to the variogram axes, nugget, sill, and range, the curve of the semi-variogram is modelled, and the type of model (e.g., spherical, exponential) is also used by the kriging programme during interpolation.
3D analysis and the resulting semi-variograms were produced for copper in all the Little Eva domains.
Geometric anisotropy was demonstrated in most cases, and nested exponential models were fitted to the data. Variogram maps, generated by the process of determining the orientations of maximum mineralisation continuity and the appropriate lag distances, are displayed in Figure 11-15 and Figure 11-16. The gold correlograms are provided in Figures 11-17, 11-18 and 11-19 and the variogram parameters for the IOCG sulphide deposits are summarised in the Table 11-19; the variograms for the copper-only deposits (Blackard,
Legend, Scanlan, Great Southern) are shown in Table 11-20.
Effective date: 30 June 2026

Figure 11-15:  Variogram for Little Eva Northern Domain

Northern Domain Variogram Copper

Major - Azimuth 162 Plunge 28.4
Minor - Azimuth 096 Plunge -36
Major - Azimuth 162 Plunge 28.4
Semi-major - Azimuth 225 Plunge -40.9
Minor - Azimuth 096 Plunge -36
Downhole
Semi-major - Azimuth 225 Plunge -40.9
Downhole
Nugget
Nugget
Nugget
Nugget

Note: The nugget is determined from the DH variogram before the axes are modelled for the corellograms in normal space.
Effective date: 30 June 2026

Figure 11-16:  Variograms for Central (top) and South (Bottom) Domains of the Little Eva Deposit

Central Domain Variogram Copper

Major - Azimuth 197 Plunge 17.9
Minor - Azimuth 109 Plunge -7.1
Semi-major - Azimuth 220 Plunge -70.7
Downhole
Major - Azimuth 197 Plunge 17.9
Semi-major - Azimuth 220 Plunge -70.7
Minor - Azimuth 109 Plunge -7.1
Downhole
Nugget
Nugget
Nugget
Nugget

South Domain Variogram Copper

Major - Azimuth 185 Plunge 15.8
Minor - Azimuth 255 Plunge -50
Semi-major - Azimuth 286 Plunge 35.6
Downhole
Major - Azimuth 185 Plunge 15.8
Semi-major - Azimuth 286 Plunge 35.6
Minor - Azimuth 255 Plunge -50
Downhole
Nugget

Note: Both domains show high nugget, but consistent variograms.
Effective date: 30 June 2026

Figure 11-17:  Gold Variograms for the North Domain

Northern Domain Variogram Gold
Major - Azimuth 162 Plunge 28.4
Minor - Azimuth 096 Plunge -36
Semi-major - Azimuth 225 Plunge -40.9
Downhole
Major - Azimuth 162 Plunge 28.4
Semi-major - Azimuth 225 Plunge -40.9
Minor - Azimuth 096 Plunge -36
Downhole
Nugget

Note: Very high Nugget values
Effective date: 30 June 2026

Figure 11-18a:  Gold Variogram for the Central Domain

Central Domain Variogram Gold

Major - Azimuth 197 Plunge 17.9
Minor - Azimuth 109 Plunge -7.1
Semi-major - Azimuth 220 Plunge -70.7
Downhole
Nugget

Note:  Relatively High Nugget Values, and a Range of around 45-100 m
Figure 11-18b:  Gold Variogram for the South Domain

South Domain Variogram Gold

Major - Azimuth 185 Plunge 15.8
Minor - Azimuth 255 Plunge -50
Semi-major - Azimuth 286 Plunge 35.6
Downhole
Major - Azimuth 185 Plunge 15.8
Semi-major - Azimuth 286 Plunge 35.6
Minor - Azimuth 255 Plunge -50
Downhole
Nugget
Nugget
Nugget
Nugget

Note:  Relatively High Nugget Values, and effective Ranges of around 100-200 m
Effective date: 30 June 2026

Table 11-19: Correlogram models for Little Eva, Bedford, Lady Clayre and Ivy Ann

Deposit	Domain	Variable	Nugget	Dip	Dip Azimuth	Pitch	Struct	Sill 1	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Sill 2	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Sill 3	Range - Major (m)	Range - Semi (m)	Range - Minor (m)
Little Eva	North	Cu%	0.22	54	96	36	Spherical	0.33	25	8	8	0.29	40	73	26	0.16	230	230	40
Little Eva	Central	Cu%	0.155	69	90	30	Spherical	0.532	10	12	8	0.158	30	35	20	0.155	350	265	155
Little Eva	South	Cu%	0.2	40	255	25	Spherical	0.43	5	20	10	0.15	25	70	110	0.22	350	250	200
Little Eva	North	Au g/t	0.31	54	96	36	Spherical	0.28	10	10	5	0.25	40	46	20	0.16	155	130	50
Little Eva	Central	Au g/t	0.5	83	109	18	Spherical	0.24	5	15	15	0.13	25	40	35	0.13	350	185	115
Little Eva	South	Au g/t	0.33	40	255	25	Spherical	0.37	15	15	8	0.11	40	40	70	0.19	210	200	180
Little Eva	North	S%	0.15	55	93	8	Spherical	0.35	55	13	10	0.5	177	32	36
Little Eva	Central	S%	0.25	50	105	4	Spherical	0.45	19	10	10	0.22	220	65	125	0.08	950	750	350
Little Eva	South	S%	0.2	29	230	2	Spherical	0.45	19	35	10	0.25	340	60	74	0.1	750	375	212
Little Eva	North	Fe%	0.03	55	93	8	Spherical	0.21	45	4	4	0.19	140	10	39	0.57	360	110	80
Little Eva	Central	Fe%	0.03	50	105	4	Spherical	0.17	25	50	20	0.8	500	300	400
Little Eva	South	Fe%	0.03	29	230	2	Spherical	0.12	14	16	10	0.4	100	110	150	0.45	1000	500	250
Bedford	North	Cu%	0.24	60	270	141	Spherical	0.39	31	23	7.1	0.4	58	39	14
Bedford	South	Cu%	0.348	70	275	160	Spherical	0.612	64.6	34.6	10.1	0.068	104.4	374	20.2
Bedford	North	Au g/t	0.296	60	270	141	Spherical	0.491	18.2	23	7.1	0.276	108.2	73.7	37.2
Bedford	South	Au g/t	0.636	70	275	160	Spherical	0.221	39.4	18.8	10.1	0.191	78.8	32.9	76.7
Lady Clayre	West	Cu	0.2931	80	252	36	Spherical	0.619	24	21	12	0.114	119	77	63
Lady Clayre	East	Cu	0.332	63	298	30	Spherical	0.599	9	8	7	0.098	62	47	25
Lady Clayre	West	Au	0.2754	80	252	36	Spherical	0.723	48	50	18	0.053	124	89	60
Lady Clayre	East	Au	0.3337	63	298	30	Spherical	0.369	44	12	9	0.301	88	22	16
Ivy Ann	HG	Cu	0.34	82	90	161	Spherical	0.2	15	15	25	0.47	60	75	50
Ivy Ann	LG	Cu	0.49	82	100	157	Spherical	0.4	35	20	20	0.12	185	80	35
Ivy Ann	HG	Au	0.32	82	87	132	Spherical	0.49	20	30	25	0.2	75	65	44
Ivy Ann	LG	Au	0.46	82	87	132	Spherical	0.47	15	25	30	0.07	90	60	50
Effective date: 30 June 2026

Table 11-20:  Semi-variogram models for Copper only deposits estimation domains

Deposit	Domain	Variable	Nugget	Dip (°)	Dip Azimuth (°)	Pitch (°)	Struct	Sill 1	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Sill 2	Range - Major (m)	Range - Semi (m)	Range - Minor (m)
Blackard- Legend	Central	Cu%	0.14	63	246	30	Spherical	0.55	55	20	20	0.31	130	105	50
Blackard- Legend	Far North	Cu%	0.1	80	252	36	Spherical	0.17	60	60	5	0.73	135	115	40
Blackard- Legend	Legend East	Cu%	0.12	81	226	30	Spherical	0.64	40	29	20	0.23	107	80	50
Blackard- Legend	Legend	Cu%	0.2	60	210	32	Spherical	0.69	40	30	15	0.11	145	90	30
Blackard- Legend	North	Cu%	0.12	62	257	33	Spherical	0.51	35	50	25	0.38	200	65	50
Blackard- Legend	Northeast	Cu%	0.07	78	253	30	Spherical	0.7	40	70	15	0.22	145	125	30
Blackard- Legend	South	Cu%	0.09	74	269	43	Spherical	0.62	50	20	25	0.29	130	80	75
Blackard- Legend	SU Central	S%	0.13	63	246	30	Spherical	0	45	30	20	0.87	100	50	45
Blackard- Legend	SU Legend	S%	0.17	80	252	36	Spherical	0.5	45	25	30	0.33	100	70	45
Blackard- Legend	SU North	S%	0.25	62	257	33	Spherical	0.37	55	30	50	0.39	95	90	80
Blackard- Legend	SU South	S%	0.17	74	269	43	Spherical	0.5	45	25	30	0.33	100	70	45
Turkey Creek	North Fresh	Cu%	0.04715	70	210	230	Spherical	0.0551	27.48	18.53	14.74
Turkey Creek	North Oxide and Fresh	Cu%	0.04715	70	210	230	Spherical	0.0728	27.85	18.74	14.9
Turkey Creek	South Fresh	Cu%	0.01867	55	80	90	Spherical	0.0429	23.32	25.41	7.63	0.0294	111.01	198.08	17.72
Turkey Creek	South Oxide and Fresh	Cu%	0.02123	55	80	90	Spherical	0.0475	22.95	27.81	7.52	0.0327	110.16	149.83	17.62
Turkey Creek	North Fresh	S ppm	218652	60	190	180	Spherical	250764	40	40	5.91	492128	120	50	46.14
Turkey Creek	North Oxide and Fresh	S ppm	218652	60	190	180	Spherical	189877	48.72	113.1	12.06	691656	105.51	57.75	93.17
Turkey Creek	South Fresh	S ppm	413269	55	80	260	Spherical	557983	67.65	218.82	32.56	548909	178.61	83.11	7.75
Effective date: 30 June 2026

Deposit	Domain	Variable	Nugget	Dip (°)	Dip Azimuth (°)	Pitch (°)	Struct	Sill 1	Range - Major (m)	Range - Semi (m)	Range - Minor (m)	Sill 2	Range - Major (m)	Range - Semi (m)	Range - Minor (m)
Turkey Creek	South Oxide and Fresh	S ppm	429370	55	80	260	Spherical	568728	160.29	109.19	26.88	576480	71.45	267.91	83.86
Scanlan	North	Cu%	0.14	64	283	193	Spherical	0.43	44	9.8	20	0.44	163	23	26.1
Scanlan	South	Cu%	0.1825	64	244	164	Spherical	0.41	48	13	18.5	0.41	172	74	49
Great Southern	Mineralised	Cu%	0.3244	74	80	152	Spherical	0.597	39	34.7	18	0.104	204	174	99
Great Southern	Sulphide	S%	0.22	62	82	164	Spherical	0.72	50	40	36	0.07	174	94	72
Effective date: 30 June 2026

11.7Grade Interpolation
Grade interpolation was undertaken by Harmony using Micromine Origin, with Ordinary Kriging applied to all deposits. The resulting estimates were written to the copper and gold grade fields, where applicable.
Mineralisation domains were constructed as three-dimensional wireframes enclosing the interpreted mineralised zones beneath the overburden. Domain interpretations were developed using detailed analysis of the geological controls, drillhole data and composited assay data for each deposit. Copper and gold grades, where applicable, were estimated within the interpreted mineralisation domains.
Boundaries between domains in the Little Eva deposit were hard boundaries, where the search ellipse cannot use data across the boundary, the outer boundaries were also hard. The interpolation at Little Eva was conducted in a series of three passes with the dimensions and orientations of the search ellipsoid in each pass related to the semi-variogram parameters listed in Table 11-19. The satellite deposits (Blackard, Scanlan,
Bedford, Lady Clayre, Turkey Creek, Legend and Great Southern, Ivy Ann) were estimated using Ordinary
Kriging and the semi-variogram parameters listed in Table 11-20. The estimate used dynamic anisotropy to ensure the folded grade trends are modelled. Blocks were also estimated with three passes of increasing search size to ensure the models are fully estimated.
The search ellipsoid is defined by three orthogonal axes that are assigned lengths and orientations reflecting the interpreted continuity of mineralisation in each domain (domains shown in Figure 11-19). Thus, the shape of the search ellipse attempts to mimic the anisotropy of mineralisation in each structural domain for each deposit. Orientation and dimensions of the searches for each deposit are listed in Table 11-22 and Table
11-23. The search orientations are given as the strike and plunge of the primary and secondary axis, the minor or tertiary axis is not required as it is perpendicular to the plane, which contains the primary and secondary axis. For a block to be estimated it must fit defined criteria of the search ellipse as listed in Table
11-21 for the Little Eva deposit, Table 11-22 for Blackard and Turkey Creek and in Table 11-23 for the other deposits. The search criteria include the dimensions of the search ellipse, and the minimum and maximum number of grade composites required collectively, as well as the minimum and maximum number of composites required from any drill hole. The three passes are carried out with increasing dimensions of the search ellipse, to where the resource model is fully informed. The different passes are usually multiples of the average sample distance. For the deposits interpolated with ID2, variography from the larger, structurally linear sections of the deposit was used to provide support for search distances in smaller domains that were determined by a combination of visual inspection of grade distribution and drill spacing. For blocks that did not fit the estimation criteria in the first pass, a second pass was completed with a larger search ellipse. A third and final pass was completed for any blocks that were not interpolated in the first two passes. If a block still is not interpolated by the third pass, then it is left blank. A maximum number of composites per drill hole is specified to ensure that an appropriate amount of data from adjacent drill holes is used. The maximum number of composites used per drillhole is typically a maximum of 3 or 6 composites from any particular drill hole.
Figure 11-20 is a plan view of the block estimate, Figure 11-21 is a section view of the block estimate of Little
Eva. These views show that the estimate is properly informed without undue smoothing.
Effective date: 30 June 2026

Table 11-21: Search Ellipse for Interpolation for Little Eva.

Domain	No. Sectors	Dip	Dip Azi	Pitch	Pass Factor 2 & 3	Min Samp	Max Samp	Max/ Hole	Search Major	Search Int.	Search Minor
Cu % North	8	54°	096°	144°	2.0x/-	16	4	6	250 m	150 m	50 m
Cu % Central	8	69°	090°	120°	2.0x/-	16	4	6	250 m	200 m	100 m
Cu % South	8	40°	255°	155°	2x/3x	16	4	6	250 m	150 m	50 m
Au g/t North	8	54°	096°	144°	2.0x/-	16	4	6	250 m	150 m	50 m
Au g/t Central	8	83°	109°	162°	2.0x/-	16	4	6	250 m	200 m	100 m
Au g/t South	8	40°	255°	155°	2x/3x	16	4	6	250 m	150 m	50 m
S % North	2	55°	093°	172°	2.0x/2.7x	16	4	6	250 m	150 m	50 m
S % Central	2	50°	105°	176°	2.0x/2.7x	16	4	6	250 m	200 m	100 m
S % South	2	30°	230°	178°	2.0x/2.7x	16	4	6	250 m	150 m	50 m
Fe % North	2	55°	093°	172°	2.0x/2.5x	16	4	6	250 m	150 m	100 m
Fe % Central	2	50°	105°	176°	2.0x/-	16	4	6	250 m	200 m	100 m
Fe % South	2	30°	230°	178°	2.0x/-	16	4	6	300 m	200 m	100 m
Note: Rotation is Geological dip, dip direction and pitch inside the plane from the north. A second pass was run for all domains where search ranges were doubled, all other parameters stayed the same.
Effective date: 30 June 2026

Figure 11-19: Oblique View of the Little Eva estimation domains
Note: Estimation domains are North = blue, Central = green and South = maroon.
Effective date: 30 June 2026

Figure 11-20: Little Eva Deposit Plan View of Colour-Coded Block Grades at 120 m Elevation

410,500mE
411,000mE
7,772,500mN
7,772,000mN
7,771,500mN
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
100
0
100m
N
HARMONY

Little Eva Deposit

Note: Two benches below the top of the sulphide zone.
Effective date: 30 June 2026

Figure 11-21: Cross-Section 7,772,100 mN (see plan above) Displaying Colour-Coded Block Grades

410,500mE
410,750mE
1,200m
1,100m
1,000m
900m
800m
Current Topography
Coolulah Fault
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
HARMONY
50
0
50m

Note: See above plan for location
At Turkey Creek, assay data above 0.01% Cu was examined and an inflection in the data distribution on the cumulative probability plot was noted at approximately 0.2% Cu. This confirms Altona’s application of a 0.2%
nominal grade for interpretation of a grade-shell outlining the copper mineralisation.
The grade domain models were rebuilt by Harmony resulting in an improved copper mineralisation domain at Turkey Creek. Mineralisation within the Southern zone is generally tabular and is oriented north-south with dips at 60° to the east. At the northern end of the deposit, the strike of the mineralisation swings sharply towards the east and dips steeply south: this zone is referred to as the Northern fold area and was estimated using dynamic anisotropy. The mineralisation within the Southern zone is truncated to the south and north by fault zones, (Figure 11-22). The mineralisation within the Southern zone contains both hanging wall and footwall zones, with a narrow band of low-grade or waste between them. There is evidence of lower grade mineralisation within the central part of the Northern fold area; however, drilling is too widely spaced to permit a robust interpretation of that horizon.
Figure 11-23 is a section view and Figure 11-24 is a plan view of the Turkey Creek block estimate, showing that the grade estimate does not indicate undue smoothing.
Effective date: 30 June 2026

Figure 11-22:  Wire framed Domains for the Turkey Creek Deposit
Effective date: 30 June 2026

Table 11-22: Search Criteria for Interpolation for Turkey Creek, Blackard, Scanlan, Legend

Deposit	Pass	Search		Turkey Creek
		Radius (m)	Dip Direction	Min Samp	Max Samp	Max/Hole
Blackard - Legend	North 1	50x50x20m	DA	8	4	5
	North 2	100x100x24m	DA	8	4	5
	North 3	150x150x26m	DA	8	4	5
	Central 1	80x80x20m	DA	8	4	5
	Central 2	120x120x26m	DA	8	4	5
	Central 3	240x240x26m	DA	8	4	5
	South 1	80x80x40m	DA	8	4	5
	South 2	120x120x60m	DA	8	4	5
	South 3	240x240x120m	DA	8	4	5
	Farnorth 1	50x50x20m	DA	8	4	5
	Farnorth 1	100x100x24m	DA	8	4	5
	Farnorth 3	150x150x26m	DA	8	4	5
	northeast 1	50x50x20m	DA	8	4	5
	northeast 2	100x100x24m	DA	8	4	5
	northeast 3	150x150x26m	DA	8	4	5
	Legend 1	145x90x30m	DA	8	4	5
	Legend 2	290x180x60	DA	8	4	5
	Legend 3	450x270x90	DA	8	4	5
	Legend Far east 1	50x50x20m	DA	8	4	5
	Legend Far east 2	100x100x24m	DA	8	4	5
	Legend Far east 3	150x150x26m	DA	8	4	5
Turkey Creek	North Fresh 1	50x40x20x	DA	10	20	5
	North Fresh 2	100x80x24x	DA	10	20	5
	North Fresh 3	150x240x30m	DA	10	20	5
	Northwest Fresh 1	65x55x30m	DA	10	20	5
	Northwest Fresh 2	130x110x36m	DA	10	20	5
	Northwest Fresh 3	195x165x45m	DA	10	20	5
	South Fresh 1	60x120x12m	DA	10	20	5
	South Fresh 2	120x240x12m	DA	10	20	5
	South Fresh 3	180x360x12m	DA	10	20	5
Scanlan	North 1	160x75x30	DA	16	32	5
	North 2	480x225x90	DA	16	32	5
	South 1	140x100x27	DA	16	32	5
	South 2	420x300x81	DA	16	32	5
Great Southern	Mineralised1	75x40x30	DA	16	32	8
	Mineralised2	150x80x60	DA	16	32	8
	Mineralised3	260x120x90	DA	16	32	8
Note: Estimation used Dynamic Anisotropy (DA) where the search parameters are coded into the block model and the search ellipse follows a predetermined trend defined by a wireframe - this wireframe defines the folded nature of the deposit.
Effective date: 30 June 2026

Figure 11-23: Turkey Creek Cross-Section at 7,771,500N (mid-point of Main Zone) of Colour-Coded Block Grades

412,250mE
412,500mE
412,750mE
1,200m
1,100m
1,000m
900m
Current Surface
Base of Oxide Surface
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
50
0
50m
HARMONY

Effective date: 30 June 2026

Figure 11-24: Turkey Creek Plan View of Colour-Coded Block Grades at 120 m Elevation

412,000mE
412,500mE
North Domain
Copper %
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
7,772,000mN
7,771,500mN
Turkey Creek Fault
South Domain
N
100
0
100m
HARMONY
412,000mE
412,500mE

Turkey Creek Blockmodel

Note: Two benches below the top of the sulphide zone.
Effective date: 30 June 2026

The Native copper deposits are hosted in folded meta sediments.  To handle the folded nature of the orebodies the estimate used dynamic anisotropy, a limited the number of composites from a single drill hole was also used, and the block grades reliably reflect grade changes within the drill holes. The estimation domains are illustrated in a plan view in Figure 11-25. Drill spacing at depth was insufficient to meet the distance requirements of the interpolation, even for the Inferred category, and therefore block grades were not estimated; however, the areas with insufficient drill density for estimation are generally will below the designed pit shell. Specifying the number of grade composites used by the search ellipse during the interpolation is used both to ensure a requisite number of drill holes are used for a particular classification, and also to limit the composites used to preserve sharp grade changes.
The smaller Bedford, Great Southern, Lady Clayre, and Ivy Ann deposits were estimated with just 2 or 3 domains, all interpolation parameters for these smaller deposits are listed in Table 11-23. Given these deposits are not material to the operation they are not covered in depth here.
Figure 11-26 is a section through the Blackard deposit comparing the grade samples to the grade estimate, showing there is no undue smoothing of the model and that the model is a fair reflection of the underlying grades. Figure 11-27 is a section through the Scanlan deposit showing the grade estimate against the drillhole composites, showing the estimate is a fair estimate of the underlying sample data. Figure 11-28 is a section through the Legend deposit showing the grade estimate against the drillhole composites, showing the estimate is a fair estimate of the underlying sample data without undue smoothing.
Effective date: 30 June 2026

Figure 11-25:  Structural Domains of the Blackard-Legend (Top), Scanlan  (Bottom) Deposits
Effective date: 30 June 2026

Figure 11-26:  Blackard Deposit Cross-Section at 7,765,250N

Cu pct
< 0.1
0.1 to 0.1
0.1 to 0.2
0.2 to 0.5
0.5 to 1.0
1.0 to 2.0
>= 2.0
1,250Z
1,000Z
750Z
412,250X
412,500X
7,763,250Y
413,000X
50
0
50
100
150
200

Notes: Colour-coded block grades within model can be compared to drill hole grades (bold).
Effective date: 30 June 2026

Figure 11-27:  Scanlan Deposit Cross-Section at 754,100 mN, Dip lines showing the locally varying anisotropy used to inform the grade estimate
Effective date: 30 June 2026

Figure 11-28:  Legend Deposit Cross-Section at 410685mE

7,767,700Y
7,767,800Y
7,767,900Y
1,200Z
1,100Z
1,000Z
900Z
Cu pct
< 0.10
0.10 to 0.15
0.15 to 0.50
0.50 to 1.00
1.00 to 2.00
>= 2.00
0
10
20
30
40

Effective date: 30 June 2026

Table 11-23: Search Criteria for Interpolation for the Bedford, Lady Clayre, Ivy Ann Deposit

Deposit	Domain	No. Sectors	Dip	Dip Azi	Pitch	Pass Factor 2 & 3	Min Samp	Max Samp	Max/ Hole	Search Major	Search Int.	Search Minor
Bedford	Cu % North	8	60°	270°	141°	1.5x/4x	16	32	5	75 m	50m	35 m
Bedford	Cu % South	8	70°	275°	160°	1.5x/4x	16	32	5	75 m	50m	35 m
Bedford	Au g/t North	8	60°	270°	141°	1.5x/4x	16	32	5	75 m	50m	35 m
Bedford	Au g/t South	8	70°	275°	160°	1.5x/4x	16	32	5	75 m	50m	35 m
Lady Clayre	Cu % west	2	80°	252°	36°	2	16	32	8	130m	80m	60m
Lady Clayre	Cu % East	2	63°	298°	30°	2	16	32	8	100m	60m	45m
Lady Clayre	Au g/t West	2	80°	252°	36°	2	16	32	8	130m	80m	60m
Lady Clayre	Au g/t East	2	63°	298°	30°	2	16	32	8	100m	60m	45m
Ivy Ann	Cu % HG	8	82°	90°	161°	1.5/3	16	32	8	90m	30m	30m
Ivy Ann	Cu % LG	8	82°	100°	157°	1.5/3	16	32	8	100m	50m	45m
Ivy Ann	Au g/t HG	8	82°	87°	132°	1.5/3	16	32	8	90m	30m	30m
Ivy Ann	Au g/t LG	8	82°	87°	132°	1.5/3	16	32	8	100m	50m	45m
Note: Rotation is Geological dip, dip direction and pitch inside the plane from the north. A second pass was run for all domains where search ranges were doubled, all other parameters stayed the same.
11.8Classification and Mineral Resource Statement
Estimated blocks within the different deposit models were tabulated between an upper and lower surface.
For the sulphide part of the deposits, the upper surface was the base of the oxide or top of the sulphide zone boundary, and the lower surface was the constraining Whittle pit shell.
The constraining pit shells for defining the limits of Inferred resources and to define reasonable prospects for economic extraction are based on copper prices, costs and metallurgical recoveries determined from work carried out, and described, in this TRS. Resources were constrained by Whittle pit shells generated using metal prices of US$5.40/lb Cu, US$3,060/oz Au and an exchange rate of 0.68 AU$:US$. The Whittle shell was based on the following parameters:
•Plant throughput of 18.4 Mtpa, with a mining rate of 44 Mtpa
•A mining reference cost of AU$3.93/tonne
•Approximately AU$11.00/t Ore processing cost.
•Ore Haulage cost of AU$0.35/t/km
•Slope angles informed by historic studies with an average of 45 degrees.
•Copper Recovery is dependant on copper mineralogy, 95% Sulphide and 56% native copper.
•A 10mx10mx10m diluted block model.
For the copper-only deposits, the blocks were tabulated between surfaces defined by the base of the oxide zone, base of copper zone, base of transition zone, and the constraining resource shell.
Classification of the resources is based on definitions from SAMREC (2016) in accordance with Regulation S-K
1300. Classification was completed using wireframes that outlined regions of similar support, geological continuity and estimation strength (based on average search distances and estimate robustness via Kriging slope of regression and Kriging variance). There were no Measured Resources declared as the QP felt the data support did not warrant a Measured classification in this instance, as Indicated Resources are adequate for mine studies. Resources (inclusive of Reserves) are reported at a variable Cu cut-off as defined by deposit and copper mineralogy type and classifications of Indicated and Inferred Mineral Resources for each deposit are reported in Table 11-24. Despite the level of work completed to date, there remains some uncertainty with respect to mineralogy and its impact on copper recovery for some of the Native Copper deposits and these uncertainties are being addressed in the forward work plan. These uncertainties are not expected to significantly impact the economics of the project.
Effective date: 30 June 2026

Table 11-24: Eva Copper Project Resources by Category and Deposit (Global Mineral Resources inclusive of Mineral
Reserves)

Mineral Resource Category		Tonnes (Mt)	Au Grade (g/t)	Cu Grade (% Cu)	Gold (Koz)	Cu Pounds (Mlb)
Total / Ave. Measured		—		—		—
Indicated	Little Eva	183.201	0.06	0.32	367.327	1,309.610
	Bedford	3.318	0.15	0.55	15.631	40.346
	Lady Clayre	11.546	0.18	0.40	67.633	103.068
	Ivy Ann	6.908	0.10	0.53	21.419	81.024
	Turkey Creek	34.133	—	0.43	—	324.381
	Blackard	114.123	—	0.48	—	1,212.443
	Scanlan	14.948	—	0.59	—	195.091
	Legend	36.254	—	0.45	—	360.465
	Great Southern	12.915	—	0.42	—	118.230
Total / Ave. Indicated		417.346	0.07	0.41	472.010	3,744.658
Measured + Indicated	Little Eva	183.201	0.06	0.32	367.327	1,309.610
	Bedford	3.318	0.15	0.55	15.631	40.346
	Lady Clayre	11.546	0.18	0.40	67.633	103.068
	Ivy Ann	6.908	0.10	0.53	21.419	81.024
	Turkey Creek	34.133	—	0.43	—	324.381
	Blackard	114.123	—	0.48	—	1,212.443
	Scanlan	14.948	—	0.59	—	195.091
	Legend	36.254	—	0.45	—	360.465
	Great Southern	12.915	—	0.42	—	118.230
Total / Ave. Measured + Indicated		417.346	0.07	0.41	472.010	3,744.658
Inferred	Little Eva	23.893	0.08	0.33	63.698	175.257
	Bedford	0.958	0.12	0.38	3.630	7.936
	Lady Clayre	11.198	0.14	0.36	51.773	89.290
	Ivy Ann	0.188	0.06	0.31	0.381	1.275
	Turkey Creek	7.191	—	0.39	—	62.240
	Blackard	23.085	—	0.40	—	203.102
	Scanlan	9.666	—	0.48	—	102.014
	Legend	3.755	—	0.35	—	28.652
	Great Southern	1.920	—	0.39	—	16.650
Total / Ave. Inferred		81.950	0.10	0.38	119.000	686.000
Note: Mineral Resources
1. SAMREC and Regulation S-K 1300 definitions were followed for Mineral Resources.
2. Mineral Resources are inclusive of Mineral Reserves, Mineral Resources exclusive of Reserves are shown in Table 1-2.
3. Mineral Resources are constrained within a Whittle pit shell generated with a copper price of $5.40/lb, a gold price of $3,060/oz and an exchange rate of Aus$0.68 = US$1.00.
4. Density measurements shown in Table 11-17 and Table 11-18 were applied
5. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
6. Tonnes are metric units (1 t = 1000 kg)
Two grade bins will be used to separate waste material from expected low-grade and high-grade mill feed to allow the mine to maximise NPV using a stock-piling strategy. The oxide material overlies all the deposits and carries potentially economic copper grades and was estimated at the same time and with the same methods used for the sulphide material. Oxide resources were tabulated between the bottom of the oxide zone and topographic surface. At present, there is no demonstrated process to economically recover copper from the oxide zones; however, as this oxide material will be removed by mining, it will be stockpiled for potential processing at some future date. Oxide material has been modelled, and will be stockpiled for possible future processing, but not included into the Resource figures nor the Reserve. The oxide material is presented by deposit and classification in Table 11-25.
Effective date: 30 June 2026

Table 11-25: Oxide material for the Eva Copper Project

Deposit	Tonnes (mt)	Cu (%)	Au (g/t)	Cu Pound (Mlb)	Au Ounces (koz)
Little Eva	1	0.45	0.07	11	9
Turkey Creek	6	0.51	—	66	—
Blackard	11	0.42	—	106	—
Scanlan	4	0.41	0.11	35	2
Bedford	1	0.58	0.09	15	7
Lady Clayre	2	0.38	—	15	—
Ivy Ann	1	0.31	—	9	—
Legend	2	0.47	—	22	—
Great Southern	4	0.40	—	33	—
Total Inferred	32	0.44	—	313	19
Notes:
Mineral Resource:
1. SAMREC and Regulation S-K 1300 definitions were followed for Mineral Resources.
2. Oxide materials are constrained within the same Whittle spatial constraint used to report the Mineral Resources as detailed in section
14.8 above.
3. Density value of 2.5 t/m3 was applied to all oxide zones.
4. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
The Eva Project hosts additional copper-only deposits that have received exploration attention in the past for which historical resource estimates exist as listed in Table 11-26. These copper-only deposits are similar to the Blackard and Scanlan deposits, hosted within the same stratigraphy and with the same deep weathering profiles, containing a mix of copper oxide minerals, native copper and other copper bearing minerals, transitioning to sulphide minerals at depth. Assuming the same processing method that is planned for use with the Blackard and Scanlan deposits, these deposits should be considered for further exploration, highlighted by the recent exploration success at the Legend and Great Southern deposits.
In the opinion of the QP the uncertainty and limitations are adequately captured within the classifications applied to each deposit. The QP is satisfied that the level of risk is adequately managed and that all relevant technical and economic factors that are likely to influence the prospect for economic extraction of the
Resource has been properly assessed.
Table 11-26: Historical Resource Estimates for Copper-Only Deposit Mineral Resources

Deposits	Tonnes (Mt)	Cu (%)	Cu Pounds (Mlb)
Longamundi	10.4	0.66	151
Caroline	3.6	0.53	42
Charlie Brown	0.7	0.40	6
Total	14.7	0.58	199
Notes:
Mineral Resource:
1. Historical Resources should not be relied upon.
2. Significant figures have been reduced to reflect uncertainty of estimations and therefore numbers may not add due to rounding.
11.9Resource Verification
The resource block models were examined for validity and reasonableness by several methods:
•Visual comparison of block grades relative to drill holes on cross-sections
•Comparison of statistical summary of assay, composite, and block grades
•Comparison of different method of interpolations such as OK to ID2 or Nearest Neighbour (NN)
•Comparison to past estimations
An isometric view of the Little Eva block estimate is shown in Figure 11-29.
A basic method of validation is to compare drill hole composites to adjacent block grades on plans and sections. While this method demonstrates that block grades are reasonable and accurately reflect drill data, since block grades are interpolated from data at some distance from the section, it does not necessarily
Effective date: 30 June 2026

follow that the block grade will exactly match the proximal drill hole. Additionally, it is not possible to examine every block value, thus this method may only reveal significant problems with an interpolation.
Examination of drill hole grades relative to adjacent block grades demonstrates a good degree of correspondence, suggesting that block grades fairly represent drill hole composites. Figure 11-30 through
Figure 11-32 show sections through the deposit comparing the block estimate with the drillhole grades.
Figure 11-29: Isometric View (looking south) of the Little Eva Resource Block Model at 0.17% Cut-off

Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00

Drill hole composites from drilling completed after the Resource was run are plotted for Little Eva along with block grades on a cross-section in Figure 11-30 and are well correlated, indicating that the interpolation is working well in this location. Comparison of mean copper grades from raw assays, drill hole composites, and blocks by each domain from the Little Eva deposit are displayed graphically in Figure 11-33 and Figure 11-34.
As would be expected, the mean of the composite grades is lower than the mean grades from the raw samples, whereas mean grades of blocks are lower again. The difference between the mean grade of assays and the mean grades of the blocks is a function of smoothing, sample support and volume variance and indicates the incorporation of lower-grade or barren material as the sample volume is increased. Since data used to estimate block grades is taken from a number of composites within the search ellipse, it is expected that some low-grade or barren material will be incorporated as dilution, a feature that becomes more accentuated by selecting data above the copper cut-off grade (Figure 11-35).
Effective date: 30 June 2026

Figure 11-30: Cross-Section through the North End of the Eva Deposit with Block Grades and Drill Hole Composites from Drilling completed Post Estimation.

1,100 mRL
1,000 mRL
Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
20
0
20
40m

Figure 11-31: Cross-Section through the Central part of the Eva Deposit with Block Grades and Drill Hole Composites

1,100 mRL
1,000 mRL
900 mRL
800 mRL
700 mRL
Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00

Effective date: 30 June 2026

Figure 11-32:  Cross-Section 7,772,000N in Little Eva Deposit, black box shows enlargement area.

Copper Pct
< 0.00
0.00 to 0.17
0.17 to 0.20
0.20 to 0.50
0.50 to 0.75
0.75 to 1.00
1.00 to 2.00
>= 2.00
1,100 mRL
1,000 mRL
900 mRL
800 mRL
700 mRL

Note: Illustrates Colour-Coded Drill Hole Composites Relative to block grades in upper image and a close-up (box) with printed grades in lower.
Effective date: 30 June 2026

Figure 11-33: Mean Assay, Composite, and Block Gold Grades for the Different Resource Domains in the Little Eva
Deposit

Comparison of mean copper grades
Copper %
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0
0.63
0.57
0.51
0.44
0.39
0.38
0.27
0.26
0.26
North
Central
South
Esimation Domains
Naïve Composites
Declustered Composites
Block Model

Figure 11-34: Mean Assay, Composite, and Block Gold Grades for Domains in the Little Eva Deposit at a 0.17% Cu Cut-
off Grade

Comparison of mean gold grades
0.09
0.08
0.07
0.06
0.05
0.04
0.03
0.02
0.01
0
Gold g/t
0.08
0.08
0.07
0.08
0.08
0.07
0.06
0.06
0.06
North
Central
South
Esimation Domains
Naïve Composites
Declustered Composites
Block Model

Example swath plots which plot the average grades over a slice width for both the composite grades and the block models are shown for the Little Eva deposit and the Blackard deposit are shown in Figure 11-35. It is expected that the block grades closely match the composite grades, but are slightly more smoothed. This can be seen in the Little Eva plot where the red line of the block model grades closely matches the green of the composites. Also evident in the example from Blackard where the black line of the block estimate closely matches the red of the composite file.
Effective date: 30 June 2026

Figure 11-35: Examples of Swath plots for Little Eva (top) and Blackard (bottom), showing the block grades replicate the composite grades.

Cu_pct
Number of samples
1.5
1
0.5
0
60,000
40,000
20,000
0
765,000
765,500
766,000
766,500
767,000
[Direction: North] Coordinate [m] (+7e+06)
Cu_pct
Cu %
Cu % InvDst

All Mineral Resource estimates at the Eva Copper Project were completed using Ordinary Kriging with dynamic anisotropy. Inverse Distance Squared (ID²) interpolation was used as an independent validation method and produced results comparable to the Ordinary Kriging estimates. Validation indicates that the estimates appropriately honour the underlying drilling data and geological interpretation.
In the opinion of the QP, the Mineral Resource estimates have been prepared using industry-standard methodologies and are supported by an appropriate geological framework, estimation process, cut-off grades, classification criteria, and consideration of estimation uncertainty. The estimates are considered sufficiently reliable to support mine planning and are appropriate for disclosure under Regulation S-K 1300.
Effective date: 30 June 2026

12Mineral Reserve Estimates
Section 229.601(b)(96)(iii)(B) (12) (i‐vi)
The Mineral Reserve estimate for the Eva Copper Project has been prepared under the supervision of the QP responsible for Mineral Reserves and is based on the Feasibility Study ("FS") completed by Harmony in
November 2025. Mineral Reserves are reported in accordance with the SAMREC Code (2016) and Regulation
S-K 1300 with an effective date of 30 June 2026. Mineral Reserves are the economically mineable part of
Measured and Indicated Mineral Resources demonstrated by a Feasibility Study to justify extraction at the time of reporting. No Measured Resources have been declared; therefore all Mineral Reserves are classified as Probable.
The Mineral Reserve is derived from the Life-of-Mine (LOM) plan and schedule for six open pits (Little Eva,
Turkey Creek, Blackard, Scanlan, Bedford and Lady Clayre), constrained by available Tailings Storage Facility
(TSF) capacity and achievable mining cost. The Ivy Ann deposit was subject to pit shell optimisation and pit design but was excluded from the reserve mine plan on the basis of economic marginality within the current
LOM sequence. Two more recently drilled areas, Great Southern and Legend, have been defined as Mineral
Resources. Additional study work, which Harmony has initiated, is required before these areas can be considered for conversion to Mineral Reserves.
12.1Modifying Factors
The Mineral Reserve for the Eva Copper Project has been estimated by applying modifying factors to the
Measured and Indicated Mineral Resources reported in Section 11, in accordance with S-K 1300 (17 CFR
§229.1302) and the SAMREC Code (2016). The modifying factors are the realistically assumed mining, metallurgical, infrastructure, economic, marketing, legal, environmental, social, governmental and taxation factors used to demonstrate that, at the time of reporting, extraction of the Mineral Reserve is technically achievable and economically viable. Only Measured and Indicated Mineral Resources have been converted;
Inferred Mineral Resources are treated as waste (zero grade) in the mine design and schedule. As no
Measured Mineral Resource is declared, all Mineral Reserves are classified as Probable.
The modifying factors are underpinned by the Feasibility Study, which established a single go-forward project baseline including a technically achievable and economically viable life-of-mine (LOM) plan. A summary of the key modifying factors is provided in Table 12-1, with each factor discussed in the sub-sections that follow.
Table 12-1:  Summary of modifying factors applied to the Mineral Reserve

Modifying factor	Basis applied	Value / assumption
Mining method	Conventional open-pit load and haul	360–550 t excavators, ~180 t trucks
Cut-off grade	Net Smelter Return (NSR)	0.17% Cu sulphide; 0.25% Cu native
Mining dilution / recovery	Regularised to 10 m SMU	SMU 10×10×10 m
Metallurgical recovery (LOM avg)	Testwork by ore source/zone	82% Cu; 78% Au
Processing throughput	Single concentrator	~18 Mtpa
Copper price (reserve)	Harmony Reserve, flat real	US$4.25/lb
Gold price (reserve)	Harmony Reserve	US$1,941/oz
Exchange rate	Harmony Strat Plan	AU$/US$ 0.68
Royalties	State + private NSR	~5% average
Discount rate	Harmony (Australian assets)	7% real, after-tax
Taxation	Australian corporate income tax	30%; 13% DV depreciation
Effective date: 30 June 2026

12.2Mining factors
Mining is by conventional open-pit load-and-haul methods, using large 360–550 tonne-class diesel-hydraulic excavators paired with ~180 tonne payload haul trucks across the six reserve pits (Little Eva, Turkey Creek,
Blackard, Scanlan, Bedford and Lady Clayre). A Standard Mining Unit (SMU) of 10 m × 10 m × 10 m has been adopted, representing the smallest block considered recoverable by the selected equipment and method;
the Mineral Resource model is regularised to this SMU to capture mining dilution and ore loss. Pit slope designs are based on geotechnical assessments by Peter O’Bryan and Associates. Mining is undertaken under a Thiess alliance contract for the first five years (2027–2031), transitioning to Harmony owner-operator from
2032. Total material moved averages approximately 44 Mtpa at an average LOM strip ratio of 1.6:1 (waste to ore).
12.3Economic Factors
Price assumptions used in the Mineral Reserve estimate are applied as at December 2025 and are summarized as follows:
•Copper Price - US$4.25/lb - Company’s internal market-guidance on long-term price estimate.
•Gold Price - US$1,941/oz - the Company’s internal market-guidance on long-term price estimate
•AU$/US$ Exchange Rate - 0.68 - Company’s internal market-guidance on long-term exchange estimate
•Discount Factor - A discount rate of 7% was used in this economic analysis, being Harmony's approved
"Medium" risk + weighted average cost of capital for its Australian operations.
12.4Cut-off grade
The cut-off grade defines the minimum grade at which material is classified as ore and is a primary determinant of the economically recoverable reserve. A Net Smelter Return (NSR) calculation was developed from the basis of design, incorporating metal prices, metallurgical recoveries, treatment and refining charges, royalties and the mining, processing and general-and-administration operating costs. The adopted cut-off grades are 0.17% Cu for sulphide ores and 0.25% Cu for native-copper ores; SMU blocks below these grades are treated as waste.
12.5Metallurgical factors
Ore is processed through a single central concentrator (~18 Mtpa) comprising crushing, SAG and ball-mill grinding and copper sulphide flotation, with a staged gravity and magnetic native-copper circuit (including sulphidiser addition) blended from 2032 to a maximum of 25% of mill feed. Metallurgical recoveries are based on metallurgical testwork and vary by ore source and zone; they are embedded in the geological model and applied through the production schedule. Life-of-mine average recoveries are 82% for copper and
78% for gold. Native-copper ore (Blackard and Scanlan) recovers approximately 40% less copper than the primary sulphide sources. The concentrator produces a copper concentrate grading approximately 25% Cu with payable gold; concentrate characterisation identified no deleterious elements at penalty levels.
12.6Infrastructure factors
The Project is a greenfield development with favourable access to regional infrastructure, including the Burke
Developmental Road (8.5 km east) and the MMG Dugald River 220 kV transmission line (11 km south). On-
site infrastructure to be constructed comprises the process plant, a single central tailings storage facility
(ultimate capacity 300 Mt), waste rock dumps, accommodation village, water supply and management, high-
voltage power distribution and site roads. Power is supplied under an independent power producer arrangement from a solar/wind/battery/diesel hybrid facility, with renewable-energy penetration increasing from approximately 40% to approximately 80% over 2030–2031 as wind generation is added. Make-up water is drawn from on-lease graben aquifers.
12.7Economic factors
The economic evaluation is a stand-alone, unlevered discounted cash-flow analysis in real Australian dollars at a 7% real, after-tax discount rate, as detailed in Section 19. The Mineral Reserve is estimated and reported at the Harmony Reserve commodity prices of US$4.25/lb copper (held flat in real terms) and US$1,941/oz gold, at an exchange rate of AU$/US$ 0.68. These reserve prices are set conservatively below the Harmony
Mid-case, CRU and resource-constraining prices. Capital and operating cost estimates are of AACE Class 3 accuracy (±10–15%): total pre-commercial-production investment of AU$1,646 M, LOM sustaining capital of
AU$616 M and LOM operating costs as detailed in Section 18. At the reserve prices, the Mineral Reserve
Effective date: 30 June 2026

returns a positive after-tax net present value of AU$121 M, an internal rate of return of 8% and an all-in sustaining cost margin of 39%, confirming economic viability.
12.8Marketing factors
Copper concentrate is sold under a five-year offtake agreement with Glencore International AG on a Free
Carrier (FCA) basis, with treatment and refining charges set at the annually negotiated benchmark (assumed
US$75 per dry metric tonne treatment charge and US$0.075 per pound refining charge). Concentrate is transported by road to Townsville for export. A market study (Section 16) confirms a ready market for the concentrate; no penalty-level deleterious elements were identified. Provisional pricing under the offtake provides 90% payment five days after month-end, with final settlement up to 90 days (modelled as 37 days trade receivables).
12.9Legal, tenure and governmental factors
The Mineral Reserve lies within five granted Mining Leases (ML90162 to ML90166), each valid to 2037, which the QP considers provide sufficient tenure for the planned life of mine. The Project is 100% owned by
Harmony through its wholly owned subsidiary. Development is subject to Environmental Authority
EPML00899613 (granted 23 October 2024); a major amendment is required for the enlarged 300 Mt tailings facility, revised water management and the Cabbage Tree Creek diversion, which the QP considers achievable within the execution schedule. The Project benefits from State Government support, including funding under the Mount Isa Mining Acceleration Program.
12.10Environmental and social factors
Extensive environmental baseline studies have been completed and the Project is not located in an environmentally sensitive area. Waste rock and tailings characterisation shows the majority of material is geochemically benign, with engineered controls for potentially acid-forming material. A conceptual closure and rehabilitation plan is in place, with a Progressive Rehabilitation and Closure Plan and financial assurance to be lodged; the final reclamation cost is estimated at approximately AU$88–94 M. Socially, the Project has strong local, regional and State support. A Native Title (Cultural Heritage and Access) Agreement is in place with the Kalkadoon People, and compensation agreements are in place with the affected pastoral landholders.
12.11Taxation factors
Taxation is a modifying factor in the conversion of Mineral Resources to Mineral Reserves and has been incorporated in the economic analysis on an after-tax basis. Australian corporate income tax is applied at the statutory rate of 30%. All construction and sustaining capital expenditure is capitalised as deductible capital expenditure under the Australian Uniform Capital Allowance regime and depreciated for tax purposes using the diminishing-value method at an average rate of approximately 13% per annum over a 15-year asset life.
In determining taxable income, the model applies AU$211 M of carried-forward tax losses (comprising
AU$137 M of group losses, AU$42 M of transferred losses and US$33 M of pre-consolidated losses) and the
AU$209 M written-down value of the Eva purchase-price tax asset, under the guidance of the Harmony
Australasia tax team. Ad valorem royalties – the Queensland State royalty (5% of payable copper, less 20%
where processed in Queensland; 5% of payable gold) together with private net-smelter-return royalties to
MMG (Pasminco), Lake Gold, CMMC and the Kalkadoon People – are deductible operating costs and average approximately 5% of net revenue over the life of mine. Taxation is modelled in real terms and therefore excludes the impact of inflation on taxable income relative to original tax-asset values. The resulting life-of-
mine income tax, and the reconciliation of pre-tax to post-tax cash flow, are detailed in Section 19.
12.12Confidence in the modifying factors and classification
The Competent Person considers that the modifying factors have been established to a Feasibility Study level of confidence and are appropriate for the conversion of Measured and Indicated Mineral Resources to
Mineral Reserves. Because no Measured Mineral Resource is declared, all Mineral Reserves are classified as
Probable, reflecting the Indicated confidence category of the underlying Mineral Resource together with the level of confidence in the modifying factors. Residual risks – principally copper price and exchange-rate movements, construction-capital discipline, hydrogeological pit-inflow uncertainty on certain deposits, and
Effective date: 30 June 2026

the timing of the environmental-authority amendment – are disclosed in the risk register (Section 22) and are not considered by the Competent Person to invalidate the Mineral Reserve.
12.13Reserve Estimate
Reserve reference metal prices are US$4.25/lb Cu and US$1,941/oz Au with an exchange rate of AU$:US$ =
0.68. Sensitivity analysis demonstrates that the reserve remains positive-NPV at these prices. Copper and gold reserves are reported separately because not all deposits contain potentially economic gold, and rounding may cause apparent differences between tonnes, grade and contained metal. Mineral Reserves are reported on a 100% ownership basis; Harmony holds 100% of the project through its wholly owned subsidiary Eva Copper Mine Pty Ltd.
Table 12-2: Eva Copper Project Mineral Reserve Statement – Copper (Effective Date 30 June 2026)

Deposit	Tonnes (Mt)	Cu Grade (%)	Contained Cu (kt)	Category
Little Eva	145.229	0.34	488.300	Probable
Turkey Creek	21.900	0.42	92.200	Probable
Blackard	78.600	0.50	393.800	Probable
Scanlan	8.300	0.63	52.600	Probable
Bedford	3.954	0.47	18.500	Probable
Lady Clayre	6.001	0.42	25.400	Probable
Total Probable Cu Reserve	263.983	0.41	1,070.800	Probable
Table 12-3: Eva Copper Project Mineral Reserve Statement – Gold (Effective Date 30 June 2026)

Deposit	Tonnes (Mt)	Au Grade (g/t)	Contained Au (koz)	Category
Little Eva	145.229	0.06	303.203	Probable
Bedford	3.954	0.13	16.912	Probable
Lady Clayre	6.001	0.17	32.165	Probable
Total Probable Au Reserve	155.183	0.07	352.280	Probable
Reserve Notes and Reporting Code Compliance
•  Mineral Reserves are reported in accordance with the SAMREC Code (2016) and Regulation S-K 1300 (17 CFR
§229.601(b)(96)(iii)(B)(12)).
•  Mineral Reserves are stated on a dry metric tonne basis inclusive of mining dilution and ore loss.
•  Metal price assumptions: US$4.25/lb Cu, US$1,941/oz Au, AU$:US$ = 0.68.
•  Metallurgical recoveries: 95% Cu (sulphide), 56% Cu (native copper flotation blend), 78% Au. Payable metal terms consistent with 25%
Cu concentrate grade specification.
•  Mining dilution and ore loss are captured through resource-model regularisation to the 10 m × 10 m × 10 m Standard Mining Unit
•  Cut-off grades are set on a Net Smelter Return basis and vary by pit and ore zone with an overall project cut-off of approximately
0.17% Cu for sulphide material.
•  Effective date of the Mineral Reserve: 30 June 2026.
13Mining Methods
Section 229.601(b)(96)(iii)(B)(13)(i‐v)
13.1Overview and Rationale for Mining Method Selection
The Eva Copper Project has been designed as a conventional truck-and-shovel open pit mining operation developing six pits in a staged sequence — Little Eva, Turkey Creek, Blackard, Scanlan, Bedford and Lady
Clayre — feeding an 18 Mtpa copper concentrator. The mining method has been selected on the basis of orebody geometry (shallow-dipping to steeply-dipping tabular bodies, moderate strip ratios, and multiple laterally-continuous deposits), the low-grade high-volume nature of the ore (LOM head grade 0.41% Cu), the availability of established Tier-1 mining contractor resources in North West Queensland, and detailed benchmarking against similar-scale copper operations in the region.
The Feasibility Study mine plan was developed by Harmony's internal mine planning team supported by AMC
Consultants (independent mine planning peer review) and Thiess (Pty) Ltd (Alliance Partner mining contractor providing constructability, equipment selection and cost pricing input). The early alliance engagement with Thiess enables Harmony to adopt an alliance owner/contractor model for the initial mining phase, providing a low-capital execution pathway with the flexibility to transition to an owner-operator model from 2032 onward.
Effective date: 30 June 2026

The QP is satisfied that the selected mining method, when combined with the modifying factors described in
Section 12 and the metallurgical recoveries described in Section 14, provides reasonable prospects for economic extraction of the declared Probable Mineral Reserves.
13.2Method
Extraction will be undertaken by conventional drill-and-blast, load-and-haul methodology on 10 m benches.
The mining sequence has been designed around the following principles:
•Early cashflow prioritisation through initial mining of Little Eva Stage 1 (highest-grade sulphide feed with lowest strip ratio).
•Blending strategy to deliver a stable feed to the concentrator combining sulphide and native copper ores. Blending is achieved through direct-tip feed, ROM pad management and multiple long-term stockpiles.
•Staged pit development — Little Eva develops in four principal stages; Blackard, Turkey Creek and
Scanlan develop in multiple stages to smooth stripping profiles.
•Waste management by placement in engineered Waste Rock Dumps (WRDs) and for TSF construction adjacent to each active pit to minimise haul distances.
•Sulphide-first sequence — the first years of production are sulphide-dominant, with native copper ore introduced progressively as the concentrator native-copper circuits are commissioned.
The Deposit Contribution to the Reserve Mine Plan is shown in Table 13-1
Table 13-1: Deposit Contribution to the Reserve Mine Plan

Deposit	Contribution to Ore (%)	Ore Type	Reserve Ore (Mt)	Cu Grade (%)	Au Grade (g/t)
Little Eva	55%	Sulphide (with oxide waste cap)	145.4	0.34	0.06
Blackard	30%	Native Cu + underlying sulphide	78.6	0.50	–
Turkey Creek	8%	Sulphide only	21.9	0.42	–
Scanlan	3%	Native Cu + underlying sulphide	8.3	0.63	–
Lady Clayre	2%	Sulphide	6.0	0.42	0.17
Bedford	1.5%	Sulphide	4.0	0.47	0.13
Total Reserve Ore	100%	Blended sulphide + native Cu	264.1	0.41	0.04 (LOM avg)
Little Eva and Blackard together comprise 85% of the total ore mined over the mine life. The Ivy Ann deposit was subject to pit shell optimisation and pit design during the Feasibility Study but has been excluded from the reserve mine plan on the basis of economic marginality within the current LOM sequence; it is retained as an Indicated Mineral Resource for possible future consideration.
13.3Design Parameters and Mine Layout
The Standard Mining Unit and Bench Configuration for the pit designs is shown in Table 13-2.
Table 13-2: Standard Mining Unit and Bench Configuration

Design Parameter	Value	Notes
Bench height (operating)	10 m	Matches Little Eva block model support
Flitching / sub-bench	Optional 5 m	Applied at Blackard native Cu contact
Standard Mining Unit (SMU)	10 m × 10 m × 10 m	Reserve reconciled to SMU
Bench face angles	60° – 80° fresh; 45° – 60° weathered	Per Little Eva geotech design sectors
Bench height, competent rock	20 m double-benched with 8 m berms	Standard configuration
13.3.2  Pit Slope Design (Geotechnical Basis)
Pit slope components have been developed by Peter O'Bryan & Associates and George Orr & Associates, with detailed FS-level slope stability and kinematic analyses documented in EVMP001-EVA-GE-REP-0001
Effective date: 30 June 2026

Geotechnical Feasibility Study for Little Eva and Turkey Creek. Design parameters are summarised in Tables
13-3 and 13-4 below.
Table 13-3: Little Eva – Pit Slope Design Components

Design Sector	Wall Dip Dir.	Material	Bench H (m)	Face (°)	Berm (m)	IRA (°)	Overall (°)
North	164°	Alluvium/Weathered	10	45	8	29	36
North	164°	Coolullah Fault Zone	10	60	8	–	–
North	164°	Psammite	10 (20)	80 (60)	9 (10)	43	–
East	190°–287°	Weathered	10	45	8	45	~43
East	190°–287°	Calcsilicate / Andesite	20	80	10	56	3 ramp crossings
South	270°–350°	Weathered / Calcsilicate	10 (20)	80 (60)	9 (10)	43	43
SW	035°–090°	Psammite / Andesite	10 (20)	80 (60)	9 (10)	43	43
West	090°–115°	Alluvium → Andesite	10–20	45–80	8–10	29–46	44
NW	090°–134°	Alluvium → Psammite	10–20	45–80	8–10	29–43	–
Table 13-4: Turkey Creek – Pit Slope Design Components

Design Sector	Wall Dip Direction	Depth	Bench H (m)	Face (°)	Berm (m)	IRA (°)
West wall	030°–090°	Upper 10 m	10	50	8	–
West wall	030°–090°	Below 10 m	20	60	8	46
N, S, E walls	Multiple	Upper 10 m	10	50	8	–
N, S, E walls	Multiple	Below 10 m	20	80	8	60
Depressurisation of upper-wall soil and low-strength alluvial materials (particularly the west wall at Little Eva)
is required and will be achieved through targeted horizontal drainage holes and, where required, vertical dewatering bores. Pre-split drilling and blasting is required in competent rock to maintain the 70°–80° bench face angles and preserve berm crests. The standard Ramp and Haul Road Design Parameters are shown in
Table 13-5.
Table 13-5: Ramp and Haul Road Design Parameters

Ramp Design Element	Value
Two-lane ramp width	34 m (allows overtaking of 180 t haul trucks)
Single-lane ramp width	20 m
Ramp gradient (max sustained)	1 : 10 (10%)
Ramp gradient (short / switchback)	Up to 1 : 8 permitted for short segments
Bund height (safety)	Minimum 2/3 wheel height of largest haul truck (~1.5 m)
Cross-fall	2 – 3% inboard
13.4Equipment Fleet and Preproduction Development
13.4.1  Peak Production Fleet
The Feasibility Study is based on peak-year mining movement of approximately 44 Mtpa total material (ore +
waste). The estimated Peak Production Mining Fleet to deliver the mine schedule is shown in Table 13-6.
Effective date: 30 June 2026

Table 13-6: Peak Production Mining Fleet

Category	Equipment Type	Nominal Class	Peak Fleet Size
Primary excavation	Diesel hydraulic excavator	550 t (front shovel / backhoe)	2
Support excavation	Diesel hydraulic excavator	120 t	1
Auxiliary loader	Large front-end loader (FEL)	20 m³ class	1
Primary haulage	Rigid-frame diesel haul truck	~180 t payload	Up to 26
Drilling — production	Rotary / DTH blast-hole rigs	200 – 250 mm hole	4
Drilling — pre-split	Track-mounted rig	90 – 165 mm hole	1 – 2 (as required)
Ancillary — dozers	Track dozer D10 / D11 class	60 – 100 t	4 – 6
Ancillary — graders	Motor grader	16M class	2
Ancillary — water carts	100 kL water truck	–	3
Ancillary — service	Fuel / lube / tyre / light vehicles	–	Fleet per PPP schedule
The primary excavator/truck matching (~180 t truck to a 550 t excavator) is a standard 6-to-8-pass loading configuration selected to optimise unit cost and provide fleet redundancy. A supporting 120 t excavator and
FEL provide operational flexibility for ROM pad management, satellite pit mining and stockpile reclaim.
13.4.2  Preproduction Development
Preproduction mining, box-cut development and initial waste stripping are scheduled to commence approximately 12 months prior to first ore feed to the process plant, with the following key preproduction elements:
•Little Eva Stage 1 box cut and initial waste stripping (~50 Mt);
•Access road upgrade from the Burke Developmental Road;
•Explosives magazine, workshop, wash pad and re-fuel facility commissioning;
•ROM pad and primary crusher feed geometry construction;
•Little Eva starter dewatering bores and initial pit-perimeter horizontal drains;
•Grade control drilling commencement 6 months before first blast (see Section 13);
•Alliance mining contractor mobilisation with initial fleet delivery, commissioning and operator training.
Preproduction costs of AU$ 474.5 M (mining and operating cost up to production) and AU$ 448.9 M revenue from pre-commercial-production ore feed are captured in the total pre-commercial-production investment of AU$ 1,646.0 M reported in Section 18.
Effective date: 30 June 2026

13.5Production Rate and Life-of-Mine Schedule
The Reserve Case Life-of-Mine Production Summary is shown in Table 13-7
Table 13-7: Reserve Case Life-of-Mine Production Summary

Parameter	Unit	LOM value
Ore mined and milled	Mt	264
Waste mined	Mt	409
Total material moved	Mt	673
Strip ratio (waste : ore)	t:t	1.55 : 1
Copper head grade	% Cu	0.41
Gold head grade (over gold-bearing ore)	g/t Au	0.07
Contained copper	kt	1,071
Contained gold	koz	352
Copper metallurgical recovery (LOM avg)%		82
Gold metallurgical recovery (LOM avg)%		78
Copper produced (recovered to concentrate)	kt	883
Gold produced (payable, to concentrate)	koz	275
Concentrate grade (copper)	% Cu	~25
Nameplate mill throughput	Mtpa	18
Mine / processing life	years	~15
13.5.1Plant Feed by Source
The 264.1 Mt of plant feed comprises three source streams reflecting the direct-tip / ROM-pad / long-term stockpile strategy required to blend sulphide and native copper ores through the process plant by source is shown in Table 13-8.
Table 13-8: Plant Feed by Source

Feed Stream	Ore (kt)	Cu Grade (%)	Au Grade (g/t)
Direct feed	115,277	0.39	0.06
ROM feed	34,096	0.63	0.03
Stockpile reclaim	114,137	0.41	0.07
Total Plant Feed	264,137	0.41	0.04
13.5.2Indicative LOM Production Schedule
The schedule is developed to Level-4 detail in Feasibility Study  and is linked to the Level-4 project schedule referenced in Section 19 (Economic Analysis). An indicative 5-year grouped LOM schedule is presented Table
13-9 below.
Table 13-9: Indicative Life-of-Mine Production Schedule

Period	Years	Ore (Mt)	Waste (Mt)	Total (Mt)	Strip	% Cu	Rec. Cu (kt)
Pre-production	−1 to 0	~2	~50	~52	~25.0	0.35	–
Years 1–5	1–5	~90	~150	~240	1.67	0.45	~340
Years 6–10	6–10	~90	~145	~235	1.61	0.42	~310
Years 11–15	11–15	~82	~114	~196	1.39	0.36	~233
LOM Total	15+	~264	~409	~673	1.55	0.41	883
Effective date: 30 June 2026

13.5.3  Transition Milestones
•Year 3 — Turkey Creek pit start (sulphide feed).
•Year 5 — Blackard Stage 1 stripping commences (in preparation for native copper feed).
•Year 6 — Native copper circuit at concentrator commissioned; first Blackard native copper feed.
•Year 6–7 — Bedford and Lady Clayre satellite pits open.
•Year 8 — Scanlan Stage 1 stripping commences.
•Year 2030–2032 — Renewable energy contribution ramp-up; transition from Alliance contract mining to owner-operator mining fleet (see Section 18).
•Year 15 — End of steady-state processing; residual stockpile reclaim through Years 15+.
13.6Grade Control, Reconciliation and Ore Delineation
13.6.1Grade Control Method
Ore/waste delineation on operating benches will be delivered by a blast-hole sampling grade control system with on-bench portable XRF (pXRF) rapid assay and periodic laboratory confirmation:
•Blast-hole sample interval: 10 m × 10 m × 10 m (matches SMU);
•Sample production rate: ~200 blast-hole samples per day during full production;
•Field pXRF calibrated for Cu against laboratory AAS on a rolling 1-in-30 verification basis;
•Gold is not assayed during grade control because gold represents a small proportion (~5–7%) of total NSR value and its distribution is well-correlated with copper at Little Eva, Bedford and Lady
Clayre;
•Ore/waste boundaries are digitised in the mine planning system (Deswik) and issued as dig-plans to operators.
13.6.2Cut-off Grade Framework
Cut-offs are calculated on a Net Smelter Return (NSR) basis, converting head grade to a marginal $/t threshold accounting for metal price, recovery, treatment and refining charges, transport, royalties and mining/processing/G&A operating costs. Variable cut-offs by pit and ore zone are used, with the overall project-level marginal cut-offs summarised in Table 13-10 below:
Table 13-10: Cut-off Grade Framework by Ore Type

Ore Type	Marginal Cut-off	Basis
Sulphide ore (all deposits)	~0.17% Cu	NSR-based; 95% Cu recovery, 25% concentrate
Native copper ore (Blackard / Scanlan)	~0.25% Cu	Reflects 56% recovery in native flotation blend
Low-grade stockpile threshold	0.17% – 0.30% Cu	For potential end-of-mine reclaim
13.7Mining Dilution and Ore Loss
13.7.1Methodology
Mining dilution and ore loss have been assessed by regularising the geological block model to the 10 m × 10
m × 10 m Standard Mining Unit and comparing the regularised model to the source resource model. This deterministic method provides transparent, auditable ore-loss and dilution factors for each pit and does not double-count with the ore-loss/dilution already implicit in the SMU-scale block model.
Where the underlying resource block model already uses a 10 × 10 × 10 m block size (Little Eva), no additional dilution has been added at the model-to-SMU stage; a small edge-dilution allowance is applied during blast-movement modelling. For satellite deposits estimated on finer parent blocks, the model-to-SMU
Effective date: 30 June 2026

regularisation captures material dilution and ore loss, the Mining Dilution and Ore Loss by Deposit is shown in Table 13-11.
Table 13-11: Mining Dilution and Ore Loss by Deposit

Deposit	Method Applied	Dil. (Mt)	Dil. (%)	O.L. (Mt)	O.L. (%)	Notes
Little Eva	Blast-movement + edge dilution	~1.5	~1%	~1.0	~0.7%	Block model already at SMU
Turkey Creek	Model → SMU regularisation	3.9	~18%	2.5	~11%	Tabular geometry, sharp contacts
Blackard	Model → SMU regularisation	5.2	~7%	2.0	~2.5%	Folded stratigraphy, gradational native Cu zone
Scanlan	Model → SMU regularisation	~1.0	~12%	~0.5	~6%	Same domain as Blackard
Bedford	Model → SMU regularisation	~1.0	~25%	~0.5	~12%	Narrow geometry, proportionally higher losses
Lady Clayre	Model → SMU regularisation	~1.0	~17%	~0.5	~8%	Narrow, steeply- dipping
LOM Total	Weighted average	~13.6	~5% (LOM avg)	~7.0	~2.6% (LOM avg)	–
13.8Blasting, Drilling and Ancillary Mining Operations
•Blast-hole diameter: 200 – 250 mm production holes on a nominal 6.5 m × 7.5 m pattern in ore,
8.0 m × 9.0 m in waste. Powder factors 0.30 – 0.45 kg/BCM depending on rock unit.
•Explosives: bulk emulsion delivered by mobile manufacturing unit (MMU); ANFO in dry ground where economic.
•Pre-split: 90 – 165 mm holes on 1.0 m spacing along final walls where 70° – 80° bench faces are required.
•Blast movement modelling: recommended blast-by-blast to correct ore/waste boundaries post-
blast.
•Dewatering: perimeter pit dewatering by production bores and in-pit sumps; predicted mean LOM total pit inflow peak of 11,270 kL/day in 2033
•Waste rock dumps: engineered WRDs adjacent to each pit; ARD-classified material segregated and encapsulated in accordance with the geochemistry management plan
13.9Key Mining Risks to the Reserve
The QP has identified the following mining-related risks that could impact the declared Mineral Reserve if not actively managed, shown in Table 13-12:
Table 13-12: Key Mining Risks to the Reserve

#	Risk Description	L	C	Residual	Mitigation / Reference
R-01	Little Eva west wall depressurisation not achieved in soil / CFZ alluvium; reduced achievable IRA and additional stripping.	M	H	Medium	Horizontal drains and vertical dewatering bores; FEED-stage bore programme.
R-02	Actual bench-face angles achievable in Psammite below FS design 80°; berm loss increases strip ratio.	M	M	Medium	Trial blasts and pre-split QA during preproduction; blast movement modelling.
Effective date: 30 June 2026

#	Risk Description	L	C	Residual	Mitigation / Reference
R-03	Cabbage Tree Creek diversion and 1 in 1,000 AEP flood-protection at Little Eva delayed relative to mining sequence.	M	H	Medium	Critical-path management; permit- driven scheduling; interim engineered protections.
R-04	Native copper flotation recovery variability at Blackard and Scanlan.	M	M	Medium	Staged native Cu circuit commissioning (Year 6); variability testwork in FEED.
R-05	Peak-year 180 t truck fleet (up to 26) availability / delivery timing.	L	M	Low	Long-lead procurement; Alliance Partner fleet commitment; owner- operator transition (2032).
R-06	Alliance-to-owner-operator transition (2030–2032) not delivering forecast opex step-down.	M	M	Medium	POAP and contract transition plan; opex sensitivity in Section 19.
R-07	Copper price and AU$:US$ exchange rate below reserve reference (US$4.25/lb, 0.68).	M	H	Medium	Reserve prices are conservative vs long- term consensus; sensitivity in Section 19.
R-08	Ivy Ann included prematurely without economic support — noted as exclusion, not a risk to declared Reserve.	L	L	Low	Retained as Indicated Resource; separately optimised.
R-09	Hydrogeological uncertainty around Scanlan, Turkey Creek, Bedford and Lady Clayre pit inflows.	M	M	Medium	P50/P90 water balance; on-lease groundwater investigations; borefield staging.
13.10QP Statement — Mining Methods
Based on the Feasibility Study documentation, independent geotechnical work, the Alliance Partner engagement, the level of engineering definition consistent with AACE Class 3, and the operational readiness planning already in progress, the QP is of the opinion that the mining methods described in this Section 13, combined with the modifying factors described in Section 12, provide reasonable prospects for economic extraction of the declared Probable Mineral Reserves and satisfy the requirements of Regulation S-K 1300
§229.601(b)(96)(iii)(B)(13)(i–v).
14Processing and Recovery Methods
Section 229.601(b)(96)(iii)(B)(14)(i‐iv)
The processing method selected for the Eva Copper Project is conventional sulphide flotation with a staged introduction of gravity and magnetic pre-concentration circuits for native copper ore. The plant is designed initially to treat Little Eva and Turkey Creek sulphide ore, with the native copper circuits (for Blackard and
Scanlan feed) introduced later in the mine life as production transitions from the sulphide-dominant early years. The design nameplate throughput is 18 Mtpa, an increase from the 10.22 Mtpa assumed in the 2021
DFS. The process design criteria and overall process basis are documented in Section 10. The concentrator flowsheet comprises primary crushing, SAG and ball milling to a target grind size, sulphide flotation to a saleable copper concentrate, and dedicated regrind, gravity and flotation circuits for native copper feed.
14.1Metallurgical Recovery Performance
LOM blend cleaner flotation testing on the 75:25 Little Eva to Blackard native copper blend at 250 μm grind size achieved overall copper recovery of 75.3% at 25.0% Cu concentrate grade. Testwork confirms that the
+75 μm post-regrind screened native copper is recoverable by flotation, supporting the staged native copper processing strategy incorporated in the reserve estimate. Overall sulphide recoveries used in the reserve estimate are 95% for Little Eva and 88% to 95% for the other sulphide sources, with 56% recovery adopted for Blackard and Scanlan native copper material. Gold recovery averages 78% and reports predominantly to copper concentrate.
Effective date: 30 June 2026

Table 14-1: Design Recovery Assumptions Adopted for the Reserve

Feed Type	Cu Recovery (%)	Au Recovery (%)	Notes
Little Eva sulphide	95	78	Base case; largest single feed source
Turkey Creek sulphide	88–95	n/a	Cu-only, dependent on mineralogy
Blackard/Scanlan native Cu	56	n/a	Gravity + flotation blend circuit
Blackard/Scanlan sulphide (below native)	86	n/a	Behaviour similar to Turkey Creek
Bedford / Lady Clayre / Ivy Ann sulphide	88–95	78	Gold reports with copper concentrate
Commercial production is defined as sustained operation at nameplate throughput, concentrate grade meeting the planned minimum specification of 25% Cu, and copper recovery at or above approximately 90%
of designed performance for a sustained period. The design basis, materials of construction, availability targets and reagent regimes are consistent with current industry practice for copper sulphide/native copper concentrators of similar throughput and provide reasonable prospects for economic extraction of the declared Mineral Reserves
15Infrastructure
Section 229.601(b)(96)(iii)(B)(15)
The Eva Copper Project infrastructure comprises the process plant, Tailings Storage Facility (TSF), Waste Rock
Dumps (WRDs), operations and construction accommodation villages, on-site and off-site water supply and management, high-voltage power supply and distribution, roads, communications and administration facilities. The project also benefits from proximity to the Burke Developmental Road (8.5 km east), the Ernest
Henry water pipeline traversing the southern portion of the tenure, and MMG's Dugald River 220 kV power transmission corridor 11 km south of the plant site.
15.1Tailings Storage Facility
A single central TSF has been designed with an ultimate storage capacity of 300 Mt, configured as a two-cell starter (Stages 1 and 2) followed by single-cell downstream and centreline raises. The design has been developed consistent with ANCOLD guidelines. The consequence category is High A, and the emergency spillway is sized for the Probable Maximum Flood (PMF) with no additional freeboard credit taken.
Table 15-1: TSF Design Summary

TSF Aspect	Detail
Ultimate storage capacity	300 Mt
Configuration	Two-cell starter (Stages 1 & 2), single-cell raises thereafter
Storage life	Approximately 17 years
Ultimate footprint	511.6 ha
Raise method	Stage 2 downstream; centreline for subsequent raises
Number of raises	11
Maximum height	82 m
ANCOLD consequence category	High A
Emergency spillway sizing	PMF, no additional freeboard
The increase in TSF capacity and footprint beyond the current permit conditions requires an amendment of the Environmental Authority. Stage-storage scheduling is used to maintain Design Storage Allowance (DSA)
capacity, with each raise assumed complete and certified by 1 November of the relevant year.
15.2Power
The project power basis is a 33 kV connection at the EVAMP substation battery limit, backed by diesel thermal generation, with future integration of renewables planned. Average hourly demand is 65.3 MW, expected maximum demand is 68.4 MW and expected annual demand is 507 GWh. Facility availability is designed at 99.5% with black-start capability and no normal-operating load shedding. From 2030 to 2032, energy costs are projected to step down as renewable contribution increases and the alliance contract mining fleet transitions to owner-operator mining.
Effective date: 30 June 2026

15.3Water
Site water supply combines pit dewatering, TSF return water, mine-affected water storages, and make-up water from the on-lease graben aquifers. Under average (P50) conditions, required make-up water is about 4
GL/year (~127 L/s). Pit dewatering contributes on average 2.5 GL/year across the project life, ranging from
0.1 GL/year to 4.1 GL/year under the P50 scenario. On-lease groundwater supply is the preferred source in the Feasibility Study case in preference to a Sunwater pipeline connection, in order to improve the business case. Potable water is produced from two reverse osmosis (RO) plants at the villages with a combined installed capacity of 240 m3/day, of which up to 170 m3/day is consumed at the operations village and the remainder is pumped to the process plant and other infrastructure. Brine is combined with treated wastewater and returned to the process plant or used for dust suppression.
15.4Accommodation, Roads and Other Infrastructure
The Eva project has a planned construction accommodation village sized for peak construction workforce and a permanent operations village. Site roads connect the process plant to the pits, TSF and WRDs.
Communications, warehousing, workshops, administration buildings, fuel storage and explosives magazine facilities are included in the project execution scope.
The QP considers the current infrastructure design at Feasibility Study level is sufficient to support the declared Mineral Reserves, with FEED and construction work under way on site so support the operation.
Residual infrastructure risks are: (i) environmental permit amendment required for the enlarged TSF and updated site water balance; (ii) construction-schedule sensitivity of the Cabbage Tree Creek diversion at Little
Eva; and (iii) timing of renewable-energy integration to deliver the projected energy cost step-down from
2030.
16Market Studies
Section 229.601(b)(96)(iii)(B) (16) (i‐ii)
A market study has been completed to support the declaration of Mineral Reserves. The Eva Copper Project will produce a single copper concentrate grading approximately 25% Cu, with gold as a payable by-product.
Concentrate is planned to be trucked to Townsville for export. Copper concentrates are widely traded internationally through established smelter and trader networks, providing a well-developed market for the planned concentrate product.
Commodity Price Assumptions
Reserve reference prices adopted by the QP are US$4.25/lb Cu and US$1,941/oz Au, with an exchange rate of
AU$:US$ = 0.68. These assumptions have been applied in the Mineral Reserve estimate and are considered reasonable for the purpose of reserve declaration.
Table 16-1: Market Assumptions Adopted

Assumption	Reserve Case
Copper price (US$/lb)	4.25
Gold price (US$/oz)	1,941
Exchange rate (AU$:US$)	0.68
Concentrate grade (Cu %)	25 minimum
Payability terms	Industry standard for 25% Cu concentrate
Concentrate logistics	Truck to Townsville, export via port
Contracts and Marketing Status
Copper concentrate produced from the Eva Copper Project is covered by a binding five-year offtake agreement with Glencore, providing an established route to market for concentrate production. Commercial terms incorporated in the Mineral Reserve estimate and economic analysis include payable-metal assumptions, treatment and refining charges, logistics costs and other terms consistent with the executed offtake arrangement and prevailing market conditions.
Concentrate characterisation and metallurgical testwork indicate that no deleterious elements are present at levels expected to materially impact concentrate marketability or attract significant penalties.
The QP is satisfied that the market assumptions used in the Mineral Reserve estimate are reasonable and supportable, and that a market exists for the planned copper concentrate product.
Effective date: 30 June 2026

17Environmental Studies, Permitting and Plans, Negotiations or Agreements
with Local Individuals or Groups
Section 229.601(b)(96)(iii)(B) (17) (i‐vii)
The Eva Copper Project holds an Environmental Authority (EA EPML00899613) granted 23 October 2024 by the Queensland Department of Environment and Science. The current EA permits construction-related activities under the existing project envelope. An amendment to the EA is required to align the permitted envelope with the Feasibility Study preferred single go-forward configuration, including the enlarged 300 Mt
TSF, revised site water management, updated closure landform assumptions, and the Cabbage Tree Creek diversion at Little Eva.
Baseline Environmental Studies
Extensive baseline environmental studies have been completed to support permitting including: air quality and dust, noise and vibration, surface water hydrology, groundwater hydrogeology, aquatic ecology, terrestrial flora and fauna, cultural heritage, geochemistry and Acid Rock Drainage (ARD) characterisation, and rehabilitation and mine closure. Reports were originally prepared by AARC (2007, 2008, 2011, 2019) and updated as part of the current Feasibility Study.
Community, Social and Cultural Heritage
The project reports low social and community risk with strong local and regional support. Compensation agreements are in place with the pastoral landholders (Mt Roseby Homestead and Coolullah Homestead), and a Native Title agreement is in place with the Kalkadoon People governing conduct and compensation for future mining activities. The project also benefits from state support including funding under the Mount Isa
Mining Acceleration Program.
Mine Closure and Financial Assurance
A conceptual mine closure and rehabilitation plan is included in the Feasibility Study, addressing pit closure landforms, TSF closure with cover systems consistent with ANCOLD guidance, WRD reshaping and revegetation, infrastructure demolition, and post-closure monitoring. A Progressive Rehabilitation and
Closure Plan (PRCP) will be lodged and financial assurance (Estimated Rehabilitation Cost, ERC) provided to the Queensland Department of Resources in accordance with the Mineral and Energy Resources (Financial
Provisioning) Act 2018.
Table 17-1: Permitting and Approvals Status Summary

Approval/Instrument	Status	Notes
Environmental Authority (EA EPML00899613)	Granted 23 Oct 2024	Major amendment required for FS configuration
Mining Leases (ML90162–90166)	Granted	Cover core resource footprint
Ivy Ann tenure (EPM 25760, King)	Held	Not in reserve mine plan
Native Title agreement (Kalkadoon)	In place	Compensation and conduct terms agreed
Pastoral compensation agreements	In place	Mt Roseby and Coolullah homesteads
PRCP / ERC (financial assurance)	In progress	To be finalised prior to construction
Water allocation / take	Under negotiation	On-lease borefield preferred over Sunwater
Residual permitting risks include: (i) timing and outcome of the EA major amendment for the enlarged TSF, updated water management and revised closure assumptions; (ii) alignment of the Cabbage Tree Creek diversion and 1 in 1,000 AEP flood-protection works with regulator expectations; and (iii) finalisation of on-
lease groundwater take allocations. The QP considers these to be manageable through the project execution schedule and does not consider them to invalidate the current reserve case.
Effective date: 30 June 2026

18Capital and Operating Costs
Section 229.601(b)(96)(iii)(B) (18) (i‐ii)
The capital and operating cost estimates supporting the Mineral Reserve are AACE Class 3 estimates.
Costs have been benchmarked against Harmony's internal cost database and against contractor pricing obtained during Feasibility Study execution.
18.1Operating Cost Estimate
The operating cost estimate for the Eva Copper Project has been prepared to an AACE International
Class 3 level of accuracy (±15%), consistent with the Feasibility Study capital estimate, and is expressed in real  Australian dollars. Operating costs have been estimated from first principles for the mining, processing and general and administration (G&A) areas, supported by budget quotations for major consumables (power, reagents, grinding media, fuel, explosives), the alliance mining contract rates applicable in the early years, and Harmony owner-operator rates thereafter.
The estimate covers the full life-of-mine (LOM) production schedule of approximately 15 years, treating 264 Mt of Mineral Reserve at a nameplate throughput of 18 Mtpa. Operating costs are reported on three bases: (i) area operating costs (mining, processing, G&A); (ii) off-site costs
(concentrate treatment and refining charges, concentrate transport and realisation); and (iii) unit cash costs (C1) and all-in sustaining costs (AISC) net of the gold by-product credit. The point of reference for the operating cost is the delivery of run-of-mine ore to the processing plant, consistent with the Mineral Reserve reference point (Section 12).
Operating costs step down over the period 2030–2032 as the contribution of renewable energy to the power supply increases and as mining transitions from the initial alliance contract to Harmony owner-operator execution. Costs exclude capital expenditure (reported in Section 18 capital), closure and rehabilitation (reported in Section 17), and income tax (reported in Section 19).
Operating cost coverage includes mining, processing, general and administration (G&A) and non-
production costs. The commercial production declaration is tied to achievement of process plant nameplate throughput, concentrate quality and recovery performance. From 2030 to 2032 operating costs step down because of the increasing renewable-energy contribution and the transition from alliance contract mining to owner-operator mining.
Table 18.1: Life-of-mine physical basis

Physical parameter	Unit	LOM value
Total material mined	Mt	673
– Ore mined / milled	Mt	264
– Waste mined	Mt	409
Strip ratio	w:o	1.55:1
Head grade – copper	% Cu	0.41
Head grade – gold	g/t Au	0.07
Average copper recovery	%	~82
Recovered copper	kt	883
Payable gold (by-product)	koz	~275
Nameplate throughput	Mtpa	18
Life of mine (processing)	years	~15
18.2Operating cost summary
The life-of-mine (LOM) operating costs are summarised in Table 18-2. Total production operating costs (mining, processing and general and administration) are estimated at AU$ 5,796 M (AU$ 23.0 per tonne milled), and total operating costs including non-production and metal-conversion
(treatment, refining and concentrate transport) costs are AU$ 7,439 M, equivalent to AU$ 29.5 per tonne milled or US$ 2.65 per pound (US$ 5,842 per tonne) of copper produced.
Effective date: 30 June 2026

Table 18.2: Total production and non-production operating costs

Cost area	AU$ M	AU$/t milled	US$/lb Cu
Mining	2,413	9.7	0.90
Processing	2,610	10.2	0.94
General & administration	773	3.1	0.28
Total production	5,796	23.0	2.13
Non-production (royalties, compliance)	685	2.7	0.25
Metal conversion (TC/RC, transport)	958	3.8	0.27
Total operating cost	7,439	29.5	2.65
Sustaining capital	616	—	0.23
Net gold sales credit	(666)	—	(0.23)
All-in sustaining cost (AISC)	7,389	—	2.65
18.3Fixed and variable costs
Of the total production operating cost, fixed costs average approximately AU$ 143 M per annum
(36% of production operating cost, or AU$ 8.2 per tonne milled) and comprise Harmony employee costs, employee-related costs (medicals, training, accommodation and fly-in fly-out aviation and mobilisation) and general administration and management. Variable costs average approximately
AU$ 257 M per annum (64%, or AU$ 14.8 per tonne milled) and comprise reagents and chemicals, power, diesel and oil, mining and processing consumables and spares, and external (alliance contractor) mining services.
Production operating costs step down over the period 2030–2032 as the renewable-energy penetration (REP) of the hybrid power station increases from ~40% to ~80% (with the addition of 84
MW of wind generation) and as mining transitions from the Thiess alliance contract to Harmony owner-operator. This eliminates approximately AU$ 40 M of alliance equipment costs, AU$ 15 M of alliance margin and a net AU$ 25 M of diesel firming-power costs per annum; replacement owner-
operator equipment is reflected in approximately AU$ 30 M per annum of finance-lease principal and interest over the balance of the LOM.
18.4Mining operating costs
Mining is by conventional open-pit methods across the reserve pits, undertaken via a Thiess alliance mining contract for the first five years of operation (2027–2031) before transitioning to Harmony owner-operator from 2032. The mining cost estimate was developed from contractor pricing (Thiess)
and consultant input (Xenith) based on the mine production schedule and estimated equipment operating hours. The principal cost drivers are labour (28%), the alliance mining contractor (21%) and diesel (22%). The LOM mining operating cost is AU$ 2,413 M, equivalent to AU$ 3.9 per tonne of total material moved.
Table 18-3: Mining operating costs summary

Cost area	LOM (AU$ M)	AU$/TMM t
Labour	665	1.1
Mining contractor (alliance)	504	0.8
Diesel	547	0.9
Maintenance	317	0.5
Explosives	245	0.4
Fixed overheads	136	0.2
Total mining	2,413	3.9
Equipment finance lease (non-opex)	316	0.5
Effective date: 30 June 2026

18.5Processing operating costs
Ore is treated in a single central concentrator (nameplate ~18 Mtpa) comprising crushing, SAG and ball-mill grinding, copper flotation, regrind and concentrate filtration, with a native-copper circuit
(including sulphidiser addition) blended from 2032. The processing cost estimate was developed by
Ausenco from the process design criteria and mass balance. The principal cost driver is power (53%), followed by maintenance (14%) and labour (12%). The LOM processing operating cost is AU$ 2,610 M
(AU$ 10.2 per tonne milled).
Table 18-4: Processing operating cost summary

Cost area	LOM (AU$ M)	AU$/t milled
Power	1,380	5.4
Maintenance	356	1.4
Labour	310	1.2
Reagents	243	0.9
Grinding media	241	0.9
Fixed overheads	81	0.3
Total processing	2,610	10.2
18.6General and administration costs
General and administration (G&A) costs relate to support services and operational management, including aviation and employee mobilisation, accommodation, environmental management, health and safety, and commercial and stakeholder relations. The principal driver is fly-in fly-out charter flights and village operation (46%). The LOM G&A cost is AU$ 773 M (AU$ 3.1 per tonne milled).
Table 18-5: General and administration operating cost summary

Cost area	LOM (AU$ M)	AU$/t milled
Charter flights	198	0.8
Village operation	158	0.6
Labour	170	0.7
General	157	0.6
Insurance	55	0.2
Power	35	0.1
Total G&A	773	3.1
Non-production and metal-conversion costs
Non-production and metal-conversion costs comprise treatment and refining charges, concentrate transport, royalties and environmental and legislative compliance.
Treatment and refining charges (TC/RC). Under the five-year offtake agreement with Glencore, TC and RC are set at the annually negotiated benchmark. The estimate assumes a treatment charge of
US$ 75 per tonne of dry concentrate and a refining charge of US$ 0.075 per pound of payable copper.
Concentrate transport. Concentrate is sold on a Free Carrier (FCA) basis; a freight roll-back component of approximately AU$ 98 per wet metric tonne (road to Townsville, inclusive of stevedoring and a Queensland road-user levy) plus US$ 35 per wet metric tonne (ocean freight to an equivalent major Asian smelter) is included. Together, TC/RC and concentrate transport (metal conversion) total AU$ 958 M (AU$ 3.8 per tonne milled).
Royalties. Current ad valorem royalties on concentrate sold total ~AU$ 685 M over the LOM, to the royalty owners as set out in Table 18-6.
Effective date: 30 June 2026

Table 18-6: Royalties payable summary

Royalty	Rate and basis
Queensland Government	Cu 5% of payable copper (less 20% if processed in QLD); Au 5% of payable gold
MMG (Pasminco)	1.5% NSR – parts of Little Eva, Bedford, Lady Clayre
MMG (Pasminco) / Lake Gold	1.5% NSR – parts of Little Eva, Bedford, Lady Clayre; all Blackard and Turkey Creek
CMMC	Up to US$ 30 M on 10% of incremental revenue above USD 3.8/lb Cu
Kalkadoon	0.22% of net smelter revenue
Environmental and legislative compliance. Compliance costs comprise environmental offset purchases (~AU$ 2 M) and the fee to maintain the Environmental Rehabilitation Contribution (ERC)
financial-assurance bond (0.7% bond fee on the LOM assurance amount). No Safeguard Mechanism
(NGER Act) compliance cost is assumed; if applicable, the potential LOM impost is estimated at AU$
30–60 M.
18.7Unit cash cost and all-in sustaining cost
The total unit operating (C1) cost, net of the gold by-product credit, is US$ 2.65 per pound (US$ 5,842 per tonne) of copper produced. Adding LOM sustaining capital of AU$ 616 M and deducting net gold sales revenue of AU$ 666 M gives an all-in sustaining cost (AISC) of AU$ 7,389 M, equivalent to US$
2.65 per pound (US$ 5,835 per tonne) of copper produced. At the reserve reference copper price of
US$ 4.25 per pound, this AISC equates to an AISC margin of approximately 39%, consistent with the margin reported in the economic analysis (Section 19).
18.8Royalties and by-product credit
Gold reports to the copper concentrate as a payable by-product. The gold by-product credit of approximately AU$666 M over the life of mine (based on approximately 275,000 payable ounces at the reserve gold price of US$1,941/oz and an exchange rate of AU$/US$ 0.68) is credited against operating cost in deriving the C1 cash cost. Royalties – comprising the Queensland State ad valorem royalty (2.5–5.0% of value) and the private net smelter return royalties (~5% average on the reserve)
– are estimated at approximately AU$685 M over the life of mine and are included in the all-in sustaining cost (Section 18) and the economic analysis (Section 19).
18.9Capital Cost Estimate
The capital cost estimate for the Eva Copper Project was prepared as part of the Feasibility Study to an AACE International Class 3 level of accuracy (±10–15%).  The estimate was compiled from a combination of budget vendor quotations for major equipment, first-principles quantity take-offs from the feasibility engineering, benchmarked unit rates for bulk earthworks, concrete and structural, mechanical, piping, electrical and instrumentation works, and Harmony owner’s cost estimates. It includes an appropriate contingency determined by probabilistic (Monte Carlo) risk analysis of the estimate.
Capital is presented in three categories: (i) construction (initial) capital required to design, procure and construct the process plant and associated infrastructure to the point of commercial production;
(ii) mining pre-production capital (pre-strip); and (iii) life-of-mine (LOM) sustaining capital incurred after commercial production to sustain the operation. Pre-commercial-production operating costs, net of incidental revenue earned during commissioning and ramp-up, are combined with construction and pre-strip capital to derive the total pre-commercial-production (PCP) investment – the total funding required to bring the Project to commercial production. Final reclamation (closure) capital is reported separately.
18.10Capital cost summary
The life-of-mine capital cost estimate is summarised in Table 18-7. The total pre-commercial-
production investment is AU$1,646 M, comprising AU$1,600 M of construction capital, AU$222 M of mining pre-strip and net AU$(176) M of pre-commercial-production operating cost less incidental pre-production revenue. The maximum cumulative negative cash flow (peak funding requirement)
Effective date: 30 June 2026

during construction is AU$1,633 M. Life-of-mine sustaining capital is AU$616 M and final reclamation capital is AU$94 M.
Table 18.7: Capital Cost Summary (AU$ M)

Capital category	LOM (AU$M)
Construction (initial) capital	1,600
Mining pre-strip	222
Pre-commercial-production operating costs	250
Less: pre-commercial-production revenue (incidental)	-428
Total pre-commercial-production (PCP) investment	1,646
Memo: maximum negative cash flow (peak funding)	1,633
Life-of-mine sustaining capital	616
Reclamation (closure) capital	94
18.11Mining pre-production capital (pre-strip)
Mining pre-production capital of AU$222 M covers the capitalised cost of pre-strip waste mining undertaken before the declaration of commercial production to establish the initial ore-exposure and mining faces in the starter pits. Pre-strip is undertaken by the Thiess alliance mining contractor under the same rates applied in the operating mining cost estimate (Section 18 operating costs / Section
13). Waste mined during the pre-production period is capitalised; ore mined and processed during commissioning contributes to the incidental pre-production revenue offset in the PCP investment build-up.
18.12Life-of-mine sustaining capital
Life-of-mine sustaining capital of AU$616 M is incurred after commercial production to sustain the operation over the life of mine. The two principal components are the purchase of the mining mobile fleet on transition from the Thiess alliance contract to Harmony owner-operator in 2032
(approximately AU$254 M), and the progressive raising of the tailings storage facility over the life of mine to its ultimate 300 Mt capacity (approximately AU$265 M). The balance comprises sustaining plant and infrastructure capital and mobile-equipment major-component replacements. Sustaining mining fleet acquired on the transition to owner-operator is funded partly by finance lease; the associated lease principal and interest are reflected in the economic analysis (Section 19).
Table 18-8:  Life-of-mine sustaining capital

Sustaining capital component	LOM (AU$M)
Mining mobile fleet (owner-operator transition, 2032)	254
Tailings storage facility progressive raises	265
Sustaining plant, infrastructure and major replacements	97
Total life-of-mine sustaining capital	616
18.13Reclamation and closure capital
Reclamation (closure) capital of AU$94 M covers the cost of progressive and final rehabilitation, decommissioning and closure of the Project at the end of the life of mine, consistent with the conceptual closure and rehabilitation plan and the Progressive Rehabilitation and Closure Plan (PRCP)
described in Section 17. The associated financial-assurance (Environmental Rehabilitation
Contribution) bond fee is included in operating costs (Section 18 operating costs). Reclamation capital is incurred principally in the final years of, and immediately following, the production schedule.
Contingency and Class of Estimate
The capital estimate is an AACE Class 3 estimate consistent with a Feasibility Study level of engineering definition. Contingency has been developed on a probabilistic basis and is incorporated within the Provisions line of the capital summary. The QP considers the capital and operating cost estimates are prepared to a level of accuracy suitable for a reserve declaration under Regulation S-K
1300.
Effective date: 30 June 2026

19Economic Analysis
Section 229.601(b)(96)(iii)(B) (19) (i‐iv)
The economic analysis supporting the Mineral Reserve is a stand-alone discounted cash-flow (DCF) model prepared on an unlevered basis (except for mining-equipment lease principal and interest from 2032). Cash flows are built from annual cost methods linked to the level-4 project schedule using the Harmony internal market-guidance on long-term price estimates and the project discounting approach outlined in Section 12.
Table 19-1: Project Economic Results

Project Return Metric	Harmony Reserve Case
Undiscounted cashflow (AU$ M)	1,392
AISC margin (%)	39
NPV at 7% real, after tax (AU$ M)	121
IRR (%)	8
Payback period (years)	9.5
19.1Taxation and depreciation
The economic analysis is conducted on an after-tax basis. Australian corporate income tax is applied at 30%
(Australian Taxation Office). All construction and sustaining capital expenditure is capitalised as deductible capital expenditure under the Uniform Capital Allowance regime and depreciated for tax purposes using the diminishing-value method at an average rate of 13% per annum over a 15-year asset life. Depreciation for accounting purposes is calculated separately on a units-of-production basis.
Carried-forward tax losses of AU$211 M (comprising AU$137 M group losses, AU$42 M transferred losses and US$33 M pre-consolidated losses) and the AU$209 M written-down value of the Eva purchase-price tax asset have been applied against taxable income, under the guidance of the Harmony Australasia tax team.
Taxation is modelled in real terms and therefore excludes the impact of inflation on taxable income relative to original tax-asset values. The key taxation parameters are summarised in Table 19-2.
Table 19-2: Taxation assumptions

Parameter	Value	Source
Australian corporate tax rate	30%	ATO
Capital allowance regime	Uniform Capital Allowance	ATO
Depreciation method / rate	Diminishing value, ~13% p.a.	Deloitte
Asset life	15 years	Deloitte
Eva purchase-price written-down value	AU$209 M	Deloitte
Group losses	AU$137 M	Deloitte
Transferred losses	AU$42 M	Deloitte
Pre-consolidated losses	US$33 M	Deloitte
Total carried-forward losses applied	AU$211 M
19.2Capital cost inputs
The capital inputs to the economic model, per Section 18 are summarised in Table 19-3. Total pre-
commercial-production (PCP) investment is AU$1,646 M, comprising AU$1,600 M construction capital,
AU$222 M mining pre-strip and net AU$(178) M of PCP operating cost less incidental revenue. LOM sustaining capital is AU$616 M (principally mining-equipment purchase on transition to owner-operator,
AU$254 M, and progressive tailings-storage-facility construction, AU$265 M) and final reclamation is
AU$94 M.
Effective date: 30 June 2026

Table 19-3:  Capital cost summary

Capital item	LOM (AU$M)
Construction capital expenditure	1,600
Mining pre-strip	222
PCP operating costs	250
PCP revenue (incidental)	-428
Total PCP investment	1,646
Maximum negative cash flow (during construction)	1,633
Sustaining capital expenditure	616
Reclamation expenditure	94
19.3Economic results
The commodity-price scenarios are drawn from the Harmony Strategic Plan Parameters 2025-2026, supplemented by the CRU Copper Market Insights (2025) forecast. Each Harmony case defines a near-term copper price (applied over 2026–2033) that converges to a long-term real price from 2034 onward, reflecting the market’s expected return toward the long-run incentive price. The gold price and the Australian-dollar exchange rate are held at the reserve assumptions (US$1,941/oz and AU$:US$ 0.68) across the copper-price cases. The Mineral Reserve itself is estimated and declared at the Harmony Reserve price of US$4.25/lb copper, held flat in real terms across the life of mine – a deliberately conservative basis that sits below the
Harmony Mid, CRU and Harmony High cases. The price cases are set out in Table 19-4.
Table 19-4  Copper-price scenarios (US$/lb Cu)

Price case	Near term (2026–33)	Long term (2034+)
Harmony Low	4.04	3.65
Harmony Reserve (flat)	4.25	4.25
Harmony Mid (base case)	4.72	4.25
CRU	5.36	4.28
Harmony High	5.4	4.85
The economic results across the price scenarios are summarised in Table 19-5. The Mineral Reserve case, evaluated at the flat Harmony Reserve price of US$4.25/lb Cu, returns a positive after-tax NPV of AU$121 M at a 7% real discount rate, an internal rate of return of 8%, a payback period of 9.5 years and an AISC margin of 39%, confirming that the Mineral Reserve is economically viable. The analysis demonstrates robustness across scenarios, with the after-tax NPV ranging from AU$(236) M (Harmony Low) to AU$956 M (Harmony
High); the reserve case, using conservative flat reference prices, sits toward the lower end of this range and remains positive.
Table 19-5  Economic results by price scenario

Scenario	Undisc. CF (AU$M)	NPV @7% AT (AU$M)	IRR (%)	Payback (yr)	AISC margin (%)
Harmony Mid	1,743	361	11	6.5	40
Harmony High	2,908	956	16	5.5	47
Harmony Low	592	-236	4	11.5	31
Harmony Reserve	1,392	121	8	9.5	39
CRU	2,315	761	16	5.5	44
19.4Life-of-mine cash flow and net-present-value composition
The composition of the after-tax net present value (Harmony Mid case) is set out in Table 19-6, showing the discounted contribution of revenue, capital expenditure, operating expenditure and taxation. The LOM undiscounted income statement is summarised in Table 19-7. The Mineral Reserve case applies the flat reserve price to the same physical and cost basis, yielding the reserve-case results in Table 19-5
(undiscounted post-tax cash flow AU$1,392 M; after-tax NPV AU$121 M).
Effective date: 30 June 2026

Table 19-6  Net present value composition – Harmony Mid case

Component	NPV contribution (AU$M)
Revenue	5,989
Less: operating expenditure	-3,567
Less: capital expenditure	-1,748
Less: taxation	-314
After-tax NPV (7% real) – Harmony Mid	361
Table 19-7  Life-of-mine income statement – Harmony Mid case

Line item	LOM (AU$M)
Gross revenue	12,802
Less: realisation (TC/RC, transport)	-991
Net revenue	11,811
Less: cash production costs	-6,258
Less: cash non-production costs (royalties, compliance)	-723
EBITDA	4,850
Less: depreciation & amortisation	-2,361
EBIT	2,489
Less: interest (equipment lease)	-63
Less: income tax	-719
Net profit after tax	1,708
19.5Sensitivity Analysis
A deterministic point-estimate sensitivity analysis was undertaken on the key value drivers. The Project is most sensitive to the copper price and exchange rate, with the after-tax NPV varying by approximately
±AU$600 M between the Harmony Low and High price cases. Key sensitivities are:
•Commodity price and exchange rate are the dominant value drivers; the NPV remains positive
(AU$121 M / 8% IRR) at the flat Harmony Reserve prices of US$4.25/lb Cu and US$1,941/oz Au. A sustained strong AU$ (0.75) reduces NPV by AU$328 M.
•A LOM average copper price of US$5.06/lb is required to deliver a 15% IRR; the breakeven-NPV copper price is US$4.12/lb.
•A 15% overrun in construction capital (~AU$240 M) reduces the NPV by 47% (~AU$170 M) – a similar impact to a sustained 15% increase in LOM mining costs.
•Copper-recovery uncertainty (95% confidence interval from metallurgical testwork) yields an NPV range of –AU$151 M to +AU$131 M.
19.6Copper-recovery sensitivity
Metallurgical recovery is, after commodity price and exchange rate, the most significant driver of project economics, because it converts directly into payable metal and hence revenue. The life-of-mine average copper recovery adopted for the reserve is 82.4%, comprising 95% for Little Eva primary sulphide, 88–95% for other sulphide sources, 86–88% for the sulphide zone beneath the native copper, and 56% for the Blackard and Scanlan native-copper flotation blend. Applied to 1,072 kt of contained copper, this yields approximately
883 kt of recovered copper and, after payable-metal deductions, approximately 852 kt of payable copper.
The copper-recovery sensitivity has been assessed using the 95% confidence interval derived from the metallurgical testwork programme (145 flotation tests at Little Eva and 410 flotation tests on the native-
copper deposits across 25 testwork campaigns). This confidence interval, applied across the life-of-mine feed blend, produces an after-tax NPV range of approximately –AU$151 M to +AU$131 M about the reserve-case
Effective date: 30 June 2026

NPV of AU$121 M. The sensitivity cases tested are outlined in Table 19-8. Ongoing test work, blending and flowsheet optimisation work is currently under way to to mitigate recovery downside scenarios.
Table 19-8 Copper recovery sensitivity analysis

Copper-recovery case	LOM avg Cu recovery	Approx. recovered Cu	After-tax NPV (AU$M)
Testwork 95% CI – low	~78%	~836 kt	-30
Reserve case (adopted)	82.000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000000	883 kt	121
Testwork 95% CI – high	~86%	~922 kt	252
19.7Economic viability conclusion
On the basis of the discounted cash-flow analysis, the QP concludes that extraction of the Eva Copper Project
Mineral Reserve is economically viable under reasonable investment and market assumptions. Evaluated at the conservative flat Harmony Reserve price of US$4.25/lb Cu, the Mineral Reserve returns a positive after-
tax NPV of AU$121 M at a 7% real discount rate, an IRR of 8% and an AISC margin of 39%, satisfying the requirement of S-K 1300 §229.1302(e)(3) for the demonstration of economic viability of Probable Mineral
Reserves. The result is robust across the range of price scenarios tested, and the taxation analysis has been prepared in accordance with the Uniform Capital Allowance regime at the 30% Australian corporate tax rate.
Effective date: 30 June 2026

20Adjacent properties
Section 229.601(b)(96) (iii)(B) (20) (i‐iv)
20.1Mining Properties (Regional)
Mount Isa was established on the discovery of world-scale copper-zinc-lead deposits in 1923. A major mining complex and a city of 22,000 people have grown on the site in the last 94 years, with multiple open pit and underground mines, smelters, mills and flotation plants, and a sulphuric acid plant. The town hosts many mining suppliers and service organisations and has a deep pool of skilled mining industry people. Mt. Isa has two electric power generators supplied by a natural gas pipeline from South Australia, an airport, rail, and other services.
Cloncurry was established much earlier than Mount Isa, in 1867, on the discovery of copper by Ernest Henry, and the town was founded in 1884.
There are numerous active mines in the area. In addition to Mount Isa, there are five major active mines:
Ernest Henry copper-gold mine owned by Evolution Mining; Lady Loretta lead-zinc-silver mine, owned by
Austral Resources Australia Ltd; Cannington silver-lead mine, owned by South 32; the Dugald River zinc-lead-
silver mine, owned by MMG; and the Mount Gordon copper-gold mine, owned by Capricorn Copper. All are major, internationally important mines.
Smaller operations (active or in care and maintenance) include Osborne copper-gold mine, owned by
Chinova; Mount Colin copper mine, owned by Breakthrough Minerals Limited, Lady Annie copper-gold mine, owned by Austral Resources Australia Ltd; Mount Cuthbert Copper mine, owned by Mt Cuthbert Resources;
Rocklands copper- gold mine, owned by Austral Resources Australia Limited; and Eloise copper-gold mine, owned by AIC Mines.
The only major closed mine is the Mary Kathleen Uranium mine.
20.2Mining Properties (Adjacent)
Mining properties that surround the Eva Project are predominantly EPMs held by the company. These properties cover a highly prospective north–south corridor with similar geology to that which hosts the
Project’s Mineral Resources, where numerous copper-gold mineralised prospects have been established and are being systematically explored. No additional Mineral Resources have as yet been defined.
The major Dugald River zinc-lead-silver mine owned by MMG is located 11 km south of the planned Eva
Copper Project mine site, within a ML surrounded by MLs and EPMs held by the Company. The mine was commissioned in November 2017. MMG indicates that the mine will process an average 1.7 Mt/a of ore, to initially produce 170,000 tonnes of zinc concentrate, plus by-products. The mine will operate over an estimated 25 years while the ore body remains open at depth. The mine is an underground operation accessed via declines. The asset has reported Resources for Zn, Pb, Ag, Au and Cu. Stratigraphy interpreted to be prospective for similar zinc mineralisation is identified within the tenure held by the Company surrounding the Dugald River Project.
Effective date: 30 June 2026

Figure 20-1: Adjacent Mining Properties and Major Mines around the Eva Copper Project

350000E
400000E
450000E
500000E
7800000N
7750000N
7700000N
7650000N
7600000N
Capricorn Copper
Eva Minesite
Mount Cuthbert
Kajabbi
Dugald River
Quamby
Barbara
Mount Margaret
George Fisher
Mount Isa Mines and Smelters
Mount Isa
Mary Kathleen
Rocklands
Cloncurry
Wynberg
Wallace
Mt Colin
Eloise
Greenmount
Malbon
Kuridala
Mount Elliot/SWAN
Tick Hill
Mount Dore
Selwyn/ Starra Line
Cannington
Eva Project Tenure
Other CMMC EPM
Road / Highway
Railway
Powerline
Water Pipeline
Proposed CopperString Powerline
Regional Mines
Cu
Cu / Au
Au
Ag / Pb
Zn / Pb / Ag
P
U
0 10 20 30 40 km
31/03/2020 | 1:400,000 @ 165x225 | MGA94 Zone 54
CL2020007 EvaFeasibilityStudy

Effective date: 30 June 2026

20.3Non-Mining Properties
Immediate key local non-mining stakeholders associated with the Eva Copper Project are landowners, leaseholders, the Kalkadoon people, and state and local governments. They are:
•Landowner: Harold MacMillan (Mt. Roseby Homestead)
•Landowner: NAPCO (Coolullah Homestead)
•Kalkadoon people
•Commonwealth and Queensland State departments
•Cloncurry Shire Council.
Harmony and previous entities have been in continuous communication with the above stakeholders for many years. Refer to Section 4.4 regarding Pastoral Leases and Compensation Agreements with the four pastoral landholders for both the MLs and key areas of activity in the surrounding EPMs.
Effective date: 30 June 2026

21Other Relevant Data and Information
Section 229.601(b)(96)(iii)(B) (21)
No other relevant data or information is known to the QP.
Effective date: 30 June 2026

22Interpretation and Conclusions
Section 229.601(b)(96)(iii)(B) (22)
The QP has interpreted the mining basis of the Eva Copper Project Mineral Reserve as technically robust, economically supported, and code-compliant with SAMREC (2016) and Regulation S-K 1300. The declared
Probable Mineral Reserve of 264 Mt at 0.41% Cu (1,071 kt contained copper) and 155 Mt at 0.07 g/t Au (352 koz contained gold) is derived from a Life-of-Mine (LOM) plan for six open pits — Little Eva, Turkey Creek,
Blackard, Scanlan, Bedford and Lady Clayre. The plan supports approximately 15 years of steady-state processing at 18 Mtpa, with a peak annual total material movement of approximately 44 Mtpa and an LOM average strip ratio of 1.55 : 1. No Measured Mineral Resource has been declared; accordingly, all Mineral
Reserves are classified as Probable.
The reserve is the outcome of a mature technical study cycle that has integrated updated geological models, confirmatory and infill drilling completed by Harmony in 2023–2025, updated metallurgical testwork, an
AACE Class 3 capital and operating cost estimate, alliance-model mining contractor engagement (Thiess), independent mine planning peer review (AMC Consultants), and independent geotechnical work (Peter
O’Bryan & Associates and George Orr & Associates). The QP considers that the mining and modifying factors have been assessed to a level of engineering definition appropriate for the declaration of Probable Mineral
Reserves.
22.1Geology, Mineral Resources
The Eva Copper Project deposits comprise iron-oxide-copper-gold (IOCG) copper-gold deposits and metasediment-hosted native-copper (copper-only) deposits. The principal deposit, Little Eva, is a close analogue of the Ernest Henry deposit, with mineralisation dominated by chalcopyrite and subordinate bornite and chalcocite. The native-copper orebodies (Blackard and Scanlan) comprise native copper with copper-bearing hydrobiotite and an underlying sulphide zone. Mineralised zones trend broadly north–south and are moderately to steeply dipping. The Mineral Resource is reported inclusive of Mineral Reserves in
Table 11-24 (total Measured and Indicated 417 Mt at 0.41% Cu; Inferred 82 Mt at 0.38% Cu), from which the
Probable Reserve of 264 Mt is drawn. The QP considers the geological models and Mineral Resource estimates sufficient to support the declaration and the further studies planned.
22.2Mining
The QP interprets the selected mining method — conventional drill-and-blast, load-and-haul open-pit mining on 10 m benches using two 550 t-class diesel-hydraulic excavators supported by a 120 t excavator, a 20 m³
front-end loader and up to twenty-six 180 t haul trucks — as appropriate for the deposit geometry and grade profile. The method is consistent with contemporary practice at similar-scale low-grade copper operations in
North West Queensland and is supported by benchmark pricing from a Tier-1 alliance mining contractor.
The four-stage development at Little Eva, together with multi-stage development at Blackard, Turkey Creek and Scanlan, delivers a stripping profile consistent with the peak 44 Mtpa fleet capacity and provides ore-
blending flexibility across the sulphide and native-copper streams. The QP is satisfied that the ramp geometry
(34 m two-lane / 20 m single-lane, 1 : 10 gradient) is adequate for the 180 t truck class, and that pit-slope design parameters, informed by 2023–2024 geotechnical drilling, laboratory testing and stability analyses, are appropriate for the reserve case. A December 2025 pit-design review identified minor changes to the
Little Eva pit shell that are being progressed under FEED readiness and are not considered material to the reserve declaration.
22.2.1Key mining conclusions
•The mining method and equipment fleet are appropriate, benchmarked and independently peer-
reviewed.
•The LOM plan supports 18 Mtpa concentrator feed for approximately 15 years of steady-state operation.
•Pit-slope design is supported by 2023–2024 geotechnical drilling, laboratory testing and slope-
stability analyses.
•Grade control by blast-hole sampling with bench-mounted pXRF (~200 samples per day) is fit-for-
purpose for the 10 m × 10 m × 10 m Standard Mining Unit.
Effective date: 30 June 2026

•NSR-based variable cut-off grades (project average ~0.17% Cu sulphide, ~0.25% Cu native copper)
are supportable and conservatively applied.
•Mining dilution (~5% LOM) and ore loss (~2.6% LOM) have been assessed transparently by SMU regularisation; no positive grade-control uplift has been assumed, and any such uplift remains project upside.
22.3Metallurgical Testwork and Mineral Processing
The QP interprets the metallurgical testwork as sufficient to support the reserve declaration. LOM blend cleaner flotation testwork on a 75:25 Little Eva : Blackard native-copper blend at 250 µm grind size achieved overall copper recovery of 75.3% at 25.0% Cu concentrate grade, confirming that the +75 µm post-regrind native copper is recoverable by flotation and supporting the staged native-copper processing strategy. Design copper recoveries adopted for the reserve — 95% (Little Eva sulphide), 88–95% (other sulphide sources), 56%
(Blackard/Scanlan native-copper flotation blend) and 78% Au — are consistent with current testwork outcomes and with the LOM feed blend.
The resulting life-of-mine average copper recovery is 82.4% (883 kt of copper recovered from 1,072 kt of contained copper), yielding approximately 852 kt of payable copper, with gold recovered at 78% for approximately 275 koz payable gold reporting to the copper concentrate. The QP is satisfied that the metallurgical recovery basis is grounded in current testwork, and is appropriate for a Feasibility Study level
Probable Reserve declaration.
Residual metallurgical uncertainties:
•Sulphide recovery at Blackard immediately below the native-copper zone (adopted 86–88%) is supported by pilot flotation but should be confirmed by ongoing testwork.
•Scanlan metallurgical response is inferred from mineralogical similarity to Blackard; further variability testwork is recommended during FEED.
•Concentrate marketability (deleterious-element penalties) will require ongoing characterisation as the mine sequences into the native-copper zones from Year 6 onward.
22.4Process Plant
The QP interprets the Feasibility Study process-plant design as adequate to support the declared reserve. The
18 Mtpa nameplate concentrator — comprising primary crushing, SAG and ball milling, sulphide flotation, and dedicated regrind, gravity and flotation circuits for native-copper feed — is consistent with industry practice for the throughput and mineralogy selected. Commercial production is defined by sustained nameplate throughput, a 25% Cu minimum concentrate grade and copper recovery at or above approximately 90% of design for a sustained period.
22.5Infrastructure
The Tailings Storage Facility (TSF) has been designed for 300 Mt of ultimate storage (511.6 ha footprint, 82 m maximum height, ANCOLD High A consequence category, PMF-sized emergency spillway) and is appropriate for the reserve life. Water supply combines pit dewatering, TSF return water, mine-affected water and on-
lease graben-aquifer groundwater, with an average P50 make-up requirement of approximately 4 GL/year;
predicted peak mean pit inflow of 11,270 kL/day in 2033 is defined by a numerical model history-matched to a 2024 hydraulic dataset.
Power supply is designed at 65.3 MW average / 68.4 MW maximum demand (507 GWh/year), with renewable-energy integration planned from 2030. Key conclusions: the process-plant design supports the declared recoveries and concentrate specification; the TSF design supports the reserve life, with the
Environmental Authority amendment being the critical enabling activity; the water-supply strategy is defensible under P50 conditions with P90 sensitivity captured in the water balance; and the power basis is credible, with the 2030–2032 renewable integration captured as an economic sensitivity rather than reserve upside.
Effective date: 30 June 2026

22.6Environmental, Permitting, and Social Considerations
The QP interprets the environmental, permitting and social basis of the Reserve as materially advanced but with an active permit-amendment work stream in progress. The project holds Environmental Authority EA
EPML00899613 (granted 23 October 2024) permitting current construction-related activities.
Baseline environmental studies, cultural heritage engagement with the Kalkadoon People (Native Title party), compensation agreements with the Mt Roseby and Coolullah pastoral landholders, and community engagement are all mature. The project reports low social and community risk and benefits from state support including funding under the Mount Isa Mining Acceleration Program. A conceptual mine closure and rehabilitation plan is included in the Feasibility Study, and the Progressive Rehabilitation and Closure Plan
(PRCP) with associated Estimated Rehabilitation Cost (ERC) is being finalised for lodgement with the
Queensland Department of Resources.
22.7Capital and Operating Costs
The economic analysis demonstrates that the Feasibility Study mine plan produces a positive NPV, positive
IRR and reasonable AISC margin at the reserve reference metal prices, using AACE Class 3 capital and operating cost estimates and Feasibility Study level modifying factors. Total pre-commercial-production investment is AU$1,646 M, LOM sustaining capital is AU$616 M, and LOM operating cost is AU$7,439 M
(AU$29.5/t milled; US$2.65/lb Cu). Accordingly, the QP is of the opinion that the declared Mineral Reserves are supported by a demonstrably economic mine plan and satisfy the requirements of Regulation S-K 1300
§229.1302(e)(2)-(3)) for the declaration of Probable Mineral Reserves as of the effective date. Residual cost-
related risks — copper price and AU$:US$ exchange-rate sensitivity, construction-capital discipline, hydrogeological uncertainty on the satellite pit inflows, and permit-driven schedule risk on the enlarged TSF and Cabbage Tree Creek diversion — do not invalidate the current reserve case but must be actively managed through FEED and execution readiness.
22.8Economics
22.8.1QP Interpretation of Reserve Sensitivities
The economic evaluation is a stand-alone, unlevered, after-tax discounted cash-flow analysis in real 2024
Australian dollars at a 7% real discount rate. At the conservative flat Harmony Reserve prices of US$4.25/lb
Cu and US$1,941/oz Au (AU$:US$ 0.68), the Mineral Reserve returns a positive after-tax NPV of A$121 M, an
IRR of 8%, a payback period of 9.5 years and an AISC margin of 39%, confirming economic viability. At
Harmony mid-case prices the after-tax NPV increases to AU$361 M, the IRR to 11% and payback shortens to
6.5 years; across the tested price scenarios the after-tax NPV ranges from AU$(236) M (Harmony Low) to
AU$956 M (Harmony High), with the reserve case sitting toward the lower end and remaining positive.
Recovery is a primary economic driver and has been expressly evaluated. The economics are underpinned by the life-of-mine average metallurgical recovery of 82.4% copper (883 kt recovered / 852 kt payable from
1,072 kt contained) and 78% gold (275 koz payable). NPV is most sensitive to copper price and the A$:US$
exchange rate, followed by copper recovery and construction capital: a 15% construction-capital overrun
(~AU$240 M) reduces NPV by approximately 47% (~A$170 M), and copper-recovery uncertainty (the 95%
confidence interval from metallurgical testwork) produces an after-tax NPV range of approximately –AU$151
M to +AU$131 M. A LOM average copper price of US$5.06/lb is required to deliver a 15% IRR, and the breakeven-NPV copper price is US$4.12/lb. The QP concludes that the reserve tonnes, grade and contained metal do not materially change under reserve-price sensitivity, but that project economic value is exposed to commodity price, exchange rate, copper recovery and capital-cost discipline. These sensitivities are appropriate for a Feasibility Study level Probable Reserve and are consistent with S-K 1300 disclosure expectations
22.8.2QP conclusion on sensitivities
The QP considers that the reserve tonnes, grade and contained metal do not materially change under reserve-price sensitivity but that project economic value is exposed to commodity price, exchange rate and capital cost discipline. These sensitivities are appropriate for a Feasibility Study level Probable Reserve and are consistent with SK-1300 disclosure expectations.
Effective date: 30 June 2026

22.9Consolidated Mining Reserve Risk Register
The QP has consolidated the key mining-related risks to the reserve into a single register, assessing each for likelihood, consequence and residual criticality after planned mitigations (Table 22-1). The highest residual risks (all Medium after mitigation) are: Little Eva west-wall depressurisation in soil/CFZ alluvium (R-01);
Cabbage Tree Creek diversion and flood-protection timing (R-03); native-copper flotation-recovery variability at Blackard and Scanlan (R-04); the alliance-to-owner-operator transition delivering the forecast operating-
cost step-down (R-06); commodity-price and exchange-rate exposure below the reserve reference (R-07);
and hydrogeological uncertainty on the Scanlan, Turkey Creek, Bedford and Lady Clayre pit inflows (R-09).
The highest metallurgical risk is potential recovery issues that may have a significant impact on the project.
None of the residual risks is considered by the QP to invalidate the declared Probable Mineral Reserve.
Table 22-1. Risk register for key risks to the project.

#	Risk Description	L	C	Residual	Mitigation / Reference
R-01	Little Eva west wall depressurisation not achieved in soil / CFZ alluvium; reduced achievable IRA and additional stripping.	M	H	Medium	Horizontal drains and vertical dewatering bores; FEED-stage bore programme.
R-02	Actual bench-face angles achievable in Psammite below FS design 80°; berm loss increases strip ratio.	M	M	Medium	Trial blasts and pre-split QA during preproduction; blast movement modelling.
R-03	Cabbage Tree Creek diversion and 1 in 1,000 AEP flood-protection at Little Eva delayed relative to mining sequence.	M	H	Medium	Critical-path management; permit- driven scheduling; interim engineered protections.
R-04	Native copper flotation recovery variability at Blackard and Scanlan.	M	M	Medium	Staged native Cu circuit commissioning (Year 6); variability testwork in FEED.
R-05	Peak-year 180 t truck fleet (up to 26) availability / delivery timing.	L	M	Low	Long-lead procurement; Alliance Partner fleet commitment; owner- operator transition (2032).
R-06	Alliance-to-owner-operator transition (2030–2032) not delivering forecast opex step-down.	M	M	Medium	POAP and contract transition plan; opex sensitivity in Section 19.
R-07	Copper price and AU$:US$ exchange rate below reserve reference (US$4.25/lb, 0.68).	M	H	Medium	Reserve prices are conservative vs long- term consensus; sensitivity in Section 19.
R-08	Ivy Ann included prematurely without economic support — noted as exclusion, not a risk to declared Reserve.	L	L	Low	Retained as Indicated Resource; separately optimised.
R-09	Hydrogeological uncertainty around Scanlan, Turkey Creek, Bedford and Lady Clayre pit inflows.	M	M	Medium	P50/P90 water balance; on-lease groundwater investigations; borefield staging.
R-10	Recovery lower than expected process plant recoveries	M	H	High	Maintain consistent monitoring of plant feed and ongoing testing to ensure blend conformance.
R-11	Inconsistent ore blending affecting process plant performance	M	H	Medium	Develop and maintain procedure for ore blending.
R-12	Changes in mine plan/mill feed impacting the process design criteria	M	H	Medium	Develop optimum mine plant to limit changes moving forward.
R-13	Variable comminution characteristics for Turkey Creek ore limiting throughput	M	H	Medium	Conduct additional testing to increase confidence in mill schedule. Allow provision for addition of transition ore to increase throughput.
R-14	Quality of Process plant water impacting plant performance	M	H	Low	Provide multiple sources of water to mitigate impact of quality from a single supply.
Effective date: 30 June 2026

23Recommendations
Section 229.601(b)(96)(iii)(B) (23)
23.1Mineral Resources and Mineral Reserves
Based on the mine planning work, geotechnical basis, metallurgical testwork, infrastructure design, capital and operating cost estimates, economic analysis, environmental and social work streams, and the consolidated risk register, the QP is of the opinion that:
•The Eva Copper Project Mineral Reserve is technically sound and code-compliant with SAMREC
(2016) and Regulation S-K 1300.
•Modifying factors have been assessed at a level of definition appropriate for a Probable Mineral
Reserve.
•The residual risks identified are quantified, manageable and disclosed.
•The reserve remains positive-NPV at reserve reference prices and improves materially at Harmony mid-case prices.
•No residual risk is considered to invalidate the declared reserve.
The QP therefore concludes that the mining basis of the Eva Copper Project reserve satisfies the requirements of Regulation S-K 1300 §229.601(b)(96)(iii)(B)(22) for the interpretation and conclusion of the
Mineral Reserve declaration as of the effective date of 30 June 2026.
Recommended next steps (no material additional expenditure is required to maintain the current reserve;
but the following supports optimisation and future resource-to-reserve conversion):
Resource conversion drilling: target drilling below and within the current pit designs to upgrade Inferred
Mineral Resources to the Indicated category.
Development drilling: at Little Eva, conduct grade-control-lead development drilling ahead of mining to improve confidence, support reserve definition, and optimise mining selectivity, including metallurgical, hardness and geotechnical sampling where appropriate.
Geotechnical studies: complete slope-stability investigations on the Blackard, Scanlan, Turkey Creek, Lady
Clayre and Bedford deposits to firm up pit-slope design parameters.
Blackard–Legend conversion: complete the geotechnical and metallurgical testwork in progress on the
Legend component of the Blackard–Legend Mineral Resource and incorporate the confirmatory drilling of the linking structures into an updated study, so that modifying factors can be applied and Legend assessed for reserve conversion.
Native-copper circuit: complete further native-copper circuit commissioning studies and testwork to maximise native-copper recovery and throughput (directly addressing the R-04 recovery-variability risk).
Tailings optimisation: further refine and optimise TSF Stages 2–4 for cost, construction schedule and potential capacity increases.
Permitting: progress the Environmental Authority amendment and any additional amendments required to support optimisation changes and potential additional reserve-conversion areas within the held tenure.
Dewatering: develop detailed pit-dewatering strategies for the Little Eva, Blackard, Scanlan and Turkey Creek
deposits.
Continue detailed mine design and execution-readiness planning in preparation for production.
Effective date: 30 June 2026

24References
Section 229.601(b)(96)(iii)(B) (24)
24.1References
The references cited in this TRS include the following:
AARC (2007). Roseby Copper Project, Environmental Impact Statement (EIS) Supplementary Report. (L2800).
AARC (2008). Roseby Copper Project, Environmental Impact Statement (EIS) Response to Information
Request. (L2800).
AARC (2011). Roseby Copper Project, Environmental Management Plan. (L3428). AARC (2019). Eva Project,
Ecology Report. (L10479)
ALS AMMTEC (2012a). Metallurgical Testwork conducted upon Copper Ore Samples from the Roseby Copper
Project for Altona Mining Limited Report A13828 September 2012. Perth: ALS AMMTEC. (L8464).
ALS AMMTEC (2012b). Quantitative Automated Mineralogical Analysis conducted on Five (5) Copper Core
Samples from the Roseby Project for Altona Resources (Project A14159). Perth: ALS AMMTEC. (L7842).
ALS AMMTEC (2012c). Quantitative Automated Mineralogical Analysis conducted on Two (2) Flotation Feed and Two (2) Flotation Tail Samples for Altona Resources (Project A13828). Perth: ALS AMMTEC. (L7844).
ALS Metallurgy (2016). Metallurgical Testwork conducted upon Turkey Creek and Little Eva Copper Ores.
Perth: ALS Metallurgy. (L9654).
Altona & Department of Natural Resources and Mines. (2017). Query to the Department of Natural
Resources and Mines, Queensland, about Water License requirements for the Little Eva Project. Queensland:
Altona & DNRM) (L9714).
Altona Mining Limited (Altona) (2014a). ALT2014004/005 Turkey Creek Drill Programme Completion Report.
Perth: Altona (L9719).
Altona (2014). Little Eva Mineral Resource Update. Perth: Altona (L9111).
Altona (2014a). Little Eva Geotechnical Review Version 2. Perth: Altona. (L5561). Altona (2014b). Little Eva
Geological Report. Perth: Altona (L9110).
Altona (2014b). Review of Little Eva Unconfined Compressive Strength Measurements. Perth: Altona.
(L9759).
Altona (2017). ALT2015009 Metallurgical Drilling Programme Completion Report. Perth: Altona (L9748).
Altona (2017). Detailed Metallurgical Review, Cloncurry Copper Project. Perth: Altona. (L9782). Altona (2017).
Detailed Metallurgical Review. Perth: Altona. (L978).
Altona (2017). Query to the Department of Natural Resources and Mines, Queensland, about Water License
Requirements for the Little Eva Project. Perth: Altona. (L9714).
AMML (2007a). Bond Ball Mill Work Index Tests on Little Eva Ore Samples for Universal Resources Limited.
Perth: AMML. (L2902).
AMML (2007b). AMML Interim Report 0013-2, Batch and Locked Cycle Flotation on Little Eva Ore Samples.
Sydney: AMML. (L2901).
AMMTEC (2006a). Comminution Testing Conducted Upon Samples from the Roseby Copper Project for
Universal Resources Limited, Report A10110. Perth: AMMTEC. (L1356).
AMMTEC (2007b). Comminution Testwork Conducted Upon Sulphide Composite Samples from the Little Eva
Copper Deposit (Roseby Copper Project) for Universal Resources Limited, Report A10997. Perth: AMMTEC.
(L2904).
Effective date: 30 June 2026

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25Reliance on information provided by the registrant
Section 229.601(b)(96)(iii)(B) (25)
In preparing this TRS, the QP relied upon information, analyses and technical work prepared by appropriately qualified subject matter experts in the disciplines of geology, mine planning, geotechnical engineering, hydrogeology, tailings management, metallurgy, environmental management, infrastructure and finance.
These specialist contributions included information relating to mining rights, surface rights, contractual agreements, historical operating expenditures, community relations and other matters.
The QP reviewed and accepted the work of these specialists and considers it reasonable and suitable for use in this TRS. Responsibility for the scientific and technical disclosure contained herein remains with the QP.